As filed with the Securities and Exchange Commission on January 19, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TOPSPIN MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	3845	510394637
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Global Park
2 Yodfat Street, Third Floor
North Industrial Area
Lod 71291
Israel
972-8-9200033
(Address and telephone number of principal executive office and principal place of business)

2711 Centerville Road, Suite 400
Wilmington, DE 19808
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert B. Murphy, Esq. Lauren C. Dougherty, Esq. Pepper Hamilton LLP Hamilton Square 600 14th Street, N.W. Washington, D.C. 20005 (202) 220-1200 Fax: (202) 318-6224	Benjamin Strauss, Esq. Pepper Hamilton LLP Hercules Plaza, Suite 5100 1313 Market Street P.O. Box 1709 Wilmington, DE 19899 (302)777-6500

Approximate date of proposed sale to the public:  As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to	Offering	Aggregate	Registration
Securities Being Registered	be Registered	Price per Share	Offering Price	Fee
Series 2 Warrants to Purchase Common Stock	25,000,000(1)	n/a(2)	n/a(2)	n/a(2)
6% Series A Convertible Bonds due November 30, 2009	50,000,000 NIS (3)	$0.12191(4)	$11,806,120.00(5)	$1,263.25
Common Stock	121,842,920(6)	$0.19835(7)	$4,958,750.00(8)(9)	$530.59
Total	50,000,000 NIS Series A Convertible Bonds 25,0000,000 Series 2 Warrants 121,842,920 Shares of Common Stock(10)	—	$16,764,870.00	$1,793.84

(1)	Consists of 25,000,000 Warrants to purchase 25,000,000 shares of Common Stock to be offered for sale by the selling security holders.

(2)	Pursuant to Rule 457(g), no additional fee is required as shares of Common Stock underlying the warrants are being registered for resale under this registration statement.

(3)	Consists of 50,000,000 NIS in Convertible Bonds to be offered for sale by the selling security holders. These Convertible Bonds are convertible into 96,842,920 shares of Common Stock. Under the conditions of the Trust Deed Agreement under which the Convertible Bonds were issued, TopSpin Medical, Inc. may require the Bondholders to convert into shares of Common Stock upon reaching certain financial milestones. The conversion into Common Stock is related to the market price of Common Stock on the Tel Aviv Stock Exchange at the time the milestone is reached. For the purpose of registering a reasonable number of shares, a market price of 0.5163 NIS (based on 0.5737 NIS, which is the average market price of one share of Common Stock during the period from December 12, 2005 to December 11, 2006 with a 10% discount, as required by the Trust Deed Agreement) has been used. Each 0.5163 NIS in Convertible Bonds will convert into one share of Common Stock, so that 50,000,000 NIS in Convertible Bonds will convert into 96,842,920 shares of Common Stock.

(4)	The Convertible Bonds are convertible into shares of Common Stock at a price of 0.5163 NIS for one share of Common Stock. For the purpose of calculating the proposed maximum offering price and the registration fee in U.S. dollars, we converted the price into dollars so that 0.5163 NIS equals $0.12191. This conversion rate is current as of January 5, 2007.

(5)	Equals 96,842,920, the total number of shares of Common Stock underlying 50,000,000 NIS in Convertible Bonds, multiplied by the proposed maximum conversion price of $0.12191.

(6)	Consists of 25,000,000 shares of Common Stock underlying 25,000,000 Warrants and 96,842,920 shares of Common Stock underlying 50,000,000 NIS in Convertible Bonds convertible into 96,842,920 shares of Common Stock.

(7)	The Series 2 Warrants are exercisable for shares of Common Stock at an exercise price of 0.84 NIS per share. For the purpose of calculating the proposed maximum offering price and the registration fee in U.S. dollars, we have converted the exercise price into dollars so that 0.84 NIS equals $0.19835. This conversion rate is current as of January 5, 2007.

(8)	Equals 25,000,000, the number of shares of Common Stock underlying 25,000,000 Series 2 Warrants, multiplied by the exercise price of $0.19835.

(9)	Pursuant to Rule 457(i), no additional filing fee is payable with respect to the shares of common stock issuable upon conversion of the Convertible Bonds because no additional consideration will be received in connection with the exercise of the conversion privilege.

(10)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, with respect to shares of Common Stock issuable upon the exercise of the outstanding Series 2 Warrants, at the exercise price of such Series 2 Warrants (0.84 NIS) and a conversion price of the Convertible Bonds at a conversion price of 0.5163 NIS per share of Common Stock.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SECURITY HOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS DATED JANUARY 19, 2007
SUBJECT TO COMPLETION

TOPSPIN MEDICAL, INC.

50,000,000 NIS of 6% Series A Convertible Bonds due November 30, 2009
25,000,000 Series 2 Warrants to Purchase Common Stock
121,842,920 Shares of Common Stock

This prospectus relates to the resale, from time to time, by the selling security holders listed on pages 63 to 64 of this prospectus, of 25,000,000 Series 2 Warrants to purchase our Common Stock and 50,000,000 New Israeli Shekels (“NIS”) in Convertible Bonds convertible into our Common Stock. We are also registering 121,842,920 shares of our Common Stock consisting of 25,000,000 shares issuable upon the exercise of our Series 2 Warrants and 96,842,920 shares issuable upon conversion of the Convertible Bonds.

All securities are being offered by the selling security holders. The Series 2 Warrants are currently exercisable at a price of 0.84 NIS subject to certain adjustments. The selling security holders may offer the Common Stock, the Series 2 Warrants or the Convertible Bonds through public or private transactions, at prevailing market prices or at privately negotiated prices. The selling security holders may sell the securities directly or through agents or broker-dealers acting as principal or agent, or in a distribution by underwriters. We will not receive any proceeds from the sales of these securities by the selling security holders. If they use agents, underwriters or dealers to sell the offered securities, we will name them and describe their compensation in a supplement to this prospectus. We may receive proceeds from the exercise of the Series 2 Warrants if they are exercised by the selling security holders for cash.

There is no trading market for these securities in the United States and none is expected to develop in the near term. Certain shares of our Common Stock currently trade on the Tel Aviv Stock Exchange, or TASE, under the symbol “TOPMD.” On January 10, 2007, the closing price of one share of our Common Stock was 0.8100 NIS. Certain warrants to purchase shares of our Common Stock are also traded on TASE under the symbol “TOPMD.W1.” On January 10, 2007, the closing price of such warrants was 0.2600 NIS. The Series 2 Warrants, Convertible Bonds and shares of Common Stock under this prospectus are not currently traded on the TASE. We expect to register these Series 2 Warrants, Convertible Bonds and underlying shares of Common Stock on the TASE following the date of this prospectus.

Investing in these offered securities involves risks. You should carefully read the risk factors described on pages 6 to 17 of this prospectus.

You should read this prospectus and any prospectus supplement carefully before you decide to invest. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is January 19, 2007.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making any investment decision, you should read the entire prospectus carefully, including the “risk factors” section, the financial statements and the notes to the financial statements.

Our Business

TopSpin Medical, Inc., through subsidiaries TopSpin Medical (Israel) Ltd. and TopSpin Urology Ltd., designs, researches, develops and manufactures imaging devices that utilize magnetic resonance imaging technology, known as MRI, by means of miniature probes that image various body organs. In 1999, we began researching and developing this technology for use in the diagnosis and therapy guidance of heart disease, and more specifically of heart attacks. Recently, we started to develop a product for imaging prostate cancer.

Our technology enables healthcare professionals to perform local, MRI-based, tissue characterization and imaging of specific regions of a patient’s body using a portable probe without the need for an external MRI scanner. The existing external MRI scanners consist of large powerful magnets and require patients to lie inside the scanner’s magnetic field. A set of antennae then transmits electromagnetic signals to the body and collects return electromagnetic signals. A computer adjacent to the external scanner processes the signals and converts them into images. Because of the need to apply a powerful, homogenous magnetic field over large parts of the human body, the existing MRI systems are very large and cumbersome. Our technology uses inhomogeneous magnetic fields generated by a miniature imaging probe in order to perform local, MRI-based, tissue characterization and imaging in regions located adjacent to the probe. In our intravascular catheter the imaging probe is miniaturized to a size of less than 2 millimeters in diameter and is integrated into an intravascular catheter for imaging the coronary arteries. We believe that our technology extends the use of MRI technology to applications where conventional MRI technology has been limited due to high costs, size, the limited ability to operate on the patient inside the scanner while performing MRI, the complexity of the imaging procedure and motion artifacts relevant mostly for cardiac MRI.

Our main product is an intravascular MRI, or IVMRI, catheter system for imaging and characterizing the tissue composition of coronary plaque during a conventional cardiac catheterization procedure. The system consists of a disposable, single use IVMRI catheter and a console. The interventional cardiologist connects the IVMRI catheter to the console and uses conventional fluoroscopy to identify suspected target plaques to be examined and to navigate the IVMRI catheter into these plaques. The IVMRI catheter is then used to measure the lipid content of these target plaques, which is displayed on the console. According to the scientific literature, lipid composition of coronary plaque is an important parameter, which may correlate to coronary plaque instability leading to acute coronary syndromes or unstable angina and heart attacks.

We have completed the development of a first generation IVMRI catheter, which has been used in pre-clinical and clinical trials. In addition, we recently completed the development of a prototype of an advanced generation IVMRI catheter. This prototype represents a further technological advancement in the miniaturization of the imaging probe and also integrates a number of probes in the catheter, enabling the imaging of longer vessel segments simultaneously.

On December 22, 2006, we received the CE Mark for our IVMRI catheter system, which is the required regulatory approval from a European Union Notified Body, to market our IVMRI catheter system in the European Union. We are also working towards the completion of the required marketing clearance in the United States. We have competed a first in man clinical trial in 29 patients in Europe and are in advanced stages of a continuation study in the U.S., Europe and Israel, which is required for FDA marketing clearance in the U.S. Overall, more than 100 patients have been enrolled in studies with our IVMRI system. We have already entered into an exclusive distribution agreement for the marketing of our IVMRI system in the Netherlands, Belgium and Luxembourg. We are considering additional distribution arrangements, as well as creating our own sales force for product distribution in additional major markets, including the United States, the European Union and possibly Japan.

In 2006, we began to develop our technology for imaging prostate cancer, which consists of an external console and an integrated endo-rectal MRI and ultrasound probe. The system is designed for the detection of prostate cancer in a way which could potentially aid urologists in guiding prostate biopsies, staging of prostate cancer and guiding local treatment such as cryo- and brachy-therapy. We recently completed the development of a preliminary prototype of the urology system, which is currently being used for validating the detection capabilities in excised human prostates.

Our Goals

Our main goal in the short term is to complete the testing required by the FDA. We plan to use the data obtained in these tests to file an application under the FDA’s 510(k) process to market the IVMRI catheter in the U.S. by the end of the first quarter of 2007. We then plan to begin marketing and sales in Europe and in the U.S. after obtaining the required regulatory approval. Initially, we plan to sell our products to leading medical centers, who would also participate in a post-marketing clinical program intended to build indications for using IVMRI in clinical practice. We plan to use the data obtained in this clinical program to further grow our market.

We also intend to explore opportunities for expanding our current cardiology products portfolio, such as other imaging and diagnostic catheters or therapeutic catheters where we have core capabilities and know-how or which are synergetic applications to our IVMRI catheter.

Further, in the field of urology, we plan to complete the first pre-clinical trials with our preliminary prototype for prostate imaging using excised human prostates. Based on the results obtained, we plan to develop and test a clinical prototype in urology and then seek regulatory approval to market a final product.

Risks Associated with Our Business

Our business is subject to numerous risks, as more fully described in the section entitled “Risk Factors.” We may be unable for many reasons, including those that are beyond our control, to implement our current business strategy. We are dependent on our success in completing the required testing of our IVMRI catheter system, obtaining the regulatory clearances and commercializing IVMRI in major markets. In the event that the completion of the testing required for FDA approval is delayed or the FDA requires additional testing to be conducted, the time for filing the application and for getting the FDA’s response would be delayed. Also, in the event that the FDA requires us to file a PMA, a more detailed process for obtaining marketing approvals, the time until we may market the IVMRI in the United States would be further delayed.

Further, our business is subject to a number of risks associated with our operations in Israel. Our operations will be directly influenced by political, economic and military conditions affecting Israel. In addition, because a substantial portion of our revenues will be in U.S. dollars or Euros and our expenses will primarily be in Israeli currency, any fluctuation in exchange rates between these currencies could adversely impact our financial condition.

Corporate Information

We were incorporated in Delaware as TopSpin Medical, Inc. on September 20, 1999. On September 1, 2005, we listed certain of our shares on the TASE as part of our initial public offering. Our principal executive office is located at 2 Yodfat Street, Third Floor, North Industrial Area, Lod 71291, Israel. Our telephone number is 972-8-9200033. Our website is located at www.topspin.co.il. The information found on, or accessible through, the website is not part of this prospectus.

THE OFFERING

Series 2 Warrants	25,000,000 Warrants

Convertible Bonds	50,000,000 NIS aggregate principal amount

Common Stock underlying Warrants and Convertible Bonds	121,842,920 shares

Use of Proceeds	We will not receive any of the proceeds from the sale of the Series 2 Warrants, Convertible Bonds or Common Stock by the selling security holders. We expect to use the proceeds from the exercise of the Warrants, if any, to fund research and development activities and for general corporate purposes.

TASE Common Stock Symbol	TOPMD

TASE Series 1 Warrant Symbol	TOPMD.W1

Throughout this prospectus, the Convertible Bonds and Series 2 Warrants are discussed according to their value in NIS. We keep our financial records and pay all executive compensation in that currency. The exercise price of our Series 1 Warrants are also in NIS, but are linked to the NIS/Dollar exchange rate. On January 5, 2007, 4.235 NIS was equal to one U.S. dollar. The reasonably calculated mandatory conversion price of the Convertible Bonds, 0.5163 NIS, was equal to $0.12191 on January 5, 2007. The voluntary conversion rate of the Convertible Bonds and the exercise price of the Series 2 Warrants, both 0.84 NIS, were equal to $0.19835 on January 5, 2007.

SUMMARY OF CONSOLIDATED FINANCIAL DATA

The summary consolidated financial data set forth below is derived from our consolidated financial statements. The consolidated statement of operations data for the years ended December 31, 2004 and December 31, 2005 and for the period from inception (September 20, 1999) through December 31, 2005 are derived from our audited consolidated financial statements included elsewhere in this prospectus. The consolidated statements of operations data for the nine month periods ended September 30, 2006 and 2005 and the consolidated balance sheet data as of September 30, 2006 are derived from our unaudited consolidated financial statements included elsewhere in this prospectus.

Consolidated Statements of Operations

			Period from
			Inception
			(September 20,
	Year Ended		1999) through
	December 31,		December 31,	Nine Months Ended September 30,
	2005	2004	2005	2006	2005
	NIS in thousands (except share data)

Research and development expenses, net	10,876	14,839	60,116	13,050	8,432
Selling and marketing expenses	43	115	1,152	169	31
General and administrative expenses	5,066	5,917	28,041	5,492	5,444

Operating loss	(15,985)	(20,871)	(89,309)	(18,711)	(13,907)
Financing income (expenses), net	1,660	438	(70)	(134)	1,287

Loss before cumulative effect of a change in accounting principles	(14,325)	(20,433)	(89,379)	(18,845)	(12,620)
Cumulative effect of a change in accounting principles	—	—	—	(238)	—

Net loss	(14,325)	(20,433)	(89,379)	(19,083)	(12,620)

Loss before cumulative effect of a change in accounting principle per ordinary share	(0.11)	(0.18)		(0.12)	(0.10)

Cumulative effect of a change in accounting principle per ordinary share	—	—		(0.002)	—

Basic and diluted loss per ordinary share	(0.11)	(0.18)		(0.12)	(0.10)

Weighted average number of ordinary shares outstanding used in basic and diluted net loss per share calculation	130,712,155	115,608,924		158,567,860	121,578,904

Balance Sheet Data (as of September 30, 2006)

September 30,
2006
NIS in thousands

ASSETS
CURRENT ASSETS
Cash and cash equivalents	20,828
Other receivables and prepaid expenses	3,145

23,973

LONG-TERM ASSETS
Restricted lease deposit	369
Severance pay fund	53
Prepaid lease payments	168

590

Property and equipment, net	1,954

26,517

LIABILITES AND SHAREHOLDERS’ EQUITY

LIABILITIES
Trade payables	1,411
Other payables and accrued expenses	2,625

4,036

Accrued severance pay	305

Liabilities in respect of options	9,405

SHAREHOLDERS’ EQUITY
Ordinary shares of $0.001 par value:
Authorized 500,000,000; Issued 159,126,836 shares ; Outstanding 158,651,836 shares	727
Additional paid in capital	134,118
Accumulated deficit during the development stage	(121,782)
Less — Non recourse receivables in respect of shares issued	(292)

Total shareholders’ equity	12,771

26,517

RISK FACTORS

This investment has a high degree of risk.  Before you invest, you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results, and financial condition could be harmed and the value of our stock could go down. This means you could lose all or part of your investment.

Risks Related to our Business and Industry

We have not generated any revenue yet and are dependent on the success of our IVMRI catheter to sustain our operations.

Our only potential revenues in the near term will be derived from sales of our IVMRI catheter system to physicians, hospitals and other healthcare professionals. The creation of a market for our product depends on a number of factors, such as:

•	regulatory approval;

•	physicians accepting the benefits of the use of MRI technology in conjunction with angiography;

•	physician experience with MRI-based catheterizations;

•	the availability of, and physicians’ willingness to participate in, training required to gain proficiency in the use of our IVMRI technology;

•	perceived risks generally associated with the use of new products and procedures;

•	the availability of alternative treatments or procedures that are perceived to be or are more effective, safer, easier to use or less costly than MRI-based technology;

•	the availability of effective treatments for patients diagnosed with our MRI-based technology;

•	availability of adequate reimbursement by patients’ third-party insurers; and

•	marketing efforts and publicity regarding our MRI technology.

Our MRI technology product also may not adequately address market requirements and may not gain market acceptance among physicians, healthcare payors and the medical community due to factors such as:

•	the actual and perceived ease of use of our IVMRI catheter;

•	the cost, performance, benefits and reliability of our IVMRI catheter relative to the products and services offered by our competitors;

•	the lack of perceived benefit of integration of our IVMRI catheter into the current catheterization procedure; and

•	the extent and timing of technological advances.

If our MRI imaging technology does not gain wide market acceptance, we may not be able to achieve our anticipated growth, revenues, or profitability and our operations will suffer.

We plan to expend a significant amount of resources in an area of medical device research for which no market currently exists.

We plan to conduct a significant amount of research and investment in methods of diagnosing unstable coronary plaques that may cause heart attacks. Companies, including us, are currently in the early stages of development of such methods and the creation of a market for devices that assist in diagnosis of such coronary plaques. The creation of a market for this new technology may take several years and significant resources and there is a risk that the market for these devices will never exist or will be very limited in size. Our inability to create a market for these devices would adversely impact our potential revenues, results of operations and financial condition.

We do not have an operating history and cannot assure you that we will achieve profitability.

We were formed in September 1999 and continue to be a development stage company. As of the date of this prospectus, we have not yet started sales of our products. Thus, we have not had any income from current operations. In addition, even if we obtain all necessary approvals to market our products, there is no certainty that there will be a sufficient demand to justify the production and marketing of our products. There is also no certainty about the growth rate of the market for the detection and diagnoses of coronary artery lesions. Failure to achieve and sustain profitability would negatively impact our ability to sustain our business operations.

The field of preventative medicine depends upon macroeconomic factors such as government health care spending and budget cuts, and economic recession.

Spending in the field of preventative medicine depends upon factors that are outside of our control, such as the state of the economy and governmental policy. The United States, the European Union, Japan and other developed countries earmark limited budgets for government spending on preventative medicine. These budgets may affect our ability to effectively market our products that use our MRI technology, which would adversely affect our potential revenues, results of operations and financial condition.

We must establish efficient methods for selling our products in the applicable markets.

At the time of this prospectus, we do not possess any customers. Before we may begin sales operations, we must establish an effective marketing organization for our IVMRI catheter system. Establishing distribution agreements and/or a direct sales force for this product will require considerable expenditure. If we cannot enter into favorable distribution arrangements or establish a direct sales force for distribution in the United States, the European Union and Japan our plan of operation will be adversely affected.

If the pre-clinical and clinical studies that are required to gain regulatory approval are delayed or unsuccessful, we may not be able to market our product or develop advanced generation products and our business prospects may suffer.

We have just entered the marketing stage of our IVMRI catheter in Europe and are currently in the pre-marketing stage of our IVMRI catheter in the rest of the world and are beginning to develop new applications of our technology in other areas. We may experience delays in any phase of the development of our products and their commercial launch, including during research and development and clinical trials. Implementing a clinical study is time consuming and expensive, and the outcome is uncertain. The completion of any of these studies may be delayed or halted for numerous reasons, including, but not limited to, the following:

•	the FDA, institutional review boards, the European Union Notified Bodies, or other regulatory authorities do not approve a clinical study protocol or place a clinical study on hold;

•	patients do not enroll in a clinical study or results from patient participants are not received at the expected rate;

•	patients experience adverse events, including adverse events to our or a co-sponsor’s drug candidate or device;

•	patients die during a clinical study for a variety of reasons that may or may not be related to our product, including the advanced stage of their disease and other medical problems;

•	third-party clinical investigators do not perform the clinical studies on the anticipated schedule or consistent with the clinical study protocol and good clinical practices, or other third-party organizations do not perform data collection and analysis in a timely or accurate manner;

•	regulatory inspections of manufacturing facilities, which may, among other things, require us to undertake corrective action or suspend the clinical studies;

•	changes in governmental regulations or administrative actions;

•	the interim results of the clinical study are inconclusive or negative; and

•	the study design, although approved and completed, is inadequate to demonstrate safety and efficacy.

Clinical studies may require the enrollment of large numbers of patients, and suitable patients may be difficult to identify and recruit.

Patient enrollment in clinical studies and the completion of patient follow-up depend on many factors, including the size of the patient population, the study protocol, the proximity of patients to clinical sites, eligibility criteria for the study and patient compliance. For example, patients may be discouraged from enrolling in our clinical studies if the applicable protocol requires them to undergo extensive post-treatment procedures or if they are persuaded to participate in different contemporaneous studies conducted by other parties. Delays in patient enrollment or failure of patients to continue to participate in a study may result in an increase in costs, delays or the failure of the study. Further, if we are forced to contribute greater financial and clinical resources to a study because of a delay, valuable resources will be diverted from other areas of our business. Such events may have a negative impact on our business by impeding our ability to market our product or compete with other imaging products in the cardiac, urological or other markets and may reduce our potential revenues.

Competition from companies that have longer operating histories and greater resources than us may harm our business.

The medical device industry, including the market for our product, is highly competitive, subject to rapid technological change and significantly affected by new product introductions and market activities of other participants. In addition, as the markets for medical devices, including MRI-based products, develop, additional competitors could enter the market. To compete effectively, we will need to continue to demonstrate that our product is an attractive alternative to other devices and treatments. Our continued success depends on our ability to:

•	innovate and maintain scientifically advanced technology;

•	apply our technology in multiple product opportunities and markets;

•	successfully conduct or sponsor clinical studies that expand our markets;

•	obtain and maintain patent protection for our product;

•	obtain and maintain regulatory clearance or approvals;

•	cost-effectively manufacture and successfully market our product; and

•	attract and retain skilled personnel.

With respect to our IVMRI catheter, our biggest competitors are Boston Scientific, Volcano Corporation, Terumo Medical Corporation and Goodman Corporation. These competitors are substantially larger than us and may enjoy competitive advantages, including:

•	more established distribution networks;

•	entrenched relationships with physicians;

•	greater experience in launching, marketing, distributing and selling their products;

•	greater experience in obtaining and maintaining the FDA and other regulatory clearances and approvals;

•	established relationships with healthcare providers and payors; and

•	greater financial and other resources for product development, sales and marketing, acquisitions of products and companies and intellectual property protection.

These companies have developed novel products related to the detection and diagnosis of lesions in the coronary arteries using technologies that are alternatives to our MRI-based product. We may not be able to compete successfully with alternative competitor products and sales of our MRI-based imaging product may not meet our expectations.

Competing products and alternative cardiovascular disease prevention methods may reduce market share.

The development of new technologies by our competitors and new methods for preventing cardiovascular disease may decrease the potential market for our MRI based products. We are affected by competing intravascular imaging and diagnostics products. These products include thermography, optical coherence tomography, NIR spectroscopy, intravascular ultrasound or IVUS. To the best of our knowledge, no competitor is developing an intravascular imaging system based on MRI. The choice of patients and medical professionals to utilize these alternative imaging products could impede our success. Additionally, the development of pharmaceutical treatments for cardiovascular disease through the treatment of coronary lesions and the development of noninvasive imaging devices, such as imaging equipment with a high three-dimensional resolution and a pronounced capability for characterizing organ tissues may decrease the need for intravascular imaging or the need for intravascular treatment in general. Furthermore, medical research on coronary lesions, the course of their development over time, their incidence and the effect of various treatments on the risk they pose to patients may increase or decrease the market for intravascular imaging generally or by means of our MRI-based method, which could result in a decreased market demand for our MRI-based products.

Failure to improve and expand our technology may render our product obsolete.

Invasive cardiology is distinguished by its fast development. The results of our operations depend upon our ability to regularly devise new generations of our cardiac product and sell these new products on a commercial basis. There is no certainty that our research and development will bear fruit or that we will manage to sustain research and development at a consistent level to compete in our market.

Our future success will also depend upon our ability to develop additional products and expand our technology into areas outside of cardiology. Frequently, product development programs require assessments to be made of future clinical need and commercial feasibility, which are difficult to predict. Customers may forego purchases of our products and purchase our competitors’ products as a result of delays in introduction of our new products and enhancements, failure to choose correctly among technical alternatives or failure to offer innovative products or enhancements at competitive prices and in a timely manner. In addition, announcements of new products may result in a delay in or cancellation of purchasing decisions in anticipation of such new products. We may not have adequate resources to effectively compete in the marketplace. Any delays in improved technology or product releases may negatively affect our business and result in lower potential sales and revenue.

The risks inherent in our international operations may adversely impact our revenues, results of operations and financial condition.

We anticipate that we will derive a significant portion of our revenues from operations in Europe. As we expand internationally, we will need to hire, train and retain qualified personnel for our direct sales efforts and retain distributors and train their personnel in countries where language, cultural or regulatory impediments may exist. We cannot ensure that distributors, physicians, regulators or other government agencies will accept our products, services and business practices. The sale and shipment of our products and services across international borders, as well as the purchase of components from international sources, subject us to extensive U.S. and foreign governmental trade regulations. Compliance with such regulations is costly. Any failure to comply with applicable legal and regulatory obligations could impact us in a variety of ways that include, but are not limited to, significant criminal, civil and administrative penalties, including imprisonment of individuals, fines and penalties, denial of export privileges, seizure of shipments and restrictions on certain business activities. Failure to comply with applicable legal and regulatory obligations could result in the disruption of our shipping and sales activities. Our international sales operations also expose us and our representatives, agents and distributors to risks inherent in operating in foreign jurisdictions, including:

•	our ability to obtain, and the costs associated with obtaining, export licenses and other required export or import licenses or approvals;

•	operating under government-run healthcare systems and changes in third-party reimbursement policies;

•	changes in duties and tariffs, taxes, trade restrictions, license obligations and other non-tariff barriers to trade;

•	burdens of complying with a wide variety of foreign laws and regulations related to healthcare products;

•	costs of localizing product and service offerings for foreign markets;

•	business practices favoring local companies;

•	longer payment cycles and difficulties collecting receivables through foreign legal systems;

•	difficulties in enforcing or defending agreements and intellectual property rights;

•	fluctuations in the currencies of foreign states in which our product is being produced and sold; and

•	changes in foreign political or economic conditions.

We cannot ensure that one or more of these factors will not harm our business. Any change in our ability to sell our product on the international market would adversely impact our potential revenues, results of operations and financial condition.

If we are unable to recruit, hire and retain skilled and experienced personnel, our ability to effectively manage and expand our business will be harmed.

Our success largely depends on the skills, experience and efforts of our officers and other key employees who may terminate their employment at any time. The loss of any of our senior management team, in particular our President and Chief Executive Officer, Mr. Erez Golan, could harm our business. Our agreement with Mr. Golan and agreements with other TopSpin Israel employees do not guarantee that these employees will remain employed by us in the future. Our ability to retain our skilled workforce and our success in attracting and hiring new skilled employees will be a critical factor in determining whether we will be successful in the future. We face challenges in hiring, training, managing and retaining employees in certain areas including clinical, technical, sales and marketing. This could delay new product development and commercialization, and hinder our marketing and sales efforts, which would adversely impact our competitiveness and financial results.

If we fail to properly manage our anticipated growth, our business could suffer.

Rapid growth of our business is likely to place a significant strain on our managerial, operational and financial resources and systems. We anticipate that we will continue to grow as our product enters into the commercial market. To execute our anticipated growth successfully, we must attract and retain qualified personnel and manage and train them effectively. In addition, we anticipate hiring additional personnel to assist in the commercialization of our current product and in the development of future products. We will be dependent on our personnel and third parties to effectively market and sell our current and future products to an increasing number of customers. We will also depend on our personnel to develop and manufacture new products and product enhancements. Further, our anticipated growth will place additional strain on our suppliers resulting in increased need for us to carefully monitor for quality assurance. Any failure by us to manage our growth effectively could have an adverse effect on our ability to achieve our development and commercialization goals and on our potential revenues, results of operations and financial condition.

Lack of sufficient funding sources for the completion of research and development, achieving regulatory permits and marketing may slow or stop our business operations.

The funding resources at our disposal may prove insufficient for covering the completion of the necessary research and development and the receipt of the required regulatory permits. Our financing needs may change substantially because of the results of research and development, competition, clinical trials and costs arising from additional regulatory approvals. There is no way of ensuring that we will succeed in raising additional funds if needed. If we cannot secure additional capital or funding to meet our development and operational needs, we may have to curtail or discontinue our operations.

If the Convertible Bonds and Series 2 Warrants are not registered for trade on the Tel Aviv Stock Exchange by May 23, 2007, then they must be redeemed.

We received proceeds of 45,553,000 NIS, or approximately $10,756,316, after the payment of certain expenses, in a November 21, 2005 private placement of our Convertible Bonds and Series 2 Warrants. The selling security holders paid 95% of the face value to receive the Convertible Bonds and also received one Series 2 Warrant for every 2.00 NIS invested in Convertible Bonds. In the Trust Deed, the agreement which governs the private placement, we undertook to register these securities for trade on the TASE no later than May 23, 2007. In the event that the securities are not registered for trade by May 23, 2007, then the holders of those securities must be repaid (1) the outstanding principal balance of the Convertible Bonds, the corresponding amount being linked to the Consumer Price Index, and (2) interest totaling 5% of the principal for the period from November 23, 2006 through the date of the payment linked to the Israeli Consumer Price Index. Failure to register the Convertible Bonds or Series 2 Warrants and the mandatory repayment of the proceeds of the private placement would severely impact our plan of operation and would adversely impact our potential revenues, results of operations and financial condition.

Risks Related to Government Regulation

If we fail to obtain, or experience significant delays in obtaining regulatory permits or approvals for our product or product enhancements, our ability to commercially distribute and market our product could suffer.

Our product is subject to rigorous regulation by the FDA in the United States, the Notified Bodies in the European Union and numerous other foreign governmental authorities. The process of obtaining regulatory authorizations to market a medical device, particularly from the FDA, can be costly and time consuming, and there can be no assurance that such authorizations will be granted on a timely basis, if at all. In particular, the FDA permits commercial distribution of a new medical device only after the device has received 510(k) clearance or is the subject of an approved pre-market approval, or PMA, application. The FDA will clear marketing of a medical device through the 510(k) process if it is demonstrated that the new product is substantially equivalent to other 510(k)-cleared products. The PMA approval process is more costly, lengthy and uncertain than the 510(k) clearance process. Introduction into to the market of products we develop that require regulatory clearance or approval may be delayed. In addition, because we cannot assure you that any new products or any product enhancements we develop will be subject to the shorter 510(k) clearance process, the regulatory approval process for our products or product enhancements may take significantly longer than anticipated. There is no assurance that the FDA will not require that a new product or product enhancement go through the lengthy and expensive PMA approval process. To date, we have not received the necessary FDA approvals to market our products.

In the 25 member states of the EU, there is a consolidated system for the authorization of medical devices. The system of regulating medical devices operates by way of a certification for each medical device. Each certificated device is marked with a CE mark which shows that the device has a Certificat de Conformité. There are National Bodies, also known as Competent Authorities, in each member state that oversee the implementation of the EU Medical Device Directive within their jurisdiction. The means for achieving the requirements for a CE mark vary according to the nature of the device. Under the requirements of EU member states, our product is required to be assessed by a Notified Body. If a Notified Body of one member state has issued a Certificat de Conformité, the device can be sold throughout the European Union without further conformance tests being required in other member states.

Also, although we have already received the necessary approval for marketing our IVMRI catheter in Europe, we must continue to comply with the EU’s regulations and directives. Our failure to comply with such regulations could lead to the imposition of injunctions, suspensions or loss of regulatory clearances or approvals, product recalls, termination of distribution, product seizures or civil penalties. In the most egregious cases, criminal sanctions or closure of our manufacturing facilities are possible.

Further, we are currently conducting pre-clinical and clinical studies of some of our products in Europe, Israel and the United States. Clinical studies must be conducted in compliance with regulations of the FDA and those of regulatory agencies in other countries in which we conduct clinical studies. The data collected from these clinical studies will ultimately be used to support market clearance for our products. There is no assurance that the Israeli, U.S., EU or other foreign regulatory bodies will accept the data from these clinical studies or that they will ultimately allow market clearance or approval for our products. Regulatory delays or failures to obtain clearances and approvals would adversely impact our potential revenues, results of operations and financial condition.

Modifications to our IVMRI product may require new regulatory clearances or approvals or may require us to recall or cease marketing our IVMRI product until clearances are obtained.

Modifications to our products may require new 510(k) clearances or PMA approvals or require us to recall or cease marketing the modified devices until these clearances or approvals are obtained. The FDA requires device manufacturers to initially make and document a determination of whether or not a modification requires a new approval, supplement or clearance. A manufacturer may determine that a modification could not significantly affect safety or efficacy and does not represent a major change in its intended use, so that no new 510(k) is necessary. However, the FDA can review a manufacturer’s decision and may disagree. The FDA may also on its own initiative determine that a new clearance or approval is required. We may need to make additional modifications to our product in the future that we believe do not or will not require additional clearances or approvals. If the FDA disagrees and requires new clearances or approvals for the modifications, we may be required to recall and to stop marketing our product as modified, which could require us to redesign our product.

If a manufacturer determines that a modification to an FDA-cleared device could significantly affect its safety or efficacy, or would constitute a major change in its intended use, then the manufacturer must file for a new 510(k) clearance or possibly a PMA approval. Where we determine that modifications to our products require a new 510(k) clearance or PMA approval, we may not be able to obtain those additional clearances or approvals for the modifications or additional indications in a timely manner, or at all. For those products sold in the European Union, we must notify the EU Notified Body that gave us our initial approval if significant changes are made to our products or if there are substantial changes to our quality assurance systems affecting those products. Delays in obtaining required future clearances or approvals would adversely affect our ability to introduce new or enhanced products in a timely manner, and would adversely impact our potential revenues, results of operations and financial condition.

Our products may in the future be subject to product recalls that could harm our reputation, business and financial results.

The FDA and similar foreign governmental authorities have the authority to require the recall of commercialized products in the event of material deficiencies or defects in design or manufacture. In the case of the FDA, the authority to require a recall must be based on an FDA finding that there is a reasonable probability that the device would cause serious adverse health consequences or death. In addition, foreign governmental bodies have the authority to require the recall of our products in the event of material deficiencies or defects in design or manufacture. Manufacturers may, under their own initiative, recall a product if any material deficiency in a device is found. A government-mandated or voluntary recall by us or one of our distributors could occur as a result of component failures, manufacturing errors, design or labeling defects or other deficiencies and issues. Recalls of any of our products would divert managerial and financial resources, and have an adverse effect on our financial condition and results of operations.

If our product, or a malfunction of our product, causes or contributes to death or serious injury, we will be subject to medical device reporting regulations, which can result in voluntary corrective actions or agency enforcement actions.

Under the FDA medical device reporting regulations, medical device manufacturers are required to report to the FDA information that a device has or may have caused or contributed to a death or serious injury or has or may have a malfunction that would likely cause or contribute to death or serious injury if the malfunction were to reoccur. All manufacturers placing medical devices in the market in the European Union are legally bound to report any serious or potentially serious incidents involving devices they produce or sell to the Competent Authority in whose jurisdiction the incident occurred. Malfunction of our products could result in future voluntary corrective actions, such as recalls or customer notifications, or agency action, such as inspection or enforcement action. If someone is harmed by a malfunction or by product mishandling, we may be subject to product liability claims. Any corrective action, whether voluntary or involuntary, as well as defending ourselves in a lawsuit, will require the dedication of our time and capital, distract management from operating our business, and would adversely impact our potential revenues, results of operations and financial condition.

We may be subject to Federal, state and foreign healthcare fraud and abuse laws and regulations and other regulatory reforms, and a finding of failure to comply with such laws, regulations and reforms could have a material adverse effect on our business.

Our operations may be directly or indirectly affected by various broad Federal and state healthcare fraud and abuse laws. These include the Federal anti-kickback statute, which prohibits any person from knowingly and willfully offering, paying, soliciting or receiving remuneration, directly or indirectly, in return for or to induce the referring, ordering, leasing, purchasing or arranging for or recommending the ordering, purchasing or leasing of an item or service, for which payment may be made under Federal healthcare programs, such as the Medicare and Medicaid programs. The Federal anti-kickback statute is very broad in scope, and many of its provisions have not been uniformly or definitively interpreted by existing case law or regulations. In addition, many states have adopted laws similar to the Federal anti-kickback statute, and some of these laws are broader than that statute in that their prohibitions are not limited to items or services paid for by a Federal healthcare program but, instead, apply regardless of the source of payment.

Our financial relationships with healthcare providers and others who provide products or services to Federal healthcare program beneficiaries or who are in a position directly or indirectly to recommend or arrange for use of our product are potentially governed by the Federal anti-kickback statute and similar state laws. If our future operations are found to be in violation of these laws, we or our officers individually may be subject to civil or criminal penalties, including large monetary penalties, damages, fines, imprisonment and exclusion from Medicare and Medicaid program participation.

In addition, Federal and state authorities and private whistleblower plaintiffs recently have brought actions against manufacturers alleging that the manufacturers’ activities constituted aiding and abetting healthcare providers in the submission of false claims, or alleging that the manufacturers themselves made false or misleading statements to the Federal government. Such investigations or litigation could be time-consuming and costly to us and could divert management’s attention from operating our business, which could have a material adverse effect on our business. In addition, if our activities were found to violate Federal or state false claims provisions, it could have a material adverse effect on our business and results of operations.

We could also be subject to investigation and enforcement activity under Title II of the Health Insurance Portability and Accountability Act of 1996, or HIPAA, which created a new Federal healthcare fraud statute that prohibits knowingly and willfully executing a scheme to defraud any healthcare benefit program, including private payors. A violation of this statute is a felony and could result in fines, imprisonment or exclusion from government-sponsored programs.

In the United States, there have been a number of legislative and regulatory proposals to change the healthcare system in ways that could impact our ability to sell our products profitably. Federal and state lawmakers regularly propose and, at times, enact new legislation establishing significant changes in the healthcare system. We cannot predict whether new Federal legislation will be enacted in the future or the full impact that any such new legislation will have on our business. The potential for adoption of healthcare reform proposals on a state-by-state basis could require us to develop state-specific marketing and sales approaches. In addition, we may experience pricing pressures in connection with the sale of our products due to additional legislative proposals or healthcare reform initiatives. Our results of operations and our business could be adversely affected by future healthcare reforms.

In the European Union, legislation on inducements offered to physicians and other healthcare workers or hospitals differ from country to country. Breach of the laws relating to such inducements may expose us to the imposition of criminal sanctions. It would adversely impact our potential revenues, results of operations and financial condition.

If our customers are unable to obtain coverage of or sufficient reimbursement for procedures performed with our product, it is unlikely that our products will be widely used.

Our success is contingent upon the policies of medical insurers and patient’s rights to receive reimbursement for medical procedures involving the use of our IVMRI product. Healthcare providers that purchase medical devices for treatment of their patients generally rely on third-party payors to reimburse all or part of the costs and fees associated with the procedures performed with these devices. Both public and private insurance coverage and reimbursement plans are central to new product acceptance. Customers are unlikely to use our product if they do not receive reimbursement adequate to cover the cost of our product and its related procedures.

To the extent that we sell our products internationally, market acceptance may depend, in part, upon the availability of reimbursement within prevailing healthcare payment systems. Reimbursement and healthcare payment systems in international markets vary significantly by country, and by region in some countries, and include both government-sponsored healthcare and private insurance. We may not obtain international reimbursement approvals in a timely manner, if at all.

In the United States, as well as in foreign countries, government-funded or private insurance programs, commonly known as third-party payors, pay the cost of a significant portion of a patient’s medical expenses. No uniform policy of coverage or reimbursement for medical technology exists among all these payors. Therefore, coverage of and reimbursement for medical technology can differ significantly from payor to payor. All third-party reimbursement programs, whether government funded or insured commercially are developing increasingly sophisticated methods of controlling healthcare costs through prospective reimbursement and capitation programs, group purchasing, redesign of benefits, second opinions required prior to major surgery, careful review of bills, encouragement of healthier lifestyles and exploration of more cost-effective methods of delivering healthcare. These types of programs and legislative changes to reimbursement policies could potentially limit the amount which healthcare providers may be willing to pay for medical devices.

As a result, third-party reimbursement and coverage for our product may not be available or adequate in either the United States or international markets. Future legislation, regulation, coverage or reimbursement policies of third-party payors may limit our ability to sell our product which would adversely impact our potential revenues, results of operations and financial condition.

Our costs will increase significantly as a result of operating as a United States public company, and our management will be required to devote substantial time to comply with public company regulations.

Upon the filing of this registration statement and prospectus, we will be required to comply with legal, accounting and other expenses that we did not incur prior to this registration. In addition, the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, as well as new rules subsequently implemented by the SEC, have imposed various new requirements on public companies, including changes in corporate governance practices. The Sarbanes-Oxley Act requires us to maintain effective disclosure controls and procedures and internal controls for financial reporting. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal controls over financial reporting, significant resources and management oversight are required. Our management and other personnel now need to devote a substantial amount of time to these new requirements. Moreover, these rules and regulations increase our legal and financial compliance costs and make some activities more time-consuming and costly.

We will incur substantial expense as a result of the requirement that we comply with Section 404 of the Sarbanes-Oxley Act in the future.

In addition, the Sarbanes-Oxley Act requires, among other things, that we maintain effective internal controls for financial reporting and disclosure controls and procedures. In particular, commencing in fiscal 2007, we must perform system and process evaluation and testing of our internal controls over financial reporting to allow management and our independent registered public accounting firm to report on the effectiveness of our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. Our compliance with Section 404 will require that we incur substantial expense and expend significant management efforts. If we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identifies deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline and we could be subject to sanctions or investigations by the SEC or other regulatory authorities.

Risks Related to Our Intellectual Property and Potential Litigation

Our ability to protect our intellectual property and proprietary technology through patents and other means is uncertain.

Our success depends significantly on our ability to protect our intellectual property and proprietary technologies. We rely on patent protection, as well as nondisclosure, confidentiality and other contractual restrictions to protect our proprietary technology. These legal means, however, afford only limited protection and may not adequately protect our rights or permit us to gain or keep any competitive advantage. Our pending U.S. and foreign patent applications may not issue as patents or may not issue in a form that will be advantageous to us. If we do not receive patents for these applications or do not receive adequate protections, our developments will not have any proprietary protection and other entities will be able to make the products and compete with us. Also, any patents we have obtained or do obtain may be challenged by re-examination, opposition or other administrative proceeding, or may be challenged in litigation, and such challenges could result in a determination that the patent is invalid. In addition, competitors may be able to design alternative methods or devices that avoid infringement of our patents. To the extent our intellectual property protection offers inadequate protection, or is found to be invalid, we are exposed to a greater risk of direct competition. Both the patent application process and the process of managing patent disputes can be time consuming and expensive. Furthermore, the laws of some foreign countries may not protect our intellectual property rights to the same extent as do the laws of the United States.

In addition to pursuing patents on our technology, we have taken steps to protect our intellectual property and proprietary technology by entering into confidentiality agreements and intellectual property assignment agreements with our employees, consultants, corporate partners and, when needed, our advisors. Such agreements may not be enforceable or may not provide meaningful protection for our trade secrets or other proprietary information in the event of unauthorized use or disclosure or other breaches of the agreements, and we may not be able to prevent such unauthorized disclosure. Monitoring unauthorized disclosure is difficult, and we do not know whether the steps we have taken to prevent such disclosure are, or will be, adequate. The inability to protect our intellectual property could adversely affect our competitive position and our business operations.

The medical device industry is characterized by patent litigation, and we could become subject to litigation that could be costly, result in the diversion of our management’s time and efforts, require us to pay damages or prevent us from selling our products.

The medical device industry is characterized by extensive litigation and administrative proceedings over patent and other intellectual property rights. Whether or not a product infringes a patent involves complex legal and factual issues, the determination of which is often uncertain. Our competitors may assert that they own U.S. or foreign patents containing claims that cover our current or future products, their components or the methods we employ in the manufacture or use of our products. In addition, we may become a party to an interference proceeding declared by the U.S. Patent and Trademark Office to determine the priority of invention. Because patent applications can take many years to issue and in many instances at least 18 months to publish, there may be applications now pending of which we are unaware, which may later result in issued patents that contain claims that cover our products. There could also be existing patents, of which we are unaware, that contain claims that cover one or more components of our product. As the number of participants in our industry increases, the possibility of patent infringement claims against us also increases.

Any interference proceeding, litigation or other assertion of claims against us may cause us to incur substantial costs, could place a significant strain on our financial resources and divert the attention of our management. If the relevant patents were upheld as valid and enforceable and we were found to be infringing, we could be required to pay substantial damages and/or royalties and could be prevented from selling our product unless we could obtain a license or were able to redesign our products to avoid infringement. Any such license may not be available on reasonable terms, if at all. If we fail to obtain any required licenses or make any necessary changes to our products or technologies, we may be unable to make, use, sell or otherwise commercialize our product. In addition, if we are found to willfully infringe, we could be required to pay treble damages, among other penalties.

In the event a competitor infringes upon our patent or other intellectual property rights, litigation to enforce our intellectual property rights or to defend our patents against challenge, even if successful, could be expensive and time consuming and could require significant time and attention from our management. We may not have sufficient resources to enforce our intellectual property rights or to defend our patents against challenges from others. If our intellectual property does not provide adequate protection against our competitors’ products, our competitive position and business could be adversely affected.

Risks Related to Operations in Israel

Investments in companies with operations in Israel entail special considerations and risks. As a company whose primary operations are in Israel, we will be subject to, and possibly adversely affected by, the following risks:

If there are significant shifts in the political, economic, and military conditions in Israel, it could have a material adverse effect on our operations.

Our operations will be directly influenced by the political, economic and military conditions affecting Israel at any given time. Major hostilities involving Israel or the interruption or curtailment of trade between Israel and its present trading partners could have a material adverse effect on our business, operating results and financial condition. Furthermore, several countries restrict business with Israeli companies. This may impair our ability to sell our products in certain areas.

The termination or reduction of tax and other incentives that the Israeli Government provides to domestic companies, such as our subsidiaries TopSpin Medical (Israel) Ltd. and TopSpin Urology Ltd., may increase the costs involved in operating a company in Israel.

The Israeli Government currently provides tax and capital investment incentives to domestic companies, as well as grant and loan programs relating to research and development, marketing and export activities. In recent years, the Israeli Government has reduced the benefits available under these programs and the Israeli Governmental authorities have indicated that the government may in the future further reduce or eliminate the benefits of those programs. TopSpin Israel and TopSpin Urology currently take advantage of these programs. We cannot assure you that such benefits and programs would continue to be available future to TopSpin Urology and TopSpin Israel. If such benefits and programs were terminated or further reduced, it could have an adverse affect on our business, operating results and financial condition.

Our operations could be disrupted as a result of the obligation of personnel to perform military service.

Executive officers or key employees of our business reside in Israel and are required to perform annual military reserve duty. Our operations could be disrupted by the absence for a significant period of time of one or more of these officers or key employees due to military service. Any such disruption could adversely affect our business, results of operations and financial condition.

Because a substantial portion of our revenues are expected to be generated in U.S. dollars and Euros, while a significant portion of our expenses will be in Israeli currency, our potential revenue may be reduced due to inflation in Israel and currency exchange rate fluctuations.

In the future, we expect that a substantial portion of our revenues will be generated in dollars and Euros, while a significant portion of our expenses will be in NIS. As a result, we will likely be exposed to the risk that the rate of inflation in Israel will exceed the rate or devaluation of Israeli currency in relation to the dollar or the Euro, or that the timing of this devaluation will lag behind inflation in Israel. Because inflation has the effect of increasing the dollar and Euro costs of an Israeli company’s operations, it would therefore have an adverse effect on our dollar-measured results of operations.

Exchange controls may restrict our ability to utilize our cash flows.

We may be subject to existing or future rules and regulations on currency conversion. In 1998, the Israeli currency control regulations were liberalized significantly, and there are currently no currency controls in place. Legislation remains in effect, however, pursuant to which such currency controls could be imposed in Israel by administrative action at any time. We cannot assure you that such controls will not be reinstated, and if reinstated, would not have an adverse effect on our operations.

Any Israeli government grants we receive for research and development expenditures may be reduced or eliminated due to government budget cuts, and these grants limit or prohibit our ability to manufacture products and transfer know-how outside of Israel and require us to satisfy specified conditions.

We receive grants from the government in Israel through the Office of the Chief Scientist of Israel’s Ministry of Industry, Trade and Labor for the financing of a portion of our research and development expenditures. The Israeli Government has reduced the benefits available under this program in recent years and has indicated that it may reduce or eliminate these benefits in the future. When know-how or products are developed using the Chief Scientist’s grants, the terms of these grants prohibit the transfer of know-how out of Israel without the prior approval of the Office of the Chief Scientist. Any approval, if given, will generally be subject to additional financial obligations. If we fail to comply with the conditions imposed by the Office of the Chief Scientist, including the payment of royalties with respect to grants received, we may be required to refund any payments previously received, together with interest and penalties. The difficulties in obtaining the approval of the Office of the Chief Scientist for the transfer of manufacturing rights out of Israel could have a material adverse effect on strategic alliances or other transactions that we may enter into in the future that provide for such a transfer which could adversely affect our business, results of operations and financial condition.

The ability of any Israeli company to pay dividends is subject to Israeli law and the amount of cash dividends payable may be subject to devaluation in the Israeli currency.

The ability of an Israeli company to pay dividends is governed by Israeli law, which provides that cash dividends may be paid only out of retained earnings as determined for statutory purposes in Israeli currency. In the event of a devaluation of the Israeli currency against the dollar, the amount in dollars available for payment of cash dividends out of prior years’ earnings will decrease. Cash dividends paid by an Israeli corporation to a United States resident corporate parent are subject to the Convention for the Avoidance of Double Taxation between Israel and the United States. Under the terms of the Convention, such dividends are subject to taxation by both Israel and the United States. Any change in these laws or regulations could adversely affect our ability to declare and pay dividends.

FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “believe,” “expect,” “will,” “anticipate,” “intend,” “estimate,” “project,” “plan,” “assume,” “predict,” “potential,” “goal,” “may,” “should,” or other similar expressions, although not all forward-looking statements contain these identifying words. In addition, any statements that refer to expectations, projections, plans, objectives, goals, strategies or other characterizations of future events or circumstances are forward-looking statements. All statements contained in this prospectus and any prospectus supplement regarding our future strategy, future operations, projected financial position, estimated future revenues, projected costs, future prospects and results that might be obtained by pursuing management’s current plans and objectives are forward-looking statements.

We have no duty to, and do not intend to, update or revise the forward-looking statements in this prospectus after the date of this prospectus or the date of any prospectus supplement, whether as a result of new information, future events or otherwise, even if experience or future events make it clear that any expected results expressed or implied by these forward-looking statements will not be realized. You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus or the date of any prospectus supplement. New risks and uncertainties arise from time to time, and it is impossible for us to predict these matters or how they may affect us. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders.

USE OF PROCEEDS

This prospectus relates to Series 2 Warrants to purchase shares of our Common Stock, Convertible Bonds convertible into shares of our Common Stock and shares of our Common Stock underlying those Series 2 Warrants and Convertible Bonds that may be offered and sold from time to time by the selling security holders. We will not receive any proceeds from the sale of the shares of Common Stock, the Series 2 Warrants or the Convertible Bonds by the selling security holders. We expect to use the proceeds received from the exercise of the Series 2 Warrants, if any, towards marketing initiatives to support the commercialization of our current and future products, to fund research and development activities and for general corporate purposes.

OUR BUSINESS

We were incorporated in Delaware on September 20, 1999. We conduct all of our business operations through our two subsidiaries, TopSpin Israel, a private Israeli corporation, and TopSpin Urology, a private Israeli corporation. TopSpin Israel incorporated on October 5, 1999 to engage in research and development of MRI technology using miniaturized MRI sensors. TopSpin Israel’s activities are primarily focused on the medical devices market in interventional cardiology. TopSpin Urology incorporated as a private company in Israel, with an intention to conduct activity related to urology and prostate cancer research.

Through our subsidiaries, we design, research, develop and manufacture imaging devices that utilize MRI technology by means of miniature probes for various body organs. In 1999, we began researching and developing this technology for use in the diagnosis and therapy guidance of heart disease and more specifically of heart attacks. Recently, we started to develop a prostate imaging product that could potentially be used for diagnosis and therapy guidance to prostate cancer.

Our technology enables healthcare professionals to perform local, MRI-based, tissue characterization and imaging of specific regions of a patient’s body using a portable probe without the need for an external MRI scanner. The existing external MRI scanners consist of large powerful magnets and require patients to lie inside the scanner’s magnetic field. A set of antennae then transmits electromagnetic signals to the body and collects return electromagnetic signals. A computer adjacent to the external scanner processes the signals and converts them into images. Because of the need to apply a powerful, homogenous magnetic field over large parts of the human body, the existing MRI systems are very large and cumbersome. Our technology uses inhomogeneous magnetic fields generated by a miniature imaging probe in order to perform local, MRI-based, tissue characterization and imaging in regions located adjacent to the probe. In our intravascular catheter the imaging probe is miniaturized to a size of less than 2 millimeters in diameter and is integrated into an intravascular catheter for imaging the coronary arteries. We believe that our technology extends the use of MRI technology to applications where conventional MRI technology has been limited due to high costs, size, the limited ability to operate on the patient inside the scanner while performing MRI, the complexity of the imaging procedure and motion artifacts relevant mostly for cardiac MRI due to the beating of the heart.

Cardiology Market

We conduct the majority of our current operations in the field of medical devices for interventional cardiology. We develop and market an intravascular MRI, or IVMRI, catheter device intended to image a patient’s coronary arteries that supply blood to the heart. The IVMRI catheter aims to provide the physician with information to enhance the diagnosis and treatment of coronary artery disease, or CAD. CAD is caused by pathological changes in the function and composition of coronary artery walls leading to the formation of plaque. These plaques can grow until they significantly occlude arterial blood flow and cause ischemia. In stable plaques, comprising mainly fibrous tissue, the rate of development of arterial narrowing, or stenosis, is slow, leading mainly to stable angina that can be treated in most cases by percutaneous coronary intervention, namely using a balloon or stent to open the narrowing and restore normal blood flow. A more significant risk is potentially caused by unstable, or vulnerable, plaques. These vulnerable plaques are mainly characterized by lipid-rich cores that are separated from the lumen, the arterial blood flow duct, by a thin fibrous cap. Inflammatory processes may lead to the weakening and rupture of the fibrous cap, the release of lipid-rich material into the lumen and forming of thrombus, or blood clots, that can rapidly lead to significant vessel narrowing. This rapid narrowing of an originally partially open arterial segment due to vulnerable plaque rupture and thrombosis is believed to be the underlying cause of most acute coronary syndromes such as unstable angina and heart attacks.

According to the American Heart Association, or AHA, over 70 million people in the United States have cardiovascular disease. Coronary artery disease affects approximately 13 million people in the United States with approximately three million people each year requiring interventional diagnosis or treatment, which are performed in catheterization laboratories, or cath labs. In the cath lab, interventional cardiologists use catheters inserted percutaneously through the peripheral vasculature and into the patient’s coronary arteries in order to inject a contrast dye and image the coronary flow ducts using conventional fluoroscopy. This enables the diagnosis of the extent and degree of arterial narrowing caused by coronary plaque. Conventional fluoroscopy does not enable the interventional cardiologist to assess the nature of the plaque itself, that is, whether the plaque is mainly fibrous and therefore stable, or lipid-rich and therefore potentially unstable. In most cases, critical plaques that occlude a significant portion of the vessel are treated by balloon angioplasty or stenting irrespective of their composition. However, plaques that do not significantly occlude the blood flow at the time of catheterization are usually not treated. Based on the literature, these untreated plaques, which are lipid rich with a thin fibrous cap, can potentially rupture and lead to acute coronary syndromes.

According to the AHA, approximately five million catheterizations occur annually throughout the world. More than half of these procedures reveal at least one major stenosis. Based on clinical studies, more than seventy percent of all cases of heart-attacks are caused by plaques in the coronary arteries where the arterial stenosis was 50% or less, as opposed to a greater or total obstruction of the artery. The conventional imaging technologies used in the cath lab do not provide the physician with the composition of the lesions in the coronary arteries, and it is therefore difficult or nearly impossible to detect and treat the vulnerable plaques.

Development of the IVMRI Catheter for use in the Interventional Cardiology Market

In view of the need to more accurately diagnose non-significant stenoses, we have developed a local intravascular MRI catheter system intended for imaging coronary artery lesions. The IVMRI catheter integrates a miniature MRI sensor, based on our technology, into the tip of an intravascular catheter. The IVMRI catheter is intended to provide the physician with information concerning the composition of the coronary artery walls. The IVMRI catheter system consists of a disposable intravascular catheter that is attached to an external console and computer in the cath lab to display the arterial images in real-time. The physician connects the IVMRI catheter to the external console and navigates the catheter into the patient’s arteries and into the lesion to be examined. Once the IVMRI catheter is in the desired position, the measurement takes place and the imaging system displays information regarding the lipid content of the arterial tissue in graphic form on the computer monitor. Our IVMRI catheter aims to provide the physician information about the lipid content of lesions in the coronary arteries. Such information can potentially be used by the physician to assess whether the lesions characterized are lipid-rich, and therefore potentially unstable, or not, and therefore potentially stable.

We manufacture the disposable IVMRI catheter product using our own resources in a “clean room” environment at our central facility in Lod, Israel. We purchase components for the catheter from suppliers and some manufacturing services from subcontractors. We assemble the external console through our employees and subcontractors using components from outside suppliers. The software for operating the external console computer is currently being developed by us through our own resources and the participation of subcontractors. Our current working version of our computer program is integrated into the IVMRI catheter system. As of the time of this prospectus, we plan to continue to manufacture the imaging probe at our facilities and examine the feasibility of outsourcing the manufacturing of the catheter assembly or subassemblies. We will also consider outsourcing the external console component manufacturing and assembly.

We have completed the development of a first generation IVMRI catheter, which has been used in pre-clinical and clinical trials. In addition, we recently completed the development of a prototype of an advanced generation IVMRI catheter. This prototype represents a further technological advancement in the miniaturization of the imaging probe and also integrates a number of probes in the catheter, enabling the imaging of longer vessel segments simultaneously.

Pre-Clinical and Clinical Trials of the IVMRI Catheter

From the time of our incorporation in 1999, we have been engaged in the research and development of our imaging technology, specifically the IVMRI catheter. We have improved upon the prototype of the IVMRI catheter through pre-clinical and clinical trials. As part of this process, we have entered into various agreements with hospitals, research organizations, laboratories specializing in pre-clinical and clinical trials and other companies in our field for joint pre-clinical and clinical trials and for providing us with services. Between 1999 and 2000, we performed an initial feasibility test of our MRI technology using inhomogeneous magnetic field outside the imaging probe. Beginning in 2000, we developed a large prototype of the IVMRI catheter that produced images of phantoms in bench tests and received MRI signals characterizing for different materials. By 2001, we began to develop a prototype of the IVMRI catheter comprising miniaturized probes inserted in the catheter. At the same time, we developed prototypes of the external console connected to the VMRI catheter. Since 2001, we have continued to develop and upgrade the prototype of the IVMRI catheter.

In 2001, we began pre-clinical trials of the IVMRI catheter prototype. The pre-clinical trials consisted of two categories: in vivo animal studies and ex vivo human studies using human tissues. The in vivo animal studies involved measurements of the arterial walls of live pigs and rabbits. During the ex vivo human trials, we used our IVMRI catheter to characterize tissue of human arterial walls taken from cadavers shortly after death. These pre-clinical trials were intended to demonstrate the safety of the IVMRI catheter in comparison with other intravascular catheters, as well as demonstrate the ability of the catheter to characterize arterial wall tissue. The results of the pre-clinical trials allowed us to obtain permits from regulatory authorities for performing clinical trials in Europe, Israel, and the United States.

In 2003, we completed the development of the initial IVMRI catheter prototype intended for use in clinical trials. Twenty-nine European patients participated in the first in man clinical trial through the end of 2004. The patients whose coronary arteries were examined using the IVMRI catheter during these trials sustained no major adverse cardiac events over a thirty day period after the catheterization. Thus, the trial confirmed the safety of the use of the IVMRI catheter in patients. Since 2005, we have extended the clinical trial using an amended protocol in Europe, Israel and the United States. This amended protocol consists of additional data, such as blood tests, intravascular ultrasound measurements in some patients and an increased number of measurements per patient with our IVMRI catheter. The trial is intended to further demonstrate the safety and performance of the IVMRI catheter in a larger number of patients, as required by the FDA. To date, more than one hundred patients have participated in our clinical trials.

As of the time of this prospectus, we have completed the development of the first generation of our IVMRI catheter. In December 2006, we received the CE Mark for our IVMRI catheter system, which is the required regulatory approval for marketing the product in Europe. In the coming months, we intend to complete the testing required by the FDA. These include additional pre-clinical and clinical testing intended to be completed by the middle of 2007. Upon completion of these tests, we plan to file a 510(k) application with the FDA to market the IVMRI catheter in the U.S. We expect to receive the FDA’s response by the middle of 2007. In the event that the completion of the testing is delayed or that the FDA requires additional testing to be conducted, the timelines for filing the application and for getting the FDA’s response would be delayed. Also, in the event that the FDA requires us to file a PMA, a more detailed process for obtaining marketing approvals, the timelines until we may market the IVMRI in the United States would be delayed.

We plan to begin marketing and sales in Europe and in the U.S. after obtaining the required regulatory approvals. Initially, we plan to sell our products to leading medical centers, who would also participate in a post-marketing clinical program intended to build indications for using IVMRI in clinical practice. We plan to use the data obtained in this clinical program to further grow our market.

Expansion into the Urology Field

In early 2006, we began to develop our technology for imaging prostate cancer. A system is being developed for urology clinics, which consists of an external console and an integrated endo-rectal MRI & ultrasound probe. The system is designed for the detection of prostate cancer, in a way which could potentially aid urologists in guiding prostate biopsies, staging of prostate cancer and guiding local treatment such as cryo- and brachy-therapy. We intend to develop our business in the field of urology through TopSpin Urology, our wholly-owned subsidiary.

Our first step in developing the urology product was to conduct a feasibility analysis. This analysis utilized simulation tools developed by TopSpin Israel and confirmed the preliminary feasibility of scaling up our MRI technology in order to potentially develop an endo-rectal probe with the required specifications for prostate imaging.

On September 13, 2006, we entered into an agreement on behalf of ourselves and our subsidiaries with the Technion Institute for Research and Development Ltd. for the development of a prototype of a prostate imaging probe for the diagnosis of prostate cancer. In return for performing certain tasks, Technion and Technion’s researcher will be entitled to obtain expenses for the tasks according to a research budget. The coordinated research under this agreement will last up to one year from the date of the agreement.

In late 2006, we developed a preliminary prototype of the prostate imaging product and started the first pre-clinical trials using this prototype for imaging excised human prostates.

Potential Additional Expansion

We plan to explore opportunities to expand the use of our MRI technology into areas other than cardiology and urology. These prospective areas may include imaging of the gastrointestinal tract, breast cancer, skin and the imaging of carotid arteries and other peripheral vasculature.

In addition, we are looking for opportunities to expand our current product portfolio by potentially developing intravascular imaging or diagnostic catheters that utilize other technologies and/or developing therapeutic intravascular catheters based on technologies. We may also explore other synergistic applications for our IVMRI catheter.

Competition in the Cardiology Market

Our main product is the IVMRI catheter for the characterization of lesions in the coronary arteries. We are also aware of a number of imaging technologies being developed by our potential competitors that are intended to characterize lesions in the coronary arteries. We believe that our IVMRI technology gives unique and accurate information that may not be obtainable by other technologies. Also, to the best of our knowledge, no potential competitor is currently developing a competing intravascular MRI catheter that can be used without an external MRI scanner.

Thermography

Volcano Corporation, a Delaware corporation, Thermocore Medical Ltd., a British corporation, whose license is now owned by Bristol Myers Squibb Co., a Delaware corporation and Medispes SA, a Greek corporation, have developed an intravascular catheter which takes precise measurements of the temperature of the arterial wall by monitoring temperature changes, which are associated with inflammation.

Optical Coherence Tomography

Goodman Company Ltd. and Terumo Medical Corporation, both Japanese corporations, have acquired the rights to market an intra-vascular catheter that produces high resolution images of the arterial walls by means of interferometry of backscattered infrared laser light.

NIR Spectroscopy

InfraRedX, Inc., a Massachusetts corporation, among other companies, has developed an intravascular catheter that performs spectroscopy, or spectral analysis, of infrared laser reflections from the arterial walls. A computer algorithm then attempts to determine the tissue composition from the spectrum.

Intravascular Ultrasound (IVUS): Virtual Histology and Elastography/Palpography

Volcano Corporation and Boston Scientific, both Delaware corporations, among other companies, are marketing IVUS catheters for ultrasound imaging of the coronary arteries. The conventional gray-scale IVUS systems allow the interventional cardiologists to obtain ultrasound images that give information mainly about the anatomy of the lesion. In addition, Volcano has obtained a license for virtual histology technology from the Cleveland Clinic, and a license for elastography technology from Erasmus Medical Center in the Netherlands. These two technologies are based on signal processing of ultrasound signals in a unique manner aimed to determine the composition and elasticity of coronary artery walls.

Expenditures on Research and Development

From the time of our inception in 1999 through September 30, 2006, we have invested a total of 83,675,000 NIS (approximately $19,757,969) in gross research and development expenses. We have funded our research and development expenses from our own resources and from grants from the Office of the Chief Scientist of the Israeli Ministry of Industry, Trade and Labor or the “OCS”, an Israeli governmental agency.

In 2004, 2005, and 2006, the OCS issued approval letters to TopSpin Israel approving three programs for development of the IVMRI catheter for imaging the coronary arteries, totaling 32,500,000 NIS (approximately $7,674,144), under the Israeli Promotion of Research and Development in Industry Law of 1984. According to these approval letters, TopSpin Israel was entitled to a grant of 40% of the approved expenses in these programs for research and development. The OCS has notified us that it approved a total of 10,113,000 NIS of recognized expenses in 2004 and 9,371,000 NIS of recognized expenses in 2005. As of the date of this prospectus, we have actually obtained funds totaling approximately 4,021,000 NIS (approximately $949,469) due to 2004, 3,869,000 NIS (approximately $913,577) due to 2005, and 2,695,000 NIS (approximately $636,364) due to 2006, from the OCS.

In 2006, the OCS issued an approval letter to TopSpin Urology approving a program for the development of an endorectal MRI system for the imaging of prostate cancerous tumors under the Israeli Promotion of Research and Development in Industry Law of 1984. It awarded a total of 3,200,000 NIS (approximately $755,608). According to this approval letter, TopSpin Urology was entitled to a grant of 40% of the approved expenses in this program for research and development. TopSpin Urology has not actually obtained any of such funds from the OCS.

According to the Israeli Regulations for the Promotion of Research and Development in Industry (Royalty Rates and Rules of their Application), 1996, TopSpin Israel and TopSpin Urology must pay the Chief Scientist royalties during the commercial stage of the project, that is once marketing of our product begins, at a rate of 3% of sales during the first three years from the start of repayment and 3.5% of sales from the fourth year onward until the full repayment of the grants, which are linked to the U.S. Dollar and bear interest.

Intellectual Property

TopSpin Israel owns five registered patents and twelve pending patent applications worldwide for its technology. In the United States, TopSpin Israel holds the exclusive rights to three patents. U.S. Patent No. 6,377,048, entitled Magnetic Resonance Imaging Device for Operation in External Magnetic Fields, issued April 23, 2002 concerns the use of our MRI technology in conjunction with a conventional MRI device. U.S. Patent No. 6,704,594 entitled Magnetic Resonance Imaging Device, issued March 9, 2004 and U.S. Patent No. 6,600,319, entitled Magnetic Resonance Imaging Device, issued July 29, 2003 concern the basic technology for local MRI imaging from a miniature imaging probe. In addition, we hold the exclusive rights to Patent No. 149945 in Israel and Patent No. 3872431 in Japan, both which concern our basic technology for local MRI imaging from a miniature probe.

Potential Customers and Marketing Efforts

We do not have any customers at the present time. Potential customers for the IVMRI catheter system include hospitals, clinics and medical institutions that operate cardiac cath labs. Initially, we plan to sell our products to leading medical centers, who would also participate in a post-marketing clinical program intended to build indications for using IVMRI in clinical practice. We believe that an initial market for IVMRI can be developed prior to establishing a reimbursement policy by medical insurers.

We believe that if we accumulate significant clinical data as part of our early commercialization to demonstrate the clinical benefit of IVMRI, medical insurers may, over time, provide reimbursement to our customers for using IVMRI. We believe that the recognition of our IVMRI catheter product as reimbursable by medical insurers is very important for creating the demand for the IVMRI catheter in our target markets.

On October 3, 2006, through TopSpin Israel, we entered into an agreement with Top Medical B.V., a company organized under the laws of the Netherlands, for the distribution of our IVMRI catheter in the

Netherlands, Belgium and Luxembourg. The agreement provided for the appointment of Top Medical B.V. as our exclusive distributor and marketer of the IVMRI catheter in those territories. This appointment is subject to Top Medical’s compliance with periodic goals concerning the purchase of minimum quantities of the IVMRI catheter. Top Medical undertook to perform marketing activities with the IVMRI catheter and to provide support and training services concerning the use of the device to end purchasers. Top Medical may not market any competing product without our or TopSpin Israel’s express prior authorization. This agreement will terminate three years after the date we obtained the CE mark from a European Union Notified Body for the sale of the IVMRI catheter, unless extended by mutual agreement of the parties. Under the agreement, TopSpin Israel must indemnify Top Medical and its subsidiaries, directors, stockholders, managers, and employees for any payment made by Top Medical to a third party for any claim, including for breach of intellectual property rights, losses, damages and expenses (including attorneys’ fees) arising from: (1) the breach of an obligation and/or representation of TopSpin Israel; (2) acts of negligence, malice, or criminal acts committed by TopSpin Israel. and/or by any party on TopSpin Israel’s behalf; or (3) demands in connection with product liability or warranty or damage caused to a third party as a result of the use of the IVMRI catheter. Further, Top Medical must indemnify TopSpin Israel and its directors, managers and employees against any payments made by TopSpin Israel to a third party in connection with any claim, loss, damage or expense (including attorneys fees) arising from: (1) breach of Top Medical’s obligations and representations under the agreement; (2) acts of negligence, malice or criminal acts committed by or on behalf of Top Medical; (3) publicity or sales promotion or sales of the IVMRI catheter by Top Medical; or (4) a negligent approach by Top Medical to the IVMRI catheter, or modifications or additions to the IVMRI catheter by Top Medical.

We believe that we are not dependent on the marketing agreement with Top Medical. We intend to examine the possibility of engaging additional local distributors in the European Union and other countries. We will also examine the prospects of setting up autonomous sales force or, alternatively, forming distribution arrangements with a strategic partners who are engaged in the medical devices for interventional cardiology industry in the United States and other countries. In Japan, we plan to consider arrangements with a distribution company specializing in the sale of cardiology equipment before placing the IVMRI catheter on the Japanese market.

Suppliers and Subcontractors

We buy our IVMRI catheter components from dozens of suppliers and do not possess written agreements with the majority of these suppliers. Instead, we place purchase orders from time to time according to our needs. These suppliers provide raw materials, components and various services, as well as processes related to the IVMRI catheter.

We believe that alternative suppliers can be found for the majority of raw materials, components and services within one to two months. We would require six to twelve months to replace a small number of suppliers related to supplies for the IVMRI catheter and the external console because of the time required to train new suppliers and have the new suppliers adjust their products to our needs. To reduce the risks of delays due to the replacement of a supplier, we plan to keep an inventory of raw materials and components to cover the training period for replacement suppliers. After our transition to commercial production of our product, we intend to train alternative suppliers of the majority of our resources and to keep an inventory of raw materials, components and finished products so as to reduce the risk of discontinuation of supply sources.

In addition, we have entered into arrangements with subcontractors for providing various services related to the development of our imaging products and the performance of pre-clinical and clinical trials with the IVMRI catheter.

Governmental Regulation: Medical Devices

We are subject to governmental regulation regarding our medical devices in Europe, the United States, Japan and elsewhere. For this purpose, we employ experienced consultants on regulation and quality assurance in the European and United States markets, notably with regard to regulatory permits for interventional cardiology.

In Europe, we must obtain a CE mark from the appropriate regulatory bodies. A CE mark is a European standard for manufactured products that certifies that a product meets the statutory criteria and technical specifications by the respective authorities on matters such as health, safety and the environment. The standard ensures free trade between the European Union and EFTA member states (Iceland, Liechtenstein, and Norway) and allows the European enforcement and customs authorities to prohibit the marketing of similar products that do not have a CE marking. Under the European Conformity directive on Medical Devices, which went into effect in 1998, all manufacturers of medical instrumentation must comply with European Conformity provisions and obtain a CE mark. All medical instrumentation is tested by entities known as “Notified Bodies,” which are charged by the European Conformity with evaluating the characteristics of a product and a manufacturer’s quality control methods. The Notified Bodies will award a CE mark to a manufacturer if they find the manufacturer’s procedures to be acceptable.

In the United States, we must comply with the standards promulgated by the Food and Drug Administration, an agency belonging to the Department of Health and Human Services. The FDA is entrusted with the protection of the health of the American public through the introduction and enforcement of high product standards. The FDA ensures the safety of products such as pharmaceuticals for human and veterinary use, biological products and medical devices. Foreign companies making medical devices and desiring to export them to the United States must comply with FDA regulatory requirements because the FDA does not recognize any regulatory certificates issued by foreign regulatory agencies. The FDA requires medical device manufacturers to comply with quality assurance regulations through delivery of scientific reports regarding the medical devices, the appointment of an American agent and by allowing FDA representatives to inspect the manufacturing processes of the medical devices. The FDA permits commercial distribution of a new medical device only after the device has received 510(k) clearance or is the subject of an approved “pre-market approval,” or PMA, application. The FDA will clear marketing of a medical device through the 510(k) process if it is demonstrated that the new product is substantially equivalent to other 510(k)-cleared products. The PMA approval process is more costly, lengthy and uncertain than the 510(k) clearance process. Both of these FDA procedures are designed to ensure that the medical device is safe and efficient. They require a number of clinical trials that may extend the time required before regulatory approvals may be obtained.

In the coming months, we intend to complete the testing that is required by the FDA. These include additional pre-clinical and clinical testing intended to be completed by the end of the first quarter of 2007. Upon completion of these tests, we plan to file a 510(k) application with the FDA to market the IVMRI catheter in the U.S. We expect to receive the FDA’s response by the middle of 2007. The amount of time before we receive the marketing approval, though, is contingent upon the number and extent of the requirements deemed necessary by the FDA. In the event that the completion of the testing is delayed or that the FDA requires additional testing to be conducted, the timelines for filing the application and for getting the FDA’s response would be delayed. The FDA may also require us to follow the PMA approval process.

We are also subject to regulations made by Israeli government agencies. First, the Promotion of Research and Development in Industry Law of 1984 requires that an applicant must meet certain criteria before receiving research and development grants from the Chief Scientist. Recipients of benefits under this law must pay royalties from any income derived from the product developed with use of the grant money. Further, the product must have been researched and developed only in Israel unless the Research Council of the Ministry of Industry, Trade and Labor has approved a transfer of production rights outside of Israel. We have received grants from the Chief Scientist under this law, and we must pay royalties to the Treasury from any commercial sale of our products.

Our operations in Israel also are subject to a Health Ministry permit for human trials of medical devices. All Health Ministry permits require an approval for medical devices and accessories and an approval by the Helsinki Committee. An MDA is defined as a device, accessory, chemical substance, biological or technological product used for medical treatment or necessary for the operation of a device or accessory used for treatment and not necessarily intended to act on the human body as a drug. The MDA Unit of the Health Ministry issues import permits for MDAs, monitors their marketing in Israel, and approves their clinical trials.

The Public Health Regulations of 1980 for Medical Trials in Humans and Procedure 14 of the Health Ministry Pharmaceutical Division control the procedures for approval of medical trials and tests of medical equipment on humans. The regulations stipulate that a medical trial on humans will only be approved after the Helsinki Committee at the hospital intending to perform the trial has approved the medical trial and notified the medical director at the hospital in writing. The Helsinki Committee will not approve the performance of the medical trial unless it is fully satisfied that it has advantages to the trial participants and society at large that justify the risk and inconvenience for the participants and that the medical and scientific information justifies the performance of the requested medical trial. The medical director must also be satisfied that the trial is not contrary to the Helsinki Declaration or to other regulations. We have been and are currently engaged in clinical trials in Israel in accordance with the approvals of the MDA and the Helsinki Committee.

Employees

As of the date of this prospectus, TopSpin Israel has 47 full-time employees. TopSpin and TopSpin Urology do not have any employees. Forty employees conduct research and development for TopSpin Israel. From the beginning of 2006 to the date of this prospectus, TopSpin Israel’s work force has increased by 30% in view of the accelerated development of the IVMRI catheter and the start of the development of the prostate imaging product. The majority of research and development work is completed by employees possessing qualifications in science, medicine and engineering. In addition, TopSpin Israel works with consultants and subcontractors in specific areas of expertise and has entered into agreements with a number of leading physicians and scientists in the field of interventional cardiology. The physicians and scientists form a scientific advisory board who, together with other clinical investigators, consult with TopSpin Israel regarding product requirements, the planning and performance of pre-clinical and clinical trials, and the publication of the results of the research in professional journals and at conferences. The majority of the scientific advisory board members and additional clinical investigators are paid for their services by us according to consulting arrangements. These experts’ opinions, however, are not binding on us. Our employees have signed personal employment agreements for monthly salaries, which are subject to annual review. These employment agreements may be terminated by prior notice.

None of the employees of TopSpin Israel are represented by a collective bargaining agreement, nor have we experienced any work stoppages. We believe that our relations with the employees are good. We have not adopted a Code of Ethics as of the date of this prospectus but intend to do so in the near term.

Legal Proceedings

We are not a party to any legal proceeding.

Facilities

We are actively conducting business in Lod, Israel. In 2003, TopSpin Israel entered into a five-year lease agreement with a third party for the lease of space where we maintain our offices, laboratories and a “clean room” for the production of our MRI-based product. This lease costs approximately 600,000 NIS annually. In December 2006, we entered into an additional five-year lease agreement with the third party for the lease of additional space at the same facility at a cost of approximately 125,000 NIS annually.

We also own medical and technological equipment for the manufacture and development of our product and additional systems for the establishment of a “clean room” working environment for production of our IVMRI catheters.

MANAGEMENT

As of the date of this prospectus, our directors and executive officers, their ages, and positions held, are as follows:

Name	Age	Position

Erez Golan(1)	36	Chief Executive Officer, President and Member of the Board of Directors, Chief Executive Officer and President of TopSpin Israel and TopSpin Urology
Eyal Kolka	37	Chief Financial Officer, Treasurer and Secretary; Chief Financial Officer and Senior Vice President of Business Development of TopSpin Israel
Yoav Venkert	46	Chief Operations Officer of TopSpin Israel
Michael Berman(1)	50	Chairman of the Board of Directors
Nissim Darvish	43	Director
Allon Reiter(2)	37	Director
Neil Cohen	44	Director
Gil Bianco(2)	56	Director
Ora Setter(1)(2)	56	Director

(1)	Member of the Compensation and Stock Option Plan Committee

(2)	Member of the Audit Committee

The following is a brief account of the education and business experience during at least the past five years of each director, executive officer, and key employee, indicating the principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Erez Golan

Mr. Golan became Chief Executive Officer and President and a member of its Board of Directors in September 1999. Since October 1999, Mr. Golan also has served as the Chief Executive Officer and President and a member of the Board of Directors of TopSpin Israel. Mr. Golan is also the Chief Executive Officer and President and sole Director of TopSpin Urology, which position he has held since May 2006. From 1997 to 1999, Mr. Golan worked for Medinol Cardiovascular Technology Ltd., a medical devices company focused in interventional cardiology. Before that, Mr. Golan was a project officer in the Israeli air force. Mr. Golan received a B.Sc. and M.Sc. from Hebrew University.

Eyal Kolka

Mr. Kolka became a member of our Board of Directors in September 1999 and in October 1999 he also became a Member of TopSpin Israel’s Board of Directors. Mr. Kolka served on both Boards of Directors until December 2002. In April 2001, Mr. Kolka was appointed Chief Financial Officer and Senior Vice President of Business Development of TopSpin Israel and in January 2003, Mr. Kolka was appointed the Secretary of TopSpin. In January 2004, Mr. Kolka was appointed Chief Financial Officer and Treasurer. From 1999 to 2001 Mr. Kolka was the Chief Executive Officer of Ad4ever Inc., an internet startup company. Before that Mr. Kolka was a partner and Vice President in Sigma PCM Investments Ltd., an Israeli investment bank. Mr. Kolka received a B.Sc. and M.Sc. from the Hebrew University and M.B.A. from Tel Aviv University.

Yoav Venkert

Mr. Venkert was appointed Chief Operations Officer of TopSpin Israel in June 2004. From 2003 to 2004 Mr. Venkert was the Chief Operations Officer of Edge Medical Devices Ltd., a medical devices company. From 1998 to 2003 Mr. Venkert was the Vice President of Operations and later the Chief Operations Officer and General Manager of UltraGuide Ltd., a medical devices company. Before that Mr. Venkert held a number of positions, including Vice President of Operations, in Kulicke & Soffa Ltd., a semiconductors company.

Mr. Venkert was Global Distribution Manager in Micro Swiss, a subsidiary of Kulicke & Soffa Ltd. before then. He received a B.Sc. and MBA from Technion.

Michael Berman

Mr. Berman became a member of our and TopSpin Israel’s Boards of Directors in April 2003. In November 2003, Mr. Berman became the Chairman of both Boards of Directors. Since 2000, Mr. Berman has been working with a number of medical devices companies and companies investing in the medical devices industry and is a member of the boards of directors of most of these companies. Mr. Berman also acts as a consultant to Pembroke Management Ltd., an investment advisor to Israel Seed IV, L.P. From 1986 until 1999 Mr. Berman held a number of positions in Boston Scientific and SciMed Life Systems Inc., which was acquired by Boston Scientific in 1995, including: President of Scimed, Senior Vice President of Boston Scientific, Group President of the Cardiology Businesses of Boston Scientific and a member of its Executive Committee. Mr. Berman received a B.S. and an M.B.A. from Cornell University.

Nissim Darvish

Dr. Darvish became a member of our and TopSpin Israel’s Boards of Directors in March 2005. Since 2002 Dr. Darvish has been a partner in Pitango Venture Capital, a venture capital firm which is the general partner of the Pitango Group. Before that Dr. Darvish , with others, founded Impulse Dynamics, a medical devices company, and for seven years served as its Chief Executive Officer and President. Dr. Darvish received an M.D. and D.Sc. from the Technion.

Allon Reiter

Mr. Reiter became a member of our and TopSpin Israel’s Boards of Directors in April 2004. Mr. Reiter is also a member of Audit Committee of our Board of Directors. Since 1996, Mr. Reiter has been employed by Giza Venture Capital, a venture capital firm which is the general partner of the Giza Group, and currently serves as a Vice President in Giza Venture Capital. Mr. Reiter received a B.A. from Haifa University and MBA from the Tel Aviv University.

Neil Cohen

Mr. Cohen became a member of our and TopSpin Israel’s Boards of Directors in December 2002. Since 1995, Mr. Cohen has acted as a founder and Managing Partner in Israel Seed, a venture capital firm which is the general partner of the Israel Seed IV L.P. Prior to that time, Mr. Cohen was the founding editor of Jerusalem Post Money Magazine. Mr. Cohen received an M.A. from Oxford University.

Gil Bianco

Mr. Bianco became a member of our Board of Directors in November 2005 as an “Independent Director” in accordance with Israeli law. From 2003 until today, Mr. Bianco has acted as a consultant, entrepreneur and a member of the board of directors of several companies, mostly in the medical field. Mr. Bianco is also a member of the Board of Directors of the Tel Aviv Stock Exchange. From 1983 until 2003, Mr. Bianco held a number of positions in Agis Industries (1983) Ltd., a pharmaceutical company, including Chief Executive Officer and a member of its Board of Directors. Mr. Bianco received a B.A. from the Tel Aviv University. Mr. Bianco is also a member of the Board of Directors of BioCancell Therapeutics, Inc., a United States company that is traded on TASE.

Ora Setter

Dr. Setter became a member of our Board of Directors in November 2005 as an “Independent Director” in accordance with the Israeli law. Dr. Setter is also a member of our Audit Committee and Compensation Committee. From 2002 until 2006, Dr. Setter served as the Chief Executive Officer and Academic Director of Lahav (1992) Executive Education Center Ltd. at the Faculty of Management, Tel Aviv University. Dr. Setter has twenty years of experience in performing consulting to a variety of large enterprises in Israel including the major industrial companies and political parties. Dr. Setter established a few start-up companies in the area of knowledge management and e-learning. She is an active lecturer in Israel and in international conferences. Dr. Setter received her doctorate of business from Tel Aviv University. She is also a member of the Board of Directors of On Track Innovation Ltd., an Israeli company traded on the Nasdaq Stock Market Inc.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the shares of our Common Stock beneficially owned as of the date of this prospectus by: (i) each of our officers and directors who hold any shares, (ii) all officers and directors as a group, and (iii) by each person known by us to beneficially own five percent (5%) or more of the outstanding shares of our Common Stock.

			Percentage Ownership
	Total Number of Shares		of Common Stock
Name and Address of Beneficial Owner	Beneficially Owned(1)		in the Company(1)

Erez Golan	12,402,727	(2)	7.77%
Global Park 2 Yodfat Street, Third Floor North Industrial Area Lod 71291 Israel
Eyal Kolka	1,695,000	(3)	1.05%
Global Park 2 Yodfat Street, Third Floor North Industrial Area Lod 71291 Israel
Yoav Venkert	1,385,625	(4)	0.86%
Global Park 2 Yodfat Street, Third Floor North Industrial Area Lod 71291 Israel
Michael Berman	860,575	(5)	0.54%
Global Park 2 Yodfat Street, Third Floor North Industrial Area Lod 71291 Israel
Johnson and Johnson Development Corporation	18,521,969	(6)	11.55%
Hutzot Shfaim Shfaim 60990 Israel
Pitango Group(7)	26,842,506	(8)	16.61%
11 HaMenofim St., Bldg. B Herzliya 46725 Israel
Giza Group(9)	21,541,880	(10)	13.33%
Ramat Aviv Tower 40 Einstein St. Tel Aviv 61172 Israel
Israel Seed IV, L.P.(11)	24,194,594	(12)	14.97%
Beit Hatayelet 2 Beitar Street Jerusalem 93386 Israel
All directors and officers as a group (nine persons)	16,343,927		10.01%

(1)	Assumes the full exercise of all options and warrants that are exercisable by the holder within sixty days from the date of this prospectus and the conversion of all Convertible Bonds by the holder at a rate of one share for every 0.84 NIS owned in Convertible Bonds.

(2)	Mr. Golan holds 11,927,727 shares of Common Stock in his own name and 475,000 shares through Erez Golan Holdings, Ltd., a private company wholly-owned and controlled by him.

(3)	Includes 1,695,000 shares of Common Stock underlying unregistered options, which Mr. Kolka has the right to acquire within 60 days of the date of this prospectus.

(4)	Includes 1,385,625 shares of Common Stock underlying unregistered options, which Mr. Venkert has the right to acquire within 60 days of the date of this prospectus.

(5)	Includes 94,200 shares of Common Stock underlying Series 1 Warrants and 609,375 shares of Common Stock underlying unregistered options, which Mr. Berman has the right to acquire within 60 days of this prospectus.

(6)	Includes 804,600 shares of Common Stock underlying Series 1 Warrants, which Johnson and Johnson Development Corporation has the right to acquire within 60 days from the date of this prospectus. Johnson and Johnson Development Corporation is a subsidiary of Johnson and Johnson, a public company incorporated in New Jersey.

(7)	The Pitango Group holds shares of Common Stock through Pitango Venture Capital, Pitango Venture Capital Fund III (USA) L.P., Pitango Venture Capital Fund III (Israeli Investors) L.P., Pitango Venture Capital Fund III (USA) Non-Q L.P., Pitango Principals Fund III (USA) L.P., and Pitango Venture Capital Fund III Trusts 2000 Ltd. All members of the Pitango Group, except for Pitango Venture Capital Fund III Trusts 2000 Ltd., are limited partnerships, in which the general partner is Pitango VC Fund III G.P. The holders in Pitango VC Fund III, G.P. are private companies that are wholly-owned by the following persons: Rami Bracha, Bruce Crocker, Izhak Hillel, Rami Kalish, Aharon Minkovsky, Yitzhak Shrem, Zeev Binman and Chemi Peres. Pitango Venture Capital Fund III Trusts 2000 Ltd. is a private company indirectly owned and controlled by the above named persons, which holds the shares of TopSpin Common Stock in trust for three limited partnerships: Pitango Families Fund III (Israel) L.P., Pitango CEO Fund III (Israel) L.P., and Pitango CEO Fund III (USA) L.P. Pitango VC Fund III G.P. is also the general partner of these three limited partnerships. The Pitango Group is a party to the stockholders’ voting agreement discussed below in the section entitled “Voting Agreement.”

(8)	Includes 2,112,600 shares of Common Stock underlying Series 1 Warrants, which the Pitango Group has the right to acquire within 60 days from the date of this prospectus.

(9)	The Giza Group holds shares of Common Stock through Giza Venture Fund II G.P., a venture capital fund that holds shares through the following limited partnerships including: Giza GE Venture Fund III L.P., Giza Alpinvest Venture Fund III L.P., Giza Venture Fund III Limited Partnership, Giza Gmulot Venture Fund III Limited Partnership and Giza Executive Venture Fund III L.P. The general partner in these limited partnerships is Giza Private Investments LLC, which is controlled by Messrs. Zeev Holzman and Zvi Shehter. The Giza Group is also a party to the stockholders’ voting agreement discussed below in the section entitled “Voting Agreement.”

(10)	Includes 2,113,200 shares of Common Stock underlying Series 1 Warrants, which the Giza Group has the right to acquire within 60 days from the date of this prospectus.

(11)	Israel Seed IV, L.P. is a limited partnership where the general partners is Israel Ventures Partners 2000 Ltd., a private company controlled by Mr. Neil Cohen, who is also a member of our Board of Directors. Israel Seed IV, L.P. is also a party to the stockholders’ voting agreement discussed below in the section entitled “Voting Agreement.”

(12)	Includes 2,113,800 shares of Common Stock underlying Series 1 Warrants, which Israel Seed IV, L.P. has the right to acquire within 60 days from the date of this prospectus.

Voting Agreement

On August 22, 2005, the Giza Group, the Pitango Group and Israel Seed IV, L.P. entered into an agreement regarding their shares of our Common Stock. The parties agreed that they would vote together at every general meeting of stockholders to (1) ensure that our Board of Directors would consist of up to seven directors and the parties would not vote to increase or decrease the number of directors without an amendment to the voting agreement; (2) appoint three directors with each of the parties being represented by one of these directors; (3) appoint the CEO, ex officio, as a director; (4) appoint one independent professional as a director that has a reputation in the industry; and (5) appoint two external directors, preferably independent industry experts with pertinent experience. The director appointed by each respective party may not be removed from his position except at the written demand of the respective party. Also, the parties agreed to favor the incumbent CEO and to name him as a party to the agreement and to favor the incumbent directors elected by the parties. The parties have also agreed to vote at every general meeting so that our field of operation would continue to be development, research, manufacturing, commercialization and marketing of medical devices. This agreement will continue as long as the parties own a total of at least 8% of issued and outstanding capital stock. The agreement pertains to all shares owned by the party at the time of the agreement or acquired at any time after the agreement. In the event of any transfer of Common Stock to a third party, other than through a public transaction on the TASE, the third party must comply with the terms of the voting agreement. The voting agreement may be terminated by the decision of the majority of the parties to the agreement. The agreement is subject to the laws of the State of Delaware.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the aggregate cash compensation paid during the 2005 and 2006 fiscal years to our Chief Executive Officer and to our two most highly compensated executive officers other than our CEO, whose annual salary and bonuses exceeded $100,000 for the applicable years.

							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation
Name and Principal Position	Year	($)(1)	($)(1)	($)	($)(1)(2)	($)	($)	($)(1)(3)		Total ($)(1)

Erez Golan	2005	129,516	156,096	—	—	—	—	(90,838	)(4)	196,779
Chief Executive Officer,	2006	138,658	99,559	—	—	—	—	1,165,246	(5)	1,405,470
President and Member of
Board of Directors and
Chief Executive Officer and
President of TopSpin Israel
Eyal Kolka	2005	94,212	—	—	(16,060)	—	—	53,732	(6)	133,889
Chief Financial Officer and	2006	99,828	—	—	227,136	—	—	54,888	(7)	383,858
Secretary and Chief Financial
Officer and Senior VP of
Business Development of
TopSpin Israel
Yoav Venkert	2005	108,156	—	—	41,560	—	—	43,208	(8)	194,928
Chief Operations Officer of	2006	118,918	—	—	257,847	—	—	44,503	(9)	423,274
TopSpin Israel

(1)	All compensation received by the executives of TopSpin and TopSpin Israel is paid in NIS. For the purpose of completing this table in U.S. dollars, we have used the NIS-U.S. dollar exchange rate for each date that compensation was received by the executive officer, so that no single conversion rate has been used. The exchange rate throughout 2005 and 2006 ranged from 4.176 NIS for one dollar (the lowest exchange rate) on December 14, 2006, to 4.741 NIS for one dollar (the highest exchange rate) on November 22, 2005.

(2)	Prior to January 1, 2006, we applied the intrinsic value method of accounting for stock options as prescribed by APB No. 25, whereby compensation expense is equal to the excess, if any, of the fair value price of the stock over the exercise price at the grant date of the award. In 2006, we estimated the fair value of stock options granted using the Binomial model with the following assumptions: dividend yield is 0%, expected volatility is 65%-80%, risk-free interest rate is 4.9%-5.2%, forfeiture rate is 0% for executive officers and suboptimal exercise factor is 3 for executive officers (the suboptimal exercise factor is representing the value of the underlying stock as a multiple of the exercise price of the option which, if achieved, results in exercise of the option). In addition, until December 31, 2005, we considered all option plans as variable plans and thus the intrinsic value of all vested options is remeasured at each reporting date until the date of settlement. As of January 1, 2006, the fair value of the vested portion of the options was classified as a liability and remeasured at each reporting date until the date of settlement. In addition, we recorded in 2006 the cumulative effect of the change in accounting principle. Compensation costs in 2006 are based on the change in the fair value of the options for each reporting period. We recognize compensation expenses for the value of our options based on the accelerated method over the requisite service period of each of the options.

(3)	All other compensation for Mr. Golan includes expenses or income related to the sale of shares to Mr. Golan in December 2002 at less than fair market value and related to the right of repurchase in our favor through December 2006 (for additional details see the “Employment of Erez Golan” section) totaling $136,254 in income in 2005 and $1,114,889 in expenses in 2006. We have a repurchase option to buy the unvested shares from Mr. Golan at a price equal to its original purchase price. Until December 31, 2005 we accounted for these shares as a variable plan and remeasured compensation at the period such shares were vested. As of January 1, 2006, the fair value of the vested portion of the options was classified as a liability and remeasured at each reporting date.

(4)	The items described as All Other Compensation to Mr. Golan in fiscal year 2005 include (1) $13,052 in expenses related to the use of a company car by Mr. Golan, (2) $17,653 in contributions by TopSpin Israel to managers insurance for Mr. Golan’s benefit and (3) $136,254 in income related to the sale of shares to Mr. Golan in December 2002 at less than fair market value and related to our right of repurchase through December 2006 (see footnote 3 above).

(5)	The items described as All Other Compensation to Mr. Golan in fiscal year 2006 include (1) $15,367 in expenses related to the use of a company car by Mr. Golan, (2) $19,271 in contributions by TopSpin Israel to managers insurance for Mr. Golan’s benefit, (3) $10,309 in contributions by TopSpin Israel to an education fund for Mr. Golan’s benefit and (4) $1,114,889 in expenses related to the sale of shares to Mr. Golan in December 2002 at less than fair market value and also related to our right of repurchase through December 2006 (see footnote 3 above).

(6)	The items described as All Other Compensation to Mr. Kolka in fiscal year 2005 include (1) $27,912 in expenses related to the use of a company car by Mr. Kolka and (2) $13,439 in contributions by TopSpin Israel to managers insurance for Mr. Kolka’s benefit.

(7)	The items described as All Other Compensation to Mr. Kolka in fiscal year 2006 include (1) $27,773 in expenses related to the use of a company car by Mr. Kolka and (2) $14,284 in contributions by TopSpin Israel to managers insurance for Mr. Kolka’s benefit.

(8)	The items described as All Other Compensation to Mr. Venkert in fiscal year 2005 include (1) $18,949 in expenses related to the use of a company car by Mr. Venkert and (2) $15,740 in contributions by TopSpin Israel to managers insurance for Mr. Venkert’s benefit.

(9)	The items described as All Other Compensation to Mr. Venkert in fiscal year 2006 include (1) $18,622 in expenses related to the use of a company car by Mr. Venkert and (2) $17,284 in contributions by TopSpin Israel to managers insurance for Mr. Venkert’s benefit.

Employment of Erez Golan

Generally.  On December 9, 2002, TopSpin Israel entered into an employment agreement with Mr. Erez Golan under which he would serve as the Chief Executive Officer and President of TopSpin Israel as a full-time employee. On August 22, 2005, the agreement was amended to extend it until August 2010, which is five years from the date of our initial public offering. In the event that the parties desire to extend Mr. Golan’s employment beyond 2010, then each party must provide written notice to the other party no later than six months prior to the end of the current agreement, otherwise Mr. Golan’s employment will automatically terminate in August 2010. Either party is authorized to terminate the business arrangement by giving at least three months advance written notice of intention to terminate. TopSpin Israel may terminate Mr. Golan for cause, which is a serious breach of trust, a material breach of certain provisions of his employment agreement, any willful or gross negligence that results in a material loss to the company, a willful failure to comply with the directives of the Board of Directors, or certain other violations of law. Mr. Golan must keep confidential all proprietary information that he receives through his employment.

Salary and Other Social Benefits.  Mr. Golan’s original salary was 40,000 NIS (approximately $9,445) per month and 45,000 NIS (approximately $10,626) beginning in September 2003. Under the 2005 amendment, Mr. Golan’s salary was raised to 50,000 NIS (approximately $11,806) per month. Currently, under a November 17, 2006 resolution of TopSpin’s Board of Directors, which was approved by our stockholders on January 7, 2007, Mr. Golan’s monthly salary is now 55,000 NIS (approximately $12,987) per month. His salary may be adjusted in the future according to the Israeli Consumer Price Index to account for the cost of living. We also provide Mr. Golan with other social benefits such as a company car, a cellular phone, managers insurance and an education fund. As CEO, he is also entitled to reimbursement reasonable expenses incurred in the performance of his duties.

Bonuses.  Under a December 2002 Employment Agreement, as amended in August 2005, TopSpin Israel granted Mr. Golan a loan in the amount of $50,000. In September 2006, this loan became a grant to Mr. Golan and he no longer was required to repay the loan.

Mr. Golan received a bonus of 120,000 NIS (approximately $28,335) in 2003 because we reached an operational milestone. Mr. Golan’s employment agreement also provides that, in the event that our Common Stock or TopSpin Israel’s common stock was publicly traded, either TopSpin Israel or we became an “issuer” as defined by the Sarbanes Oxley Act of 2002, or either we or TopSpin Israel merged into another company or sold all or substantially all of our or Topspin Israel’s assets to another company, then Mr. Golan would be entitled to receive a bonus of $120,000. Mr. Golan received this second $120,000 bonus in September 2005 when our Common Stock became publicly traded on the Tel Aviv Stock Exchange.

The 2005 amendment to the employment agreement also provides that Mr. Golan will receive a yearly bonus of $10,000 for each of fiscal years 2006, 2007 and 2008, subject to his remaining an employee or consultant of TopSpin Israel or a company affiliated with it. In addition, under a November 17, 2006 resolution of our Board of Directors, which was approved by our stockholders on January 7, 2007, Mr. Golan will receive a cash bonus to be calculated on the basis of our revenues during 2007, equaling 10% of the revenues over $250,000 and up to $500,000 and 5% of the revenues over $500,000. Also, please see the “Loan, Share Purchase and Share Repurchase Agreement” section below for details regarding the conversion of a loan to Mr. Golan into a bonus.

Non-Competition and Non-Solicitation.  As a condition to employment, Mr. Golan must refrain from competing with us during the term of his employment and for eighteen months after the termination of his employment agreement. Further, during his employment and for eighteen months after his employment terminates, Mr. Golan may not offer or solicit any of our or our subsidiaries’ employees, consultants, customers, suppliers, distributors, agents or contractors away from their dealings with us or our subsidiary. He must also grant all rights in any products that he develops during the course of his employment to TopSpin Israel.

Proposed Additional Compensation.  Subject to the approval by the Tel Aviv Stock Exchange, our Board of Directors and stockholders approved changes to Erez Golan’s option-related compensation on November 17, 2006 and January 7, 2007 respectively. This additional compensation includes a grant of 2,400,000 options to purchase Common Stock under the 2003 Israeli Stock Option Plan at an exercise price of $0.1503. These options would vest according to the following schedule: (a) 600,000 options would vest upon receipt of a CE Mark for our IVMRI catheter system by December 31, 2006 or up to 3 months thereafter (this milestone was achieved in December 2006), (b) 960,000 options would vest upon receipt of the FDA market approval or market clearance for the IVMRI catheter, if and to the extent that the FDA approval is received by June 30, 2007 or up to 4.5 months thereafter, and (c) 840,000 options would vest upon the occurrence of the earlier of (i) receiving a term sheet for investment in TopSpin Urology or in any other entity that holds or will hold our intellectual property rights in the urological field, including raising funds to develop our urology business by November 30, 2007, in the gross amount of $1,000,000 (not including grants by the Office of the Chief Scientist), (ii) the sale, transfer, grant of license or any other disposition of our urology business or assets, or (iii) a resolution in good faith by the our Board of Directors to internally fund the urology business instead of pursuing reasonably available outside funds. Any of these options that vest will be exercisable for ten years from the date of the option grant, except that if Mr. Golan’s employment terminates sooner, then the options will be exercisable for one year following the termination of Mr. Golan’s employment, regardless of the provisions of the 2003 Israeli Stock Option Plan.

Loan, Share Purchase and Share Repurchase Agreement.  Under a December 2002 Loan, Share Purchase and Share Repurchase Agreement, TopSpin Israel granted Mr. Golan a second loan of $100,000 with a 5% rate of interest, compounded annually, so that Mr. Golan could purchase 11,927,727 of our Common Stock. Mr. Golan pledged the shares that he purchased with the loan money as collateral. If he becomes unable to repay the loan, TopSpin Israel would only have recourse to seize those shares and may not recover by any other means. The loan agreement was amended in August 2005, so that the collateral was replaced with the shares that Mr. Golan holds in a private company wholly under his control, Erez Golan Holdings Ltd, which holds shares of our Common Stock. In addition, according to this amendment, half of the amount of this loan, or $50,000, would be converted into a grant to Mr. Golan at the end of two years from the day of the listing of our Common Stock on the TASE (September 1, 2007) and the balance of the loan, a second $50,000, will be converted into a grant three years from the day of the listing of our Common Stock on the TASE (September 1, 2008) as long as Mr. Golan is an employee or a consultant of TopSpin Israel or an affiliated company. This agreement also provided, though, that we, at our discretion, could require that the loan be repaid when we became an issuer, as defined by the Sarbanes-Oxley Act of 2002. We became an issuer under the Sarbanes-Oxley Act of 2002 upon the filing of this registration statement and prospectus with the SEC. For these and other reasons, on January 14, 2007 our Board of Directors approved, subject to the approval by our stockholders, the conversion of the entire outstanding loan into a grant to Mr. Golan. This grant will be accelerated from the original conversion-to-grant dates stated in the Loan, Share Purchase and Share Repurchase Agreement so that the loan is converted into a grant on the date that the stockholders approve the accelerated conversion. The loan will then be cancelled.

Until December 2006, a certain number of the shares purchased by Mr. Golan under this loan agreement were subject to a right of repurchase by us. Initially, 5/12 of the 11,927,727 shares were subject to this right of repurchase. The right of repurchase lapsed on a monthly basis over the four year period from December 2002 to December 2006, subject to the following acceleration term: the right of repurchase for 1/6 of the 11,927,727 shares lapsed in August 2003 after the company reached a certain milestone. Because Mr. Golan purchased the 11,927,727 shares of our Common Stock at a price below the market rate and we had the right of repurchase with respect to a certain number of the shares from the commencement of loan in December 2002 until December 2006, we showed the expense of this benefit to Mr. Golan in our financial records for fiscal years 2002, 2003, 2004, 2005 and 2006. For further information regarding the recognition of expenses related to this benefit, see footnote 3 to the Summary Compensation Table above.

Employment of Eyal Kolka

Employment Agreement, as amended

On April 25, 2001, we entered into an employment agreement with Mr. Eyal Kolka under which he would serve as the Chief Financial Officer and Senior Vice President of Business Development of TopSpin Israel as a full-time employee. The agreement was amended in June 2004 and May 2006. The parties can terminate the business arrangement by giving at least two months advance written notice. Mr. Kolka’s salary is set at 40,500 NIS (approximately $9,563) per month, adjusted to the Israeli Consumer Price Index to account for the cost of living. TopSpin Israel also provides Mr. Kolka with other benefits such as a company car, a mobile phone, managers insurance and an education fund. He is also entitled to reimbursement of reasonable expenses incurred in the performance of his duties. As described below, Mr. Kolka holds 40,000 outstanding options granted under the 2001 Israeli Stock Option Plan and 2,480,000 options granted under the 2003 Israeli Stock Option Plan.

Change in Control Provisions

In accordance with Mr. Kolka’s employment agreement, upon the termination of his employment for any reason, except for termination for cause as defined in his employment agreement, Mr. Kolka will be entitled to continue to receive his salary for a period of three months after the termination of his employment agreement.

In accordance with Mr. Kolka’s option agreements, 412,500 options not yet vested with an exercise price of $0.02, will immediately vest upon the closing of a sale of all or substantially all of our assets and/or shares (i) immediately after which Mr. Kolka continues to be employed by the successor company, on comparable terms, if Mr. Kolka’s employment with the successor company is terminated (other than for cause) within 12 months following the date of closing of such sale; or (ii) if immediately after such sale Mr. Kolka is not offered to continue to be employed by the successor company, in a comparable position and on comparable terms.

Employment of Yoav Venkert

In June 2001, TopSpin Israel entered into an employment agreement with Mr. Yoav Venkert under which he would serve as its Chief Operations Officer as a full-time employee. The agreement was amended in May and June 2006. The parties can terminate the business arrangement by giving at least four to five months advance written notice. Beginning on May 8, 2006, under a June 6, 2006 resolution of our Board of Directors, Mr. Venkert’s salary was set at 43,000 NIS (approximately $10,153) per month, adjusted to the Israeli Consumer Price Index to account for the cost of living. TopSpin Israel also provides Mr. Venkert with other benefits such as a company car, a mobile phone, managers insurance and an education fund. He is also entitled to reimbursement of reasonable expenses incurred in the performance of his duties.

Mr. Venkert holds 2,737,000 outstanding options granted under the 2003 Israeli Stock Option Plan.

Outstanding Equity Awards at Fiscal-Year End Table

The following table sets forth information regarding unexercised options, unvested shares of Common Stock and any awards under an equity incentive plan as of December 31, 2006 for our Chief Executive Officer and two most highly compensated executive officers other than the CEO:

	Option Awards							Stock Awards
										Equity	Equity
										Incentive	Incentive Plan
										Plan	Awards:
				Equity						Awards:	Number
				Incentive Plan						Number of	Market
				Awards:				Number		Unearned	or Payout
	Number of	Number of		Number of				of Shares	Market	Shares,	Value of
	Securities	Securities		Securities				or Units	Value of	Units or	Unearned Shares,
	Underlying	Underlying		Underlying				of Stock	Share or	other	Units, or other
	Unexercised	Unexercised		Unexercised		Option	Option	that have	Units that	Rights that	Rights that
	Options (#):	Options (#):		Unearned		Exercise	Expiration	not	have not	have not	have not
Name	Exercisable	Unexercisable		Options (#)		Price ($)	Date	Vested (#)	Vested ($)	Vested (#)	Vested ($)

Erez Golan	—	—		—		—	—	—	—	—	—
Eyal Kolka	40,000	—		—		$2	04/2010
	1,380,000	—		—		$0.001	07/2013
	187,500	412,500	(1)	—		$0.02	08/2015
	50,000	—		450,000	(2)	$0.1494	06/2016	—	—	—	—
Yoav Venkert	991,875	595,125	(3)	—		$0.02	06/2014
	203,125	446,875	(4)	—		$0.02	08/2015
	150,000	—		350,000	(5)	$0.1494	06/2016	—	—	—	—

(1)	A total of 600,000 options were granted on September 1, 2005 and vest on a quarterly basis. 412,500 options remain unvested. They will continue to vest on a quarterly basis through September 2009 with 6.25% of the original grant vesting in each quarter.

(2)	These options will only vest upon our achievement of certain operational milestones before the middle of 2007. All milestones pertain to operational advancements in the fields of urology and cardiology. Varying numbers of options will vest upon the completion of each of the four operational milestones.

(3)	A total of 1,587,000 options were granted on June 20, 2004 and vest on a quarterly basis. 595,125 options remain unvested. They will continue to vest on a quarterly basis through June 20, 2008 with 6.25% of the original grant vesting in each quarter.

(4)	A total of 650,000 options were granted in September 2005 and vest on a quarterly basis. 446,875 options remain unvested. They will continue to vest on a quarterly basis through September 2009 with 6.25% of the original grant vesting in each quarter.

(5)	These options will only vest upon our achievement of certain operational milestones before the middle of 2007. All milestones pertain to operational advancements in the fields of urology and cardiology. Varying numbers of options will vest upon the completion of each of the four operational milestones.

Compensation of Directors

The following table sets forth information regarding the compensation paid to each of our directors during the 2006 fiscal year:

Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)(1)	($)	($)	($)	($)	($)	($)(1)

Michael Berman	29,750	—	63,736	—	—	—	93,486
Allon Reiter	—	—	—	—	—	—	—
Nissim Darvish	—	—	—	—	—	—	—
Neil Cohen	—	—	—	—	—	—	—
Gil Bianco	7,763	—	—	—	—	—	7,763
Ora Setter	9,452	—	—	—	—	—	9,452

(1)	The compensation received by Mr. Bianco and Dr. Setter is paid in NIS. For the purpose of completing this table in U.S. dollars, we have used the NIS-U.S. dollar exchange rate for each date that compensation was received by the director, so that no single conversion rate has been used. The exchange rate throughout 2006 ranged from 4.176 NIS for one dollar (the lowest exchange rate) on December 14, 2006 to 4.725 NIS for one dollar (the highest exchange rate) on February 22, 2006. Mr. Berman is paid in U.S. Dollars.

Narrative to Director Compensation Table

The following sections describe the agreements under which Mr. Berman, Mr. Bianco and Dr. Setter receive compensation for their services as members of our Board of Directors. No other Directors receive any compensation.

Consulting Agreement with Michael Berman

On May 1, 2003, we entered into a consulting agreement with the Chairman of our Board of Directors, Mr. Michael Berman. Mr. Berman agreed to provide us with consultation services for two full work days per month at a salary of $2,000 per day and a grant of options to acquire 650,000 shares of our Common Stock at an exercise price of $0.05 per share under the 2003 Israeli Stock Option Plan. Under the agreement, the options would vest over a four year period with 162,500 options vesting on May 1, 2004 and 40,625 options vesting in each quarter thereafter. We also agreed to reimburse Mr. Berman for all reasonable expenses incurred in the course of performing the consulting services. Mr. Berman is not our employee. However, Mr. Berman must still keep all information confidential, and not compete with us during the agreement and for two years after the agreement terminates. The agreement may be terminated through 14 days’ written notice by either party.

Director Compensation for Gil Bianco

Mr. Bianco’s compensation is required by the Israeli Companies Regulations (Rules Regarding Consideration and Expenses for Independent Directors). Those regulations require companies to approve the compensation to be paid to independent directors at (i) the fixed sum per annum set forth in the Israeli Companies Regulations (Rules Regarding Consideration and Expenses for Independent Directors), 5760-2000 and (ii) the fixed sum set forth in that regulation for participation in each meeting of the board of directors of the Company or any of its committees. In fiscal year 2006, Mr. Bianco was entitled to an annual retainer of 20,733 NIS (approximately $4,896) for serving as a member of our Board of Directors. He was also entitled to a fee of 1,038 NIS (approximately $245) for participating in each face to face meeting of the Board of Directors, 60% of that fee for participating a meeting via conference call and 50% of that fee for participating in a meeting by writing. The annual retainer and the fee per meeting are adjusted to the changes in the Israeli Consumer Price Index.

Director Compensation for Ora Setter

Dr. Setter’s compensation is required by the Israeli Companies Regulations (Rules Regarding Consideration and Expenses for Independent Directors). Those regulations require companies to approve the compensation to be paid to independent directors at (i) the fixed sum per annum set forth in the Israeli Companies Regulations (Rules Regarding Consideration and Expenses for Independent Directors), 5760-2000 and (ii) the fixed sum set forth in that regulation for participation in each meeting of the Board of Directors of the Company or any of its committees. For fiscal year 2006, Dr. Setter was entitled to an annual retainer of 20,733 NIS (approximately $4,896) for serving as a member of our Board of Directors. She was also entitled to a fee of 1,038 NIS (approximately $245) for participating in each face to face meeting of the Board of Directors, 60% of that fee for participating a meeting via conference call and 50% of that fee for participating in a meeting by writing. The annual retainer and the fee per meeting are adjusted to the changes in the Israeli Consumer Price Index.

Director and Officer Indemnification

In January 2004 and August 2005, we undertook to indemnify our officers and directors to the fullest extent permitted by Delaware law for any liabilities that they may incur for any action taken as an officer or director or in any other joint venture, partnership or enterprise. The indemnification includes any monetary liability imposed on the officer or director because of a verdict, fine, penalty, settlement agreement or any other reasonable amount expense accrued by the office or director in connection with any threat, activity, pending procedure, claim or civil, criminal or administrative proceeding or investigation, including any activity by or on behalf of us in which the officer or director is an interested party or is liable to an interested party, or where the officer or director has been threatened that he will become an interested party due to his being an officer of director. We will compensate an officer or director in advance for any reasonable amount that he has paid for any claim against him (including litigation costs and the costs of preparing an adequate defense) after the director or officer agrees that he will bear the detailed costs himself if it is found that the officer or director is not entitled to receive compensation under the agreement or our Certificate of Incorporation. The conclusion of any proceeding with a judgment, order, settlement agreement, indictment or similar conclusion against a director or officer will not give rise to the assumption that the officer or director acted in a manner other than in our best interests or, in respect to a criminal charge, had no reasonable grounds for assuming that his actions were illegal.

In a number of circumstances, an officer or director will not be entitled to indemnification or advance reimbursement for expenditures if: (1) a competent court of law has made a final verdict or order that a claim or claims against an officer or director arose out of deception or bad faith or that the officer or director was misled or, that the indemnification is not permitted under prevailing law; (2) the verdict or order by the court stemmed from a claim regarding infringement of the Securities Exchange Act of 1934, as amended, or other federal or state laws; (3) an act or omission occurred for which the officer or director is not entitled to receive compensation under Delaware law; (4) the proceedings or claims were initiated by the officer or director that were not in self-defense other than proceedings brought to pay compensation or where our Board of Directors has approved of the proceedings and the decision to file them; (5) expenditures or obligations of any kind were paid directly to the officer or director by the insurance company under the directors and officers liability policy; or (6) the claim relates to abuse of information that is not available to the public by the officer or director in all matters pertaining to the purchase and/or sale of our Common Stock. We will not be obligated to compensate an officer or director for every amount paid in the framework of a settlement agreement that was drawn up by the officer or director without our written consent. We will not sign any settlement agreement that would affect any proceedings against an officer or director without his written consent.

In addition, we undertook, that if Mr. Bianco or Dr. Setter, our independent directors, are required by the Israeli tax authorities to pay Value Added Tax with respect to their directorship fees, we will indemnify them with respect to such amounts, subject to (1) any applicable law, (2) our incorporation documents and (3) to the following terms: (a) they must inform us immediately and in writing after they become aware of any claim, demand or other action or proceeding (actual or potential), if a claim for indemnification in respect thereof can be made by them under this undertaking and (b) we will be entitled to defend and settle, on their behalf, and they will assist us in defending or settling such claim, including, without limitation, by issuing authorization letters or proxies to us and our professional advisors to act on their behalf.

We currently maintain directors’ and officers’ liability insurance for the purpose of paying these types of claims. We may decide to cancel our indemnification agreements with our officers and directors, but we will still be obligated to compensate an officer or director for any claims resulting from actions prior to the cancellation of the indemnification agreement. Currently, we have indemnification agreements with fifteen present or past officers and directors of both us and our subsidiaries.

CORPORATE GOVERNANCE

Applicable Provisions of Israeli Law

Under Article XIII of our Certificate of Incorporation, we are subject to sections 328-340 of the Israeli Companies Law of 1999 and the Israeli Securities (Purchase Offer) Regulations to the extent permitted by Delaware law. The following describes the applicable provisions of Israeli law that apply in addition to the laws of the State of Delaware.

Number of Directors; Election; Removal; Filling Vacancies; Independent Directors

A director that holds of office of Chairman of the Board of Directors may not also hold the office of General Manager, unless otherwise permitted by Section 121(c) of the Israeli Companies Law. Section 121(c) provides that the stockholders at an annual meeting of a public company may resolve that for a period of no more than three years from the date of passing the resolution in effect, the Chairman of the Board of Directors may be authorized to fulfill the duties of General Manager provided that, in counting the votes at the meeting, the majority must include at least two-thirds of the stockholders who are not holders of control in the corporation present at the vote and abstaining votes must not be taken into account in counting the votes of such stockholders.

The Board of Directors must at all times include at least two directors who are elected by stockholders where at least one of the following is true: (i) the majority of the votes represented at the stockholders’ meeting includes at least one-third of all of the votes of the stockholders who are not holders of control in the Company and who participate in the voting (with abstentions not being included in the total votes of the foregoing stockholders), or (ii) the total of opposing votes from among the stockholders referenced in subsection (i) does not exceed 1% of all the voting rights in the corporation. Directors elected in accordance with this provision are considered “Independent Directors.” For purposes of this provision, “control” is defined in the Israeli Companies Law as the ability to direct the activity of the corporation, and a person shall be presumed to control a corporation if he holds half or more of the means of control of the corporation such as the right to vote a general meeting or a corresponding body of the corporation or the right to appoint directors or the general manager of the corporation.

Any vacancy in the office of an Independent Director may be filled only by the stockholders and may not be filled by the remaining directors. If at any time there is less than two Independent Directors, the Board of Directors must call a special stockholders’ meeting for the election of Independent Directors. An Independent Director may not be removed from office without cause and no person may serve as an Independent Director for more than six one-year terms. An Independent Director is required to be a resident of the State of Israel.

At any election to fill the office of an Independent Director, other than an election to fill the office of an “Exempt Directorship” or a vacancy or a newly created directorship, only a person then serving in the office of an Independent Director may qualify for election to such office unless such person is otherwise disqualified to serve as an Independent Director. “Exempt Directorship” means the office of an Independent Director then filled by a person who was elected as an Independent Director for three (and not more than three) consecutive one-year terms.

An Independent Director must have, subject to Section 240(a1) of the Israeli Companies Law, professional qualifications or accounting and financial expertise, and at least one of the Independent Directors must have accounting and financial expertise.

No individual may be appointed as an Independent Director if, at the time of appointment or at any time during the preceding two years, he, his relative, partner, employer or a corporate body of which he is a controlling party had an interest in the company, in a person who was a controlling party of the company at the time of the appointment, or in another corporate body. For the purposes of this provision, (i) “interest” means an employment relationship, commercial or professional ties in general or control, as well as service as an officer, other than service as a director who was appointed as an Independent Director in a company that is due to offer shares to the public for the first time, and (ii) “other corporate body” means a corporate body in which the company or controlling member of it is a controlling member at the time of the appointment or during the two years before the time of appointment.

A director in a company cannot be appointed as an Independent Director in another company if at that time a director of the other company serves as an Independent Director of the first company.

An Independent Director may not receive any compensation from the company, except as determined by applicable law and except for insurance coverage and indemnification by the company’s bylaws or as determined by other applicable law.

Each committee of the board of directors must include at least one Independent Director.

If the board of directors learns of a suspicion that an Independent Director no longer meets the condition required under the applicable law for his appointment, or that he has violated his fiduciary duty of loyalty, the board of directors shall discuss the matter at the meeting first convened after it learned of the matter. If the board of directors determines that the Independent Director no longer meets a condition required under applicable law for his appointment or that he has violated his fiduciary duty of loyalty, than the board of directors must call a special meeting of the stockholders for the removal of the Independent Director. The reasons of the board of directors must be presented at the meeting of stockholders, and the Independent Director must be given a reasonable opportunity to present his position; the decision of the stockholders to terminate an Independent Directors’ term of office must be adopted with the same majority that was necessary for his appointment.

For a period of two (2) years following the termination of an Independent Director, a company may not directly or indirectly enter into any employment, consulting or other arrangement for fees with such person, and such person may not serve as a director or officer of the company, including a company controlled by such person.

Director Liability

Sections 252 through 256 of the Israeli Companies Law provide that (i) an officer holder owes a duty of care to the company as provided in sections 35 and 36 of the Civil Wrongs Ordinance, (ii) an office holder shall act with the standard of proficiency which a reasonable officer holder, in the same position and in the same circumstances, would act, and (iii) an officer holder shall owe a fiduciary duty to the company, and shall act in good faith and for the benefit of the company. The company may approve an act that would otherwise be deemed a violation of an officer holder’s fiduciary duty to the company if (1) the officer holder acted in good faith and neither the act nor the approve of the act prejudices the benefit of the company, and (2) the office holder disclosed the essence of his personal interest in the act, including any substantial fact or document, a reasonable time before the date of the discussion of the approval.

Business Combinations; Interested Transactions

A company may not entered into an “interested transaction” unless the transaction is approved by the following in the following order: (i) the audit committee of the board of directors, (ii) the board of directors, (iii) the meeting of stockholders, on condition that one of the following applies: (A) the majority of the votes at the meeting of stockholders includes at least one-third of all the votes of stockholders who do not have a personal interest in the approval of the transaction and who are participating in the vote (abstentions shall not be included in the total of the votes of such stockholders), or (B) the total of opposing votes from among such stockholders does not exceed 1% of all the voting rights in the company. For purposes of this provision, “personal interest” means a personal interest of a person in an action or a transaction of a corporation including a personal interest of his relative of and of another corporation in which he or his relative are interested parties, excluding personal interests deriving only from the holding of stock.

The term “interested transaction” means any transaction of a public company with its holder of control (as defined in Sections 1 and 268 of the Israeli Companies Law), or an exceptional transaction of a public company with another person in whom the holder of control has a personal interest, including a private offering in which the holder of control has a personal interest; and also a contract of a public company with its holder of control or such holder’s relative, if he also is an officer of the company, with respect to his service and employment conditions, and if he is a company employee and is not an officer, then with respect of his employment by the company. “Control” and “Control Block” are defined in Section 1 of the Israeli Companies Law. “Control Block” means a holding of 25% or more of the voting rights in the general meeting of the company if there is not other person who holds more than 50% of the voting rights in the company.

In addition, certain procedures must be followed by any stockholder voting on an interested transaction, or who has a personal interest in the interested transaction, and by any director who has a personal interest in the interested transaction.

Meetings of Stockholders

A notice of any annual or special meeting of stockholders by the company must be accompanied by a form of proxy card setting forth the resolutions to be presented by the board of directors for a vote at such meeting. In addition, a company must comply with Sections 87 and 89 of the Israeli Companies Law. Such provisions of the Israeli Companies Law provide that stockholders in a public company may vote at a stockholders’ meeting by means of a voting paper in which the stockholder indicates how he votes on resolutions relating to (i) the appointment and removal of directors; (ii) approval of acts or transactions requiring the approval of the general meeting pursuant to Sections 255 and 268 through 275 of the Israeli Companies Law; (ii) approval of a merger pursuant to Section 320 of the Israeli Companies Law; (iv) any other matter with respect to which the company’s charter provides that decisions of the general meeting may also be passed by means of a voting paper; and (v) other matters prescribed by the Israeli Minister of Justice pursuant to Section 89 of the Israeli Companies Law.

The company must also provide prompt notice of a stockholders’ meeting to the Israeli Securities Authority and the Tel Aviv Stock Exchange and must publish a notice of the meeting in two daily newspapers of general circulations in Hebrew at least two days prior to the meeting.

Each beneficial stockholder whose shares are held by a bank or a member of the Tel Aviv Stock Exchange and are registered on the books of the company, or in the name of any company acting for DTC, shall be permitted to participate at the meeting and to vote such stock by proxy.

Committees of the Board of Directors

The board of directors must appoint an audit committee comprised of at least three (3) directors. The members of the audit committee must include the Independent Directors, and may not include (i) the chairman of the board of directors, (ii) any director who is either employed by, or provides services to the company on a regular basis (other than in the capacity as a director), or (iii) any director who is either a controlling stockholder of the company or any relative of a controlling stockholder. In addition, Sections 110-118 of the Israeli Companies Law apply to the audit committee. Such sections generally authorize the board of directors to designate committees of the board, set forth the obligations of any committee and identify such powers as the board of directors may not delegate to a committee.

The audit committee must have the following duties: (i) to identify deficiencies in the management of the company in consultation with its Internal Auditor and auditing accountant, and recommending corrective measures if needed; and (ii) to consider the approval of actions by an officer allegedly in violation of such officer’s fiduciary duty of loyalty as set forth in Section 255 and 268 through 275 of the Israeli Companies Law including an Interested Transaction.

Internal Auditor

A company must have an Internal Auditor appointed by the board of directors, based upon the proposal of the audit committee. The Internal Auditor must be a natural person who is not (i) an interested party (as interested under applicable law), (ii) an officer or employee of the company or a relative of any officer or employee of the company, or (iii) the company’s auditing accountant or its designee.

The Internal Auditor must perform his duties consisted with Sections 3(a), 4(b), 8-10, 14(b) and 14(c) of the Israeli Internal Audit Law, 1992 (the “Internal Auditing Law”), subject to the provisions of the Israeli Companies Law. The Internal Auditing Law governs internal auditing in public entities such as governmental offices, governmental companies and statutory institutes. The Israeli Companies Law applies seven general sections from the Internal Auditing Law on the Internal Auditor of a public company, which sections relate to the Internal Auditor’s residence, experience, education and criminal record, the Internal Auditor’s professional standards, restrictions over the Internal Auditor’s additional positions and conflicts of interest, the Internal Auditor’s authority, the Internal Auditor’s report as evidence and permission to expand and/or preserve the Internal Auditor’s authority by the company, subject to Sections 146 through 153 of the Israeli Companies Law.

The Internal Auditor must submit to the audit committee periodic and annual audit plans for its advance approval. The chairman of the board of directors and the chair of the audit committee may delegate to the Internal Auditor additional audit duties for urgent examination in addition to the audit plan. The Internal Auditor must, among other duties, audit the company’s compliance with applicable laws and proper business practices. The Internal Auditor must report his findings to the chairman of the board of directors, the chairman of the audit committee and the general manager.

The Internal Auditor’s term in office may not be terminated without his agreement, and he shall not be suspended from office, unless the board of directors determines to terminate the Internal Auditor based upon the recommendation of the audit committee and after the Internal Auditor was given a reasonable opportunity to state his case before the board of directors and before the audit committee.

Mergers, Acquisitions and Transactions with Controlling Stockholders

A company is governed by the Israeli Securities (Transaction between a Company and a Controlling Stockholder therein) Regulations 2001 to the fullest extent permitted by Delaware law. These Israeli Securities Regulations generally govern transactions between a company and a controlling stockholder and the stockholders’ meetings convened for the purpose of approving a transaction with a controlling stockholder. For purposes of these provisions, the term “controlling stockholder” means a “holder of control” as defined in the Israeli Companies Law. The regulations require that the company give notice to the stockholders of a transaction with a controlling stockholder and that the company provide a transaction report containing all relevant details of the transaction. The regulations govern the contents of the notice and the transaction report and provide that the Israeli Securities Authority may deliver a directive to the company requesting that the company amend the transaction report.

Stockholders Rights to Examine Books and Records

Any stockholder of a company will have the right, upon written request, to receive copies of the minutes of meetings of stockholders, the company’s stock ledger and a list of its stockholders. A stockholder will also have the right, upon written request setting forth the purpose thereof, to receive copies of any document relating to any act or transaction requiring the consent of stockholders. The company may refuse a stockholder’s request if the board of directors believes that such demand was not made in good faith or that the requested documents include a commercial secret or patent or that the disclosure would otherwise have a material adverse effect on the company.

Compromises and Arrangements with Creditors and Stockholders

Whenever a compromise or arrangement is proposed between a company and its creditors or any class of them and/or between the company and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application of the company or of any creditor or stockholder, or on the application of any receiver or receivers appointed for the company under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for the company under the provision of Section 279 of the Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, or of the stockholders or class of stockholders, as the case may be, to be summoned in such manner as the court directors. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders, as the case may be, agree to any compromise or arrangement and to any reorganization of the company as a consequence of such compromise or arrangement, such compromise or arrangement and the reorganization shall, if sanction by the court to which the application has been made, be binding on all creditors or class of creditors, or on all of the stockholders or class of stockholders and on the company.

Corporate Action Without a Stockholder Meeting

If the stockholders of a company take action by written consent, the company will be required to give prompt notice of such action to any stockholder who did not execute such written consent no later than thirty days after the taking of the action.

Derivative Actions

Certain provisions of the Israeli Companies Law provide that a stockholder or director of a company may filed a derivate action by delivering a written demand to the company requesting that it exhaust its rights by instituting an action. The company may elect to take measures to drop the cause of action, reject the plaintiff’s demand or file a lawsuit. The plaintiff may elect to file a derivative action with the approval of any court having competence to hear the action if, in the plaintiff’s opinion, the measures taken by the company or the decision received in that respect by the company, did not drop the cause of action, the company rejected the plaintiff’s demand, the company did not file suit with seventy-five days of the notice of plaintiff’s intention to file suit, or the company did not respond to the demand.

All derivative actions require the approval of a court of competent jurisdiction to hear the action. The court has the authority to require the parties to pay costs and expenses relating to the derivative action in such manner as the court elects. The plaintiff may not withdraw a derivative action or enter into an arrangement or settlement with the defendant other than with the consent of the court.

Class Actions

The Israeli Class Actions Law provides that a person having a cause of action with respect to a security may, subject to the terms and conditions set forth in the foregoing act and with the consent of the relevant court, sue on behalf of a group all of whose members have a cause of action that has materially similar factual and legal ground.

Special Tender Offers; Forced Sale of Shares

Sections 328 through 340 and section 342a of the Israeli Companies Law relate to special tender offers and forced sales of shares. Such sections provide that in a public company, no purchase shall be affected as a result of which a person shall become a holder of a control block, if there is no such holder in the company, and not purchase shall be effected as a result of which the purchaser’s holding shall increase above 45% of the voting rights of the company, if there is no other person holding more than 45% of the voting rights in the company, other than by way of a tender offer in accordance with the Israeli Companies Law.

The sections regarding tender offers do not apply to the purchase of shares in a private placement, to purchase of shares which result in a purchaser holding more than 45% of the voting rights, to the purchase of shares which shall result in a purchaser becoming a holder of a control block, and all subject to the terms and conditions set forth in the Israeli Companies Law.

Where a special tender offer has been made, the board of directors must give its opinion to the offerees regarding the advisability of the special tender offer and must disclose all personal interests of each of the directors in the tender offer. The board of directors need not give such an opinion, though, if it is unable to do so, provided that it gives notice of its reasons for not so doing. A special tender offer must be made to all offerees, and the offer may only be accepted by a majority of the votes of those offerees who gave notice of their position with respect to the offer. The votes of a holder of a controlling interest in the offeror, a holder of a control block in the company, or any person acting on their or on the offeror’s behalf, shall not be taken into account.

A special tender offer may not be accepted unless shares conferring at least 5% of the voting rights in the company have been purchased. Shares purchased in contravention of these requirements of the Israeli Companies Law will not confer any right and will be “dormant” shares as defined in the Israeli Companies Law as long as the shares are owned by the purchaser.

Where a special tender offer has been accepted, the offeror, or any person controlling the offeror at the time of the offering, and any company controlled by them, shall not for a period of one year following the date of the tender offer, make another tender offer for the purchase of shares, and they shall not effect a merger of the company unless they undertook to do so in the special tender offer.

A person may not purchase shares of a company such that after the purchase he holds more than 90% of the shares other than by way of a tender offer of all of the shares. When a stockholder owns more than 90% of all of the shares, he shall not purchase any additional shares for so long as he continues to hold at least 90% of the shares.

Where a complete tender offer is accepted by the offerees in such a way that the rate of holding of the offerees who did not accept the offer is less than 5% of the issued shares, all of the shares that the offeror sought to purchase shall be transferred to him. Where a complete tender offer is not accepted, the offeror shall not purchase shares from any offerees who have accepted the offer that will confer on him a holding of more than 90% of all of the outstanding shares.

Upon application of an offeree submitted no later than three months after the date of receipt of the complete tender offer, a court may rule that the consideration paid for shares in a tender offer was less than their fair value and that fair value should be paid.

Director Independence Requirements

Our Common Stock and Series 1 Warrants are listed for trading on the TASE. As a condition to being listed on the TASE, we must comply with certain director independence requirements described in the “Applicable Provisions of Israeli Law — Number of Directors; Election; Removal; Filling Vacancies; Independent Directors” section. Following the requirements, two independent directors, Mr. Gil Bianco and Dr. Ora Setter, sit on our Board of Directors. From 2003 through present time, Mr. Bianco has acted as a consultant, entrepreneur and a member of the boards of directors of several companies, mostly in the medical field. From 2002 until 2006, Dr. Setter served as the Chief Executive Officer and Academic Director of Lahav (1992) Executive Education Center Ltd. at the Faculty of Management, Tel Aviv University. Other than through their current positions as independent directors on our Board of Directors, neither Mr. Bianco nor Dr. Setter has had any employment relationship with us, had any commercial or professional ties in general or through control, or served as one of our executive officers. Neither director owns any securities in us or any of our subsidiaries.

In addition, the Tel Aviv Stock Exchange and the Israeli Companies Law require that one independent director sit on each committee of our Board of Directors. Dr. Setter sits on our Audit Committee and Compensation and Stock Option Plan Committee. Mr. Bianco is a member of our Audit Committee. Michael Berman and Erez Golan also sit on our Compensation and Stock Option Plan Committee and Allon Reiter sits on our Audit Committee. Messrs. Golan, Berman and Reiter are not considered independent directors. We do not possess a nominating committee.

Audit Committee Independence of TopSpin

As described above in the section entitled “Applicable Provisions of Israeli Law — Committees of the Board of Directors,” we are required by law to have an audit committee. Our Audit Committee Charter provides that the audit committee will be appointed by our Board of Directors and will oversee the following subjects: internal controls and risk management, internal audit, auditing accountants, compliance, reporting responsibilities and approval of transactions. The committee must consist of no less than three members of the

Board of Directors, two of which are considered independent directors under the applicable standards of Israeli law. At no time may the audit committee include the Chairman of the Board of Directors, any director who is employed by us or provides us with services on a regular basis or any director who is either a controlling stockholder or a relative of any controlling stockholder (also described above in the section entitled “Applicable Provisions of Israeli Law — Number of Directors; Election; Removal; Filling Vacancies; Independent Directors”). Our current Audit Committee is composed of three members: Allon Reiter, Gil Bianco and Ora Setter. Mr. Bianco and Dr. Setter are independent directors under Israeli law.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITIONS AND RESULTS OF OPERATION

The following discussion of our financial condition and results of operations should be read in conjunction with our Financial Statements and Notes and the other financial information included elsewhere in this prospectus. This Management’s Discussion and Analysis of Financial Condition and Results of Operations contains descriptions of our expectations regarding future trends affecting our business. These forward-looking statements, and other forward-looking statements made elsewhere in this document, are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The following discussion sets forth certain factors that we believe could cause actual results to differ materially from those contemplated by the forward-looking statements.

Overview

We, through our subsidiaries, TopSpin Israel and TopSpin Urology, design, research, develop and manufacture imaging devices that utilize MRI technology by means of miniature probes that image various body organs. In 1999, we began researching and developing this technology for use in the diagnosis and therapy guidance of heart disease and more specifically of heart attacks. Recently, we started to develop a product for imaging prostate cancer.

Our main product is an intravascular MRI, or IVMRI, catheter system for imaging and characterizing the tissue composition of coronary plaque during a conventional cardiac catheterization procedure. The system consists of a disposable, single use, IVMRI catheter and a console. The interventional cardiologist connects the IVMRI catheter to the console and uses conventional fluoroscopy to identify suspected target plaques to be examined and to navigate the IVMRI catheter into these plaques. The IVMRI catheter is then used to measure the lipid content of these target plaques, which is displayed on the console. According to the scientific literature, lipid composition of coronary plaque is an important parameter, which may correlate to coronary plaque instability leading to acute coronary syndromes, namely unstable angina and heart attacks.

We have completed the development of a first generation IVMRI catheter, which has been used extensively in pre-clinical and clinical trials. In addition, we recently completed the development of a prototype of an advanced generation IVMRI catheter. This prototype represents a further technological advancement in the miniaturization of the imaging probe and also integrates a number of probes in the catheter, enabling the imaging of longer vessel segments simultaneously.

In 2006, we began to develop our technology for imaging prostate cancer. A system is being developed for urology clinics, which consists of an external console and an integrated endo-rectal MRI and ultrasound probe. The system is designed for the detection of prostate cancer, in a way which could potentially aid urologists in guiding prostate biopsies, staging of prostate cancer and guiding local treatment such as cryo- and brachy-therapy. We recently completed the development of a preliminary prototype of the urology system, which is currently being used for validating the detection capabilities in excised human prostates.

From the time of our incorporation, we have been engaged in the research and development of our imaging technology, specifically the IVMRI catheter, and development and improvement of the IVMRI catheter prototype through pre-clinical and clinical trials. As of the date of this prospectus, we have not yet started sales of our product. In December 2006, we received the CE Mark for our IVMRI catheter, which is the required regulatory approval for marketing a product in Europe. We are working toward the completion of the required regulatory approval of the IVMRI catheter in the U.S. Also, before sales operations may begin, we must establish an effective organization for marketing and sales of the IVMRI catheter.

Plan of Operation

We have not had any revenues from operations since the time of our inception in September 1999. We have financed our operations principally through private and public sales of equity securities, convertible notes and through grants from the Office of the Chief Scientist of the Israeli Ministry of Industry, Trade and Labor, an Israeli governmental agency. In September 2005, we raised net proceeds of 32,430,000 NIS (approximately

$7,657,615) through the sale of Common Stock and Series 1 Warrants in an initial public offering on the Tel Aviv Stock Exchange. In November 2006, we raised net proceeds of 45,553,000 NIS (approximately $10,756,316) through the sale of Series A Convertible Bonds and Series 2 Warrants in a private placement.

As of September 30, 2006, our assets were approximately NIS 23,973,000 (approximately $5,660,685), of which cash and cash equivalents were approximately NIS 20,828,000 (approximately $4,918,064). As of September 30, 2006, our liabilities were approximately NIS 4,036,000 (approximately $953,011).

We plan to complete the testing required by the FDA for our IVMRI catheter system. This testing includes additional pre-clinical and clinical testing which we intend to complete by the end of the first quarter of 2007. Upon completion of these tests, we plan to file a 510(k) application with the FDA to market the IVMRI catheter in the U.S. We expect to receive the FDA’s response by the middle of 2007. In the event that the completion of the testing is delayed or that the FDA requires additional testing to be conducted, the timelines for filing the application and for getting the FDA’s response would be delayed. Also, in the event that the FDA requires us to file a PMA, the timelines until we may market the IVMRI in the United States would be further delayed.

We plan to begin marketing and sales in Europe and in the U.S. after obtaining the required regulatory approvals. Initially, we plan to sell our products to leading medical centers, who would also participate in a post-marketing clinical program intended to build indications for using IVMRI in clinical practice. We plan to use the data obtained in this clinical program to further grow our market.

We also intend to explore opportunities for expanding our current cardiology product portfolio, such as other imaging and diagnostic catheters or therapeutic catheters based on technologies where we have core capabilities and know-how or which are synergetic applications to our IVMRI catheter.

In the field of urology, we plan to complete the first pre-clinical trials with our preliminary prototype for prostate imaging using excised human prostates. Based on the results obtained, we plan to develop a clinical prototype in urology and then a final product.

We also intend to consider the development of additional products using our core technology in areas outside of cardiology and urology.

We estimate that, subject to the successful completion of the listing on the TASE of the securities sold by us to investors in the private placement in November 2006, we can satisfy our cash requirements and will not have to raise additional funds in the next twelve months. If we are unsuccessful in this regard, we will need to seek additional financing, including the possible sale of Common Stock or other securities.

We also estimate an increase in the number of our employees, including employees employed by our subsidiaries, in the next twelve months. The increase in number of employees is expected mostly in marketing and sales and operations as we start to sell our IVMRI catheter in Europe and in the U.S. The expected increase in the number of employees in the next twelve months is 10% to 30%.

Our assessment of our cash needs constitutes a presumption based on the pace of our cash expenses, the grants by the OCS through the date of this prospectus, the current stages of development of our product, an assessment regarding the conceivable technological and engineering challenges in the course of the development of our product, the projected development times, the pre-clinical and clinical trials required along with their projected timetable, the regulatory procedures required in connection with the clinical trials, the demand for our product and the costs of product sales. Our actual operations may be affected by technological or engineering difficulties, deviation from the timetables for the pre-clinical and clinical trials, unexpected regulatory problems, changes in regulatory laws, low demand for our products or the effects of competition.

Critical Accounting Policies

The discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities and expenses and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Until December 31, 2005 we elected to follow Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB No. 25”) and the FASB Interpretation No. 44, “Accounting for Certain Transactions Involving Stock Compensation” in accounting for our employee stock based compensation. According to APB No. 25, compensation expense is measured under the intrinsic value method, whereby compensation expense is equal to the excess, if any, of the quoted market price of the share at the date of grant of the award over the exercise price.

On January 1, 2006, we adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123(R)”) which requires the measurement and recognition of compensation expenses based on the estimated fair values for all share-based payment awards made to employees and directors. SFAS 123(R) supersedes APB No. 25 for periods beginning in fiscal 2006. In March 2005, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 107 (“SAB 107”) relating to SFAS 123(R). We have applied the provisions of SAB 107 in our adoption of SFAS 123(R). SFAS 123(R) requires companies to estimate the fair value of equity-based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as an expense over the requisite service periods in our consolidated statements of operations. We adopted SFAS 123(R) using the modified prospective transition method, which requires the application of the accounting standard starting from January 1, 2006. According to SFAS 123(R), an option indexed to a factor which is not a market, performance, or service condition, shall be classified as a liability.

Our shares are traded in Israel in NIS. Our options granted to employees, directors and consultants are exercisable in U.S. Dollars. Our functional currency and the currency in which our employees are paid is NIS. Accordingly, until December 31, 2005 we considered all option plans as variable plans and thus the intrinsic value of all vested options is remeasured at each reporting date until the date of settlement. As of January 1, 2006, the fair value of the vested portion of the options was classified as a liability and remeasured at each reporting date until the date of settlement. In addition, an expense of 238 NIS was recorded on January 1, 2006 as a cumulative effect of a change in accounting principle. Compensation cost for each period until settlement shall be based on the change in the fair value of the options for each reporting period based on the binomial method. We recognize compensation expenses of the value of our options based on the accelerated method over the requisite service period of each of the options.

We apply SFAS No. 123 and Emerging Issues Task Force No. 96-18 “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services”, with respect to options issued to non-employees. SFAS No. 123 requires the use of option valuation models to measure the fair value of the options and warrants. Until December 31, 2005 the fair value of these options was estimated using Black-Scholes option-pricing model. Since January 1, 2006 the fair value of these options was estimated according to the principles determined in SFAS 123(R) based on the binomial option pricing model.

Off-Balance Sheet Arrangements

Commitments to Pay Royalties to the Chief Scientist

TopSpin Israel and TopSpin Urology obtain grants from the OCS for participation in research and development and, in return, they are obligated to pay royalties amounting to 3% of sales during the first three years from the start date of the repayments and 3.5% of sales from the fourth year until the full repayment of the grants. The grants are linked to the exchange rate of the dollar and bear interest of LIBOR per annum. Through the date of this prospectus, the total amount of grants obtained equals approximately 10,585,000 NIS (approximately $2,499,410).

Indemnification of Investors

We are obligated to indemnify certain of our stockholders, the former holders of Series C Preferred Stock, for damages sustained if there was a substantial inaccuracy in the presentations in the investment agreement in an amount not exceeding the (1) total investment made by the investors including 8% interest compounded annually and (2) expenses of up to $100,000. The applicable indemnification periods are limited to a maximum of four years and ended in December 2006.

Offices Lease Commitments

In July 2003, TopSpin Israel signed an agreement with a third party for the lease and maintenance of a space where we maintain our offices, laboratories and a “clean room” for the production of our products for a period of five years. The total annual rent and maintenance expenses are approximately 600,000 NIS. As part of the lease agreement, the lessor invested in improvements to the leasehold. If TopSpin Israel abandons the leased property at the end of the third or fourth year, it will then become liable for payment of additional expenses in the amount of approximately 690,000 NIS and 350,000 NIS, respectively. Future rental commitments under this lease agreement as of December 31, 2006, are 600,000 NIS for the first year and 300,000 NIS for the second year, totaling 900,000 NIS.

In December 2006, TopSpin Israel entered into an additional five-year lease agreement with the third party for the lease of additional space at the same facility at a cost of approximately 125,000 NIS annually starting February 2007. As part of this additional lease agreement, the lessor participated in investment in leasehold improvements. If TopSpin Israel abandons the leased space after 22 months of the lease, it will become liable for the payment of additional expenses in the amount of approximately 100,000 NIS. Future rental commitments under this additional lease agreement as of December 31, 2006 total 625,000 NIS.

Bank Guarantee for Offices Lease

According to the offices lease agreements, TopSpin pledged a bank deposit, which is used as a bank guarantee, amounting to approximately 436,000 NIS to secure its payments under the lease agreements.

Motor Vehicles Lease Commitment

TopSpin Israel leases motor vehicles under operating lease agreements for 36 months. The monthly lease payments are approximately 108,000 NIS. The Company paid the last three months of the lease in advance.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as set forth below, since January 1, 2005, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were a party or are a party in which:

•	the amounts involved exceeded or will exceed $120,000 or 1% of our average or our total assets at year-end for the last three fiscal years; and

•	a director, executive officer, holder of more than 5% of our Common Stock or any member of their immediate family had or will have a direct or indirect material interest.

Investment Agreement

On December 5, 2002, we entered into an investment agreement with affiliated parties including Mr. Erez Golan, our Chief Executive Officer, President and Director, Johnson and Johnson Development Corporation, the Pitango Group, the Giza Group, Israel Seed IV, L.P, which parties own 7.79%, 11.13%, 15.54%, 12.21% and 13.88% respectively, of the total issued and outstanding shares of Common Stock and with other non-affiliated parties. According to the terms of the investment agreement, we allocated 79,268,291 shares of Series C Preferred Stock to the investors in return for an investment totaling $14,950,000. Part of the $14,950,000 investment was to be paid upon our achieving a milestone, which has been completed. At the time of the investment agreement, the shares issued under the agreement accounted for approximately 61.15% of our issued capital stock in full dilution. In addition, we agreed in the investment agreement to convert certain loan obligations owed to Johnson and Johnson Development Corporation and other non-affiliated parties in the amount of $1,531,162 into 8,118,567 shares of Series C Preferred Stock. We also paid an annual interest rate of 5% on those loans. The funds received during the December 2002 investment agreement were used for approved budget and business expenses.

As part of the December 2002 investment agreement, we agreed to indemnify the investors for losses in case of material misrepresentations in the investment agreement by an amount up to the sum of (1) the individual investor’s investment, (2) 8% annual interest, and (3) expenses of up to $100,000. Erez Golan also undertook to indemnify the investors on certain conditions for losses in case of material misrepresentations made by him concerning the investment. The indemnification period was restricted to three or four years from December 2002, for different representations made to the investors. All indemnification obligations ended in December 2006.

On August 22, 2005, the investors agreed to cancel most of the arrangements under the investment agreement, including the indemnity arrangements by Erez Golan, subject to the completion of the 2005 public offering of our shares in Israel. On the same date, under a Certificate of Amendment to our Certificate of Incorporation, each share of Series C Preferred Stock was converted into one share of Common Stock. The investors agreed to list their shares on the Tel Aviv Stock Exchange following the public issuance of our securities.

Transactions with Erez Golan

Under a December 2002 Employment Agreement, as amended in August 2005, TopSpin Israel granted Mr. Golan a loan in the amount of $50,000. In September 2006, this loan became a grant to Mr. Golan and he no longer was required to repay the loan.

Under a December 2002 Loan, Share Purchase and Repurchase Agreement, TopSpin Israel granted Mr. Golan a second loan in the amount of $100,000 with a 5% rate of interest, compounded annually, so that Mr. Golan could purchase 11,927,727 shares of our Common Stock at a price per share of $.008384. Mr. Golan pledged the shares that he purchased with the loan money as collateral. If he became unable to repay the loan, TopSpin Israel could only have been repaid by seizing the shares that were pledged as collateral. It waived any other rights that it may have had in law or equity. Upon repayment of any portion of the loan, TopSpin Israel agreed to release its security interest in the pledged shares equal to the number of pledged shares obtained when the amount of the repayment is divided by the per share purchase price plus 5% interest compounded annually.

The December 2002 loan must be fully repaid by Mr. Golan no later than 15 years from the date of disbursement. The loan must also be fully repaid in certain other circumstances. Mr. Golan must fully repay the loan upon any transfer of the shares by Mr. Golan for consideration in cash or freely tradeable securities if he has previously transferred shares and received $300,000 in consideration of those transfers.

The December 2002 Loan, Share Purchase and Share Repurchase Agreement was amended in August 2005. This amendment replaced the original shares pledged as collateral with the shares held by Mr. Golan in a private company wholly under his control, Erez Golan Holdings Ltd., which holds shares of our Common Stock. Our security interest in these shares is governed by the same terms as the original 2002 agreement. In addition, according to this amendment, half of the amount of this loan, or $50,000, will be converted into a grant to Mr. Golan at the end of two years from the day of the listing of our shares of the TASE, or September 1, 2007 and the balance of the loan, or an additional $50,000, will be converted into a grant three years from the day of the listing of our shares on the Tel Aviv Stock Exchange, or September 1, 2008, as long as Mr. Golan is an employee or a consultant of TopSpin Israel or a company affiliated with it. This agreement also provided, though, that we, at our discretion, could require that the loan be repaid when we became an issuer, as defined by the Sarbanes-Oxley Act of 2002. We became an issuer under the Sarbanes-Oxley Act of 2002 upon the filing of this registration statement and prospectus with the SEC. For these and other reasons, on January 14, 2007 our Board of Directors approved, subject to the approval by our stockholders, the conversion of the entire outstanding loan amount into a grant to Mr. Golan. This grant will be accelerated from the original conversion-to-grant dates stated in the Loan, Share Purchase and Share Repurchase Agreement so that the loan is converted into a grant on the date that the stockholders approve the accelerated conversion. The loan will then be cancelled.

Intercompany Loan Agreement

On June 21, 2001, we entered into an agreement with TopSpin Israel where we converted a January 2000 promissory note owed to us by TopSpin Israel into shares of TopSpin Israel common stock. We received 5,000 shares of TopSpin Israel common stock at a purchase price of $150.00 per share. We also agreed that all other loans made to TopSpin Israel, other than the January 9, 2002 promissory note, would be considered convertible loans with an interest rate of 5% during the period from January 1, 2000 to June 30, 2001 and an interest rate of the U.S. dollar six months LIBOR plus 0.75%, set every six months on June 30th and December 31st of each year, from July 1, 2001 until the convertible loans were repaid. The loans were to be repaid by June 30, 2009.

On December 31, 2005, our Board of Directors approved the absolution of, and waived our right to receive, 7,109,000 NIS (approximately $1, 678,630) of interest owed to us by TopSpin Israel under the June 21, 2001 Intercompany Loan Agreement. On April 6, 2006, the parties entered into the First Supplement to the Intercompany Loan Agreement. Pursuant to this agreement, we converted $18,247,671.69 of principal owed to us by TopSpin Israel into 121,651 shares of TopSpin Israel common stock at a conversion price of $150.00 per share.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our shares of Common Stock and our Series 1 Warrants are listed for trading on the Tel Aviv Stock Exchange. The shares of Common Stock, Series 2 Warrants and Series A Convertible Bonds that are being offered pursuant to this prospectus are not publicly traded.

The information below refers to shares of our Common Stock and our Series 1 Warrants that are currently traded on the Tel Aviv Stock Exchange under the symbols “TOPMD” and “TOPMD.W1.” Public trading of both these shares of Common Stock and our Series 1 Warrants commenced September 6, 2005. We have not declared any dividends on these securities.

The following tables set forth, for the periods indicated, the range of high and low per share sale prices for our Common Stock and Series 1 Warrants as reported on the Tel Aviv Stock Exchange. As of the date of this prospectus, we had approximately fifty-nine stockholders of record and approximately sixteen Series 1 Warrant holders of record.

Common Stock

2005
	High	Low

September 6, 2005 through end of Third quarter	NIS 0.705	NIS 0.579
Fourth quarter	NIS 0.647	NIS 0.433

2006
	High	Low

First quarter	NIS 0.685	NIS 0.395
Second quarter	NIS 0.741	NIS 0.517
Third quarter	NIS 0.587	NIS 0.438
Fourth quarter	NIS 0.879	NIS 0.541

2007
	High	Low

First quarter (through January 7, 2007)	NIS 0.870	NIS 0.839

Series 1 Warrants

2005
	High	Low

September 6, 2005 through end of the Third quarter (September 30, 2005)	NIS 0.169	NIS 0.125
Fourth quarter	NIS 0.210	NIS 0.130

2006
	High	Low

First quarter	NIS 0.447	NIS 0.119
Second quarter	NIS 0.324	NIS 0.192
Third quarter	NIS 0.222	NIS 0.130
Fourth quarter	NIS 0.315	NIS 0.172

2007
	High	Low

First quarter (through January 7, 2007)	NIS 0.290	NIS 0.274

Equity Compensation Plans

The following table sets forth information regarding our equity compensation plans, the 2001 Israeli Stock Option Plan and the 2003 Israeli Stock Option Plan, under which we grant securities exercisable for shares of our Common Stock to employees, directors and consultants to our Company and employees, directors and consultants of our subsidiaries.

	Column A		Column B		Column C
					Number of Shares
					Remaining Available
	Number of Shares				for Future Issuance
	to be Issued		Weighted-Average		Under Equity Compensation
	Upon Exercise of		Exercise Price of		Plans (Excluding shares
Plan Category	Outstanding Options		Outstanding Options		in Column (a))

Equity Compensation Plans approved by security holders	0		n/a		n/a
Equity Compensation Plans not approved by security holders(1)	14,014,495	(2)	$0.092	(3)	5,540,073	(4)
Total	14,014,495	(2)	$0.092	(3)	5,540,073	(4)

(1)	For the material features of the 2001 Israeli Stock Option Plan and the 2003 Stock Option Plan, see the section entitled “Description of Securities” above.

(2)	Includes 185,810 options currently outstanding pursuant to our 2001 Israeli Stock Option Plan and 13,828,685 options currently outstanding under our 2003 Israeli Stock Option Plan. This number does not include 2,400,000 options to purchase Common Stock that were granted to Erez Golan under the 2003 Israeli Stock Option Plan by our Board of Directors on November 17, 2006 and approved by our stockholders at a general stockholder meeting on January 7, 2007. This grant will not be valid until it is approved by the Tel Aviv Stock Exchange.

(3)	Includes 2,215,000 outstanding options at an exercise price of $0.001 per option, 5,886,685 outstanding options at an exercise price of $0.02 per option, 1,202,000 outstanding options at an exercise price of $0.05 per option, 1,995,000 outstanding options at an exercise price of $0.1114 per option, 825,000 outstanding options at an exercise price of $0.1253 per option, 1,705,000 outstanding options at an exercise price of $0.1494 per option, 169,800 outstanding options at an exercise price of $2.00 per option and 16,010 outstanding options at an exercise price of $12.00 per option.

(4)	Includes 5,540,073 options to purchase Common Stock currently available for future issuance under our 2003 Israeli Stock Option Plan. Our Board of Directors has undertaken not to issue any additional options under the 2001 Israeli Stock Option Plan.

DESCRIPTION OF SECURITIES

The following information describes our Common Stock, options and warrants to purchase our Common Stock, Convertible Bonds, and provisions of our amended and restated certificate of incorporation and our amended and restated bylaws. This description is only a summary. You should also refer to our amended and restated certificate of incorporation and bylaws, which have been filed with the SEC.

Our authorized capital stock consists of 500,000,000 shares of Common Stock, par value $0.001 per share. Our amended and restated certificate of incorporation does not currently authorize the issuance of preferred stock.

Common Stock

As of the date of this prospectus, there were 159,537,461 shares of Common Stock outstanding and held of record by 59 stockholders. These shares included Common Stock issued prior to and as a part of our 2005 initial public offering in Israel, Common Stock issued from the conversion of our previously-issued preferred stock in 2005 and Common Stock issued from the exercise of options and warrants. All of these shares are listed on the Tel Aviv Stock Exchange under the symbol “TOPMD.”

The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the voting shares are able to elect all of the directors. The remaining directors may fill a vacancy on the Board of Directors, if the vacancy occurred by reason of death, resignation or the creation of a new directorship. At least two directors must at all times have been elected by our stockholders according to such situations where either (1) the majority of the votes at the stockholder meeting includes at least one third of all of the votes by stockholders who are not controlling stockholders or their representatives, not counting abstentions or (2) the total number of opposing votes by the non-controlling stockholders does not exceed 1% of all the voting rights.

Dividends may be declared by our Board of Directors at any regular or special meeting and may be paid in cash or property or in shares of capital stock. The directors may set apart a reserve available for dividends for any proper purpose. We have not distributed a dividend since the time of our incorporation and we have not established a policy of dividend distribution. On August 25, 2005, because of certain tax implications, we undertook not to distribute any dividend or other payment to the stockholders pending the deposition of our securities in the Depository Trust Company or another arrangement approved by the TASE.

Warrants

General

The provisions of our certificate of incorporation relating to general meetings are also applied to warrant holders, except that the provisions are regarded as referring to separate general meetings of warrant holders as if the warrants constituted a separate class of securities. To constitute a quorum at a meeting of warrant holders, however, at least two warrant holders that collectively hold one third or more of the outstanding warrants must be present in person or by proxy. In the absence of a quorum at a deferred meeting, though, two warrant holders will constitute a quorum regardless of the percentage of warrants that they hold. Voting at these general warrant holder meetings is by ballot only with every warrant entitled to one vote. There is no distinction in voting between interested and disinterested parties. The determination of a quorum for holding general meetings for the purpose of passing special resolutions, and the counting of votes for such special resolutions, may not take into account the votes of warrant holders who are holders of a controlling interest in us, companies controlled by holders of a controlling interest in us or companies related to us.

Series 1 Warrants

On September 1, 2005, we issued 22,800,000 Series 1 Warrants in connection with the initial public offering of our shares on the Tel Aviv Stock Exchange. The Series 1 Warrants are exercisable for 22,800,000 shares of our Common Stock at an exercise price of 1.10 NIS, linked to the NIS/U.S. Dollar exchange rate. As part of our initial public offering,we registered these warrants for sale on the Tel Aviv Stock Exchange for trade under the symbol “TOPMD.W1”. All of the Series 1 Warrants remain outstanding and expire on February 28, 2008. The Series 1 Warrants are not being registered for sale pursuant to this prospectus.

The holders of the Series 1 Warrants share rights with the holders of our Common Stock with respect to certain distributions. First, in the event that we distribute bonus shares to the holders of our Common Stock prior to the expiration of the exercise period for the Series 1 Warrants, the holders will be entitled to receive a warrant for every bonus share that the holders would have received if they had previously exercised. Also, if holders of our Common Stock are offered the right to purchase any securities, the Series 1 Warrant holders will also be entitled to these rights. The rights received by the Series 1 Warrant holders will be adjusted to take into account the exercise price of the Series 1 Warrants. Finally, in the event that we issue dividends to the holders of our Common Stock, then the exercise price will be adjusted to reflect a lower price as a result of the dividend.

Series 2 Warrants

On November 23, 2006, we issued 25,000,000 Series 2 Warrants for the purchase of 25,000,000 shares of our Common Stock to the Registration Company of Bank Hapoalim Ltd., as the holder of record for the benefit of certain holders described in the “Selling Security Holders” section. We issued these Series 2 Warrants pursuant to a November 21, 2006 Trust Deed with Hermetic Trust Ltd., in which we sold 50,000,000 NIS in Convertible Bonds. The Registration Company of Bank Hapoalim Ltd. received, for the benefit of the selling security holders, one Series 2 Warrant for every 2.00 NIS in Convertible Bonds. The Series 2 Warrants may only be exercised after they are listed for sale on the Tel Aviv Stock Exchange. They then may be exercised on any TASE trading day, except for the 12th through the 16th of each month, for a cash exercise price of 0.84 NIS (approximately $0.19835). If the Series 2 Warrants and Convertible Bonds are not registered for public trading on the TASE within six months from the date of their issuance, or May 23, 2007, then they will expire and we must repay the purchase price, with interest, to the selling security holders. If the Series 2 Warrants and Convertible Bonds are registered on the TASE by such date, then the Series 2 Warrant exercise period will continue until May 31, 2009. We plan to list these Series 2 Warrants on the Tel Aviv Stock Exchange as soon as practicable after the date of the prospectus.

The holders of the Series 2 Warrants share rights with the holders of our Common Stock with respect to certain distributions. First, in the event that we distribute bonus shares to the holders of shares of our Common Stock prior to the expiration of the exercise period for the Series 2 Warrants, the holders will be entitled to receive a warrant for every bonus share that the holders would have received if they had previously exercised. Also, if holders of our Common Stock are offered the right to purchase any securities, the holders will also be entitled to these rights. The rights will be adjusted to take into account the exercise price of the Series 2 Warrants. Finally, in the event that we issue dividends to the holders of our Common Stock, then the exercise price for the Series 2 Warrants will be adjusted to reflect a lower price as a result of the dividend.

Series A Convertible Bonds

We issued 50,000,000 NIS of Series A Convertible Bonds on November 21, 2006 under a November 21, 2006 Trust Deed between us and Hermetic Trust (1975) Ltd., as Trustee. The following description is a summary of the material provisions of the Convertible Bonds.

General

The Convertible Bonds mature on November 30, 2009, at which time we must make a single payment of all outstanding principal. The principal and interest amounts payable on the Convertible Bonds are also linked to the Israeli Consumer Price Index (as published by the Central Bureau of Statistics and Economic Research in Israel). If, on the date of payment of any interest or principal the Consumer Price Index on that date is higher than the basic index, which is the Israeli Consumer Price Index for October 2006 published on November 15, 2006, then we must pay an increased amount on the principal or interest according to the same ratio as the change in the Consumer Price Index on the date of payment over the basic index. The Convertible Bonds also bear an annual interest rate of 6%, to be calculated and paid once per year on November 30 through 2009 inclusively. We offered these Convertible Bonds for a purchase price equal to 95% of their nominal value, or a 0.95 NIS purchase price for every 1.00 NIS of face value.

The purchase price paid by the Convertible Bondholders was transferred to Hermetic Trust (1975) Ltd. to be held in trust until the time that certain conditions are met. First, before we may receive any of the proceeds of the Convertible Bond sale, the Convertible Bonds must be registered for trading on the Tel Aviv Stock Exchange. Also, one of four other conditions must occur: (1) a full mandatory conversion of the Convertible Bonds into shares of Common Stock; (2) the Trustee receives notice that we are making a full or partial early repayment amount of the Convertible Bonds to the Bondholders; (3) certain regulatory approvals are received; or (4) the Trustee receives notice that a Bondholder has voluntary converted a given amount of Bonds into shares of our Common Stock (in which case, the value of the Convertible Bonds converted in NIS will be remitted to us). In the case of a full mandatory conversion of the Convertible Bonds into Common Stock, the Trustee will transfer the full deposited amount to us, plus any interest and less tax and management expenses. In the case of a full or partial early repayment of the Convertible Bonds, then the Trustee will pay us the amount of debentures that have been repaid. Third, we will receive portions of the funds upon receiving certain regulatory approvals. The Trustee will remit the first 50% of the deposited amount when we obtain a CE Mark from a European Union Notified Body, which event has already occurred, and the Trustee will remit the second 50% of the deposited amount when we obtain approval from the FDA. In addition, if the Convertible Bonds are not registered for trading on the Tel Aviv Stock Exchange by May 23, 2007, then the Convertible Bonds will be redeemed. The Bondholders must then be repaid (1) the outstanding principal balance of the Convertible Bonds, the corresponding amount being linked to the Israeli Consumer Price Index, and (2) interest totaling 5% of the principal for the period from November 23, 2006 through the date of the payment linked to the Israeli Consumer Price Index.

Once the Convertible Bonds have been approved for trading on the Tel Aviv Stock Exchange, if the market value of the Convertible Bonds ever falls below the minimum amount necessary in the TASE regulations for a security to be traded on the exchange, then we will announce a redemption of the Convertible Bonds through publication in two Israeli newspapers and through registered mail to all registered holders. All Bondholders who wish to participate in the redemption will receive the balance of the nominal value of their Convertible Bonds, plus indexation differentials according to the Israeli Consumer Price Index, and the interest accrued on the principal through the date of the redemption.

Voluntary Conversion of the Convertible Bonds

Beginning on the date that the Convertible Bonds are listed for trading on the TASE, the Convertible Bonds may be converted into shares of our Common Stock at the option of the Bondholder. The conversion exercise period ends on November 14, 2009, except that no conversions may occur during the periods from November 15-30, 2007 and November 15-30, 2008. Every 0.84 NIS in Convertible Bonds held by a Bondholder may be voluntarily converted into one share of our Common Stock, subject to certain adjustments.

Mandatory Conversion of the Convertible Bonds

At our option, the Bondholders may also be compelled to make a mandatory conversion of their Convertible Bonds into our Common Stock upon the occurrence of one of two circumstances. First, the Bondholders may be compelled to convert if the weighted average of the closing price of the shares of our Common Stock on the TASE over the last 30 trading days prior to the issuance of a notice of mandatory conversion was above 1.00 NIS per share. In this case, a Bondholder will receive one share of our Common Stock for every 0.84 NIS owned in Convertible Bonds. The weighted average share price is obtained by dividing (1) the product of the closing price of the shares of our Common Stock on the TASE by trading volume in NIS for each of the last 30 trading days by (2) the total trading volume in NIS on the TASE during the last 30 trading days. For example, if there were 5 different prices on the TASE over the last 30 trading days (each of them prevailing for 6 days): (1) 1.00 NIS (trading volume 1,000,000 NIS), (2) 1.1 NIS (trading volume 2,000,000 NIS), (3) 1.2 NIS (trading volume 1,500,000 NIS), (4) 1.3 NIS (trading volume 2,500,000

NIS), and (5) 1.4 NIS (trading volume 1,000,000 NIS), then the calculation would be made as follows: 1.00 NIS times 1,000,000 NIS times 6, plus 1.1 NIS times 2,000,000 NIS times 6, plus 1.2 NIS times 1,500,000 NIS times 6, plus 1.3 NIS times 2,500,000 NIS times 6, plus 1.4 NIS times 1,000,000 NIS times 6. This calculation totals 57,900,000. The total trading volume on the 30 trading days was 48,000,000 NIS (1,000,000 NIS times 6, plus 2,000,000 NIS times 6, plus 1,500,000 NIS times 6, plus 2,500,000 NIS times 6, plus 1,000,000 NIS times 6). Thus the weighted average share price equals 1.206 NIS (57,900,000 divided by 48,000,000).

Second, the Bondholders may be compelled to convert their Convertible Bonds if the total accumulated revenues from the sale of our products, as reported in our quarterly or annual financial statements, equals or exceeds 15,000,000 NIS. We may require a mandatory conversion under this circumstance starting from the later of two times: (1) the date of the achievement of this 15,000,000 NIS target, or (2) May 31, 2008, referred to as the start of revenues-triggered conversion. The latest date that the mandatory conversion may occur in this second circumstance, is four months after the start of revenues-triggered conversion. If we issue a notice of mandatory conversion to the Bondholders, the number of shares of Common Stock that the Convertible Bonds will convert into will be determined by the amount in NIS of Convertible Bonds held by the Bondholder divided by the weighted average share price (calculated as noted in the paragraph above) less 10%. For example, if the average sales price on the TASE over the last 30 days prior to the issuance of a notice of mandatory conversion was 0.70 NIS, then the number of shares of Common Stock that the Bondholder would receive would equal the amount in NIS of Convertible Bonds divided by 0.70 minus 10%. A holder of 630,000 NIS in Convertible Bonds would receive 1,000,000 shares of Common Stock (630,000 divided by 0.63 (0.70 minus 10%)). In no event may the conversion rate be greater than 0.84 NIS per share of Common Stock.

The Bondholders must be notified of this mandatory conversion into Common Stock at least 30 days prior to the mandatory conversion and no longer than 45 days prior to the conversion. For the purpose of registering the underlying shares of Common Stock in this offering, we have assumed that a mandatory conversion will occur under the second circumstance and that the weighted average sales price will be 0.5737 NIS (the average market price from December 12, 2005 through December 11, 2006). After taking into account the 10% discount, the 50,000,000 NIS in Convertible Bonds would reasonably convert into 96,842,920 shares of Common Stock.

Meetings of Bondholders

From time to time, the Trustee may convene a meeting of the Bondholders by sending a written notification including the time, date and place of the meeting and the agenda of topics to be discussed at the meeting at least fourteen days prior to the meeting. The Trustee must also call a meeting of the Bondholders upon a request by the holders of 10% of the outstanding principal of Convertible Bonds. Written notice must be provided to all Bondholders 21 days in advance of the meeting if a special decision will be voted upon at the meeting. A special decision is any of the following actions: (1) a modification of the Trust Deed; (2) a reorganization of TopSpin with any other company; or (3) a modification or amendment of Bondholder rights. All notice requirements can be fulfilled through written publication in two daily Israeli newspapers in Hebrew or by registered mail to each Bondholder with currently outstanding principal.

A quorum must be met at any meeting for any action to be taken by the Bondholders. A legal quorum will be constituted if the holders of at least 50% of the outstanding principal of the Convertible Bonds are present. In the case of a postponed meeting, only the holders of 10% of the outstanding principal need to be present to constitute a legal quorum. Also, in a vote upon any special decision, the votes of any Bondholders who are considered our affiliates will not be counted towards the votes necessary to constitute a legal quorum.

Default Requiring Immediate Payment

If (1) we fail to repay any amount within 60 days of its due date, (2) a temporary liquidator is appointed by a court or for winding us up, (3) a special resolution is passed that jeopardizes the rights of the Bondholders, including through the imposition of a lien on our material assets, the performance of execution proceedings against our material assets, the appointment of a receiver our material assets, the liquidation or erasure of us, stopped payments or any other event that constitutes or may constitute a substantial impairment to the Bondholders, then the Trustee will convene a meeting of the Bondholders. The Bondholders may then call for the immediate payment of the Convertible Bonds.

Waiver and Amendments to the Trust Deed

The Trustee is authorized to waive any infringement or non-compliance by us with regards to any conditions of the Trust Deed. Also, subject to applicable securities laws, and with the prior authorization of the Bondholders through (1) a vote of 75% of those participating in the vote through the attendance at a general meeting in person or by proxy, (2) a vote of at least 50% of the nominal value of the outstanding balance of the principal of the Convertible Bonds, or (3) through a deferred meeting attended by the Bondholders or their proxies, the Trustee will be authorized to compromise with respect to any claims or rights of the Bondholders. The Trustee may also amend the Trust Deed if the change would not significantly harm the rights of the Bondholders. The Trust Deed may also be amended if the amendment was approved by a special resolution passed at a general meeting of Bondholders that was attended the holders of, or their proxies, at least 50% of the nominal value of the outstanding principal of the Convertible Bonds, or approved through a deferred meeting attended by either the holders or their proxies that own at least 10% of the outstanding balance of the Convertible Bonds.

Purchase of Convertible Bonds by Us

Once the Convertible Bonds are listed for trading on the Tel Aviv Stock Exchange, we reserve the right to purchase the Convertible Bonds on that exchange or by other means, at a price we deem fair. In the event of such a purchase, we will issue an immediate report and notify the Trustee. The Convertible Bonds purchased by us will be cancelled and delisted from trading on the TASE and will not be reissued.

Our subsidiaries may also buy or sell the Convertible Bonds on the TASE, or otherwise. The Convertible Bonds held by the subsidiary will be considered an asset of the subsidiary and will remain available for trading on the TASE.

Other Rights

All Convertible Bond certificates can be split into multiple certificates whose total value equals the nominal value of the Convertible Bond that was included in the certificate for which the split had been requested.

Also, the rights of the Bondholders with respect to bonus distributions will be protected. If we distribute bonus shares from November 23, 2006 until the end of the conversion period on November 29, 2009, then a Bondholder will be entitled to additional shares of Common Stock on the date that it converts. Along with the number of shares received from the applicable conversion ratio, a Bondholder will receive the supplemental shares that it would have been entitled to receive if it converted on the date that the bonus shares were distributed by us. The Bondholder will also be entitled to any cash dividends issued on these bonus shares. The Bondholder will not be entitled to these bonus shares, however, if any surplus shares that the Bondholder would have received are issued to the Trustee and sold in the stock market, with the proceeds to be divided among the Bondholders within 14 days from the date of sale.

If we issue a cash distribution, whose record date for determining eligibility to receive the dividend is after November 23, 2006 and prior to the clearing of the payment under the fund held by the Trustee, then each Convertible Bondholder’s rate of conversion will be adjusted to take the dividend into account.

The Bondholders are eligible to participate in the division of any of our assets during a liquidation. The holders will receive the amount that they each would receive if they were holders of Common Stock on the day prior to the decision by us to liquidate our assets.

Additional Debentures

We may issue, from time to time, additional debentures without the consent of the Bondholders for any price and by any means that we deem equitable, including at a discount rate different than the rate under the Trust Deed. Except for the amount and interest rate of the Convertible Bonds, any newly issued bonds will be treated in the same manner as the Convertible Bonds under the Trust Deed.

Section 203 of the General Corporation Law of the State of Delaware

We may be subject to Section 203 of the General Corporation Law of the State of Delaware, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are not directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 and 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by such entity or person.

TopSpin Medical, Inc. 2001 Israeli Stock Option Plan

In accordance with resolutions adopted by our Board of Directors in February 2000, we adopted an option plan in 2001 for the allocation of up to 300,000 shares of our Common Stock to our directors, employees and consultants and the directors, employees and consultants of our subsidiaries. Options granted under this plan can be exercised into shares of our Common Stock at either $2.00 or $12.00. As of the date of this prospectus, 280,910 options have been issued to employees, directors and consultants. Only 185,810 of those options are currently outstanding and exercisable for shares of Common Stock and 95,100 options have expired and are no longer exercisable. Our Board of Directors has resolved not to issue any additional options under this plan.

TopSpin Medical, Inc. 2003 Israeli Stock Option Plan

General Provisions

Our Board of Directors passed resolutions in January 2003, September 2003 and August 2005, under which it adopted the 2003 Israeli Stock Option Plan to allocate up to 22,000,000 shares of our Common Stock to our directors, employees and consultants and the directors, employees and consultants of our subsidiaries. The plan is administered by the Board of Directors and any committee that the Board of Directors may appoint for such purpose. The appointed committee may grant four types of options under this plan: Approved 102 Capital Gains Options, which are granted only to employees of our subsidiaries and qualify for capital gains tax treatments, Approved 102 Ordinary Income Options, which qualify for ordinary income tax treatment, Unapproved 102 Options, and 3(9) Options, which are non-qualified stock options which are granted mostly to non-employees of our subsidiaries. The number of shares authorized to be issued under this plan will be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, combination or reclassification of the stock or the payment of a stock dividend with respect to the Common Stock or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration.

These options are exercisable at prices between $0.001 and $0.1886, depending on the individual grant. Unless stated otherwise in the individual grant, most grants of options vest and become exercisable according to the following schedule: 25% on the first anniversary of the option grant, and 6.25% at the end of each subsequent quarter over the course of the following three years. The committee, though, may, in its absolute discretion and on such terms and conditions as it deems appropriate, accelerate or otherwise change the time at which such option or any portion of an option will vest. The option grant may also contain performance goals and measures and the provisions in one option grant need not be identical to any other option grant. All options will expire ten years from the date of grant unless terminated earlier. If an individual option grant expires and has not been exercised, our Board of Directors has the authority to allocate those options to other employees, directors or consultants.

An option may not be exercised unless the grantee is then employed by us or providing services to us or our affiliate. Following the termination of a grantee’s position with us or a subsidiary, other than for cause, death, disability or retirement, the grantee may still exercise his or her vested options for ninety days following the date of termination. If a grantee dies or is disabled during his or her employment or service, then his or her heirs will be entitled to exercise the options for twelve months after the grantee’s death or disability. Also, if the grantee terminates his or her employment on account of retirement, he or she will have twelve months to exercise his or her options.

Termination of an Option

Subject to the Board of Director’s approval, the committee administering this option plan may, from time to time, cancel all or any portion of an option granted under the plan and our obligation will be discharged with respect to that option through either (i) payment to the grantee of an amount in cash equal to the excess, if any, of the fair market value of the cancelled option at the date of such cancellation over the aggregate exercise price of the option, (ii) the issuance or transfer to the grantee of Common Stock with a fair market value at the date of such transfer equal to any such excess, or (iii) a combination of cash and shares with a combined value equal to any such excess, as determined by the committee, in its sole discretion.

Also, in the event of our voluntary liquidation, merger, acquisition, or reorganization, we must notify the grantees at least fifteen days prior to the transaction. All options will then expire prior to the consummation of the transaction if they are not exercised by the notified grantees. In the event of a merger with another company, however, our Board of Directors is entitled to exchange the options for the securities of the surviving corporation or to pay the fair market value of the options to the grantees.

Outstanding Grants

Currently, we have issued 22,912,125 options under the 2003 Israeli Stock Option Plan with 13,828,685 options outstanding. 2,631,242 options have been exercised for shares of Common Stock and 6,452,198 options have expired and are no longer exercisable. These numbers do not include the grant of 2,400,000 options to Erez Golan that will be awarded following the approval of the option grant by the Tel Aviv Stock Exchange. Our Board of Directors approved this grant of 2,400,000 options on November 17, 2006, subject to the approvals of both our stockholders and the Tel Aviv Stock Exchange. The stockholders approved this grant, subject to Tel Aviv Stock Exchange approval, on January 7, 2007. The options under the 2003 Israeli Stock Option Plan are not registered for trading on the Tel Aviv Stock Exchange and are not being registered pursuant to this prospectus.

Outline regarding Future Issuance under the 2003 Israeli Stock Option Plan

On July 13, 2006, we published an outline under the 2003 Israeli Stock Option Plan for the grant of up to 2,600,000 options to the employees of TopSpin Israel. These options would be exercisable into a maximum of 2,600,000 shares of our Common Stock at an exercise price of $0.1494 per share. The options will expire ten years from the date of grant. All options will be immediately vested on the grant date. As of the date of the prospectus, no options have been granted under this outline.

Tel Aviv Stock Exchange Listing

Our Common Stock is traded on the Tel Aviv Stock Exchange under the symbol “TOPMD.” Our Series 1 Warrants are traded on the Tel Aviv Stock Exchange under the symbol “TOPMD.W1.”

SELLING SECURITY HOLDERS

The selling security holders are offering (i) up to 25,000,000 Series 2 Warrants to purchase shares of Common Stock, which are exercisable until May 31, 2009 at an exercise price of 0.84 NIS ($0.19835); (ii) up to 50,000,000 NIS in Convertible Bonds which may reasonably convert into 96,842,920 shares of Common Stock; and (iii) up to 121,842,920 shares of Common Stock underlying these Series 2 Warrants and Convertible Bonds. The 121,842,920 shares of Common Stock being offered by the selling security holders consist of 25,000,000 shares underlying the Series 2 Warrants and 96,842,920 shares underlying the Convertible Bonds. The selling security holders may resell the securities of Common Stock covered by this prospectus as provided under the section entitled “Plan of Distribution” and in any applicable prospectus supplement.

The securities are being offered by the selling security holders named in the table below. For purposes of calculating the number of shares of Common Stock beneficially owned by each selling security holder on December 11, 2006, the table assumes that the selling security holder has exercised all of its warrants that are exercisable within 60 days of the date of this prospectus and the selling security holder has voluntarily converted his her or its Convertible Bonds into shares of Common Stock at a conversion rate of 0.84 NIS per share of Common Stock. The Series 2 Warrants, Convertible Bonds, and shares of Common Stock being offered hereby are being registered to permit public secondary trading, and the selling security holders may offer all or part of the securities for resale from time to time. The selling security holders however are under no obligation to sell all or any portion of such securities. All information with respect to share ownership has been furnished by the selling security holders.

Beneficial ownership includes the shares of outstanding Common Stock as of the date of this prospectus, and the shares of Common Stock that a selling security holder has the right to acquire within 60 days. Unless otherwise indicated, the selling security holders have the sole power to direct the voting and investment over the securities owned by them. Because the selling security holders may sell all, some or none of the securities which they hold, no estimate can be given as to the number of or percentage of total shares of Common Stock or other securities that will be held by each selling security holder upon termination of this offering. Percentage ownership in the following table is based on 159,537,461 shares of Common Stock outstanding on the date of this prospectus.

					Principal
					Amount of
					Series A
					Convertible
					Bonds
	Beneficial				Beneficially	Series A	Number of
	Ownership		Shares of		Owned	Convertible	Series 2
	of Shares		Common		Prior to	Bonds Being	Warrants
	Prior to		Stock Being		Offering	Offered	Being
Name of Selling Security Holder	Offering(1)		Offered(2)		(NIS)	(NIS)	Offered

Perfect Provident Funds(3)	3,550,000	(4)	5,117,403	(5)	2,100,000	2,100,000	1,050,000
Gaon Gemel(6)	2,535,714	(7)	3,655,288	(8)	1,500,000	1,500,000	750,000
Gmul-Barak Investments Managing Ltd.(9)	2,535,714	(10)	3,655,288	(11)	1,500,000	1,500,000	750,000
Provident Fund for Employees of El-Al Israel Airlines Ltd. Co-Operative Society Ltd.(12)	3,600,714	(13)	5,190,509	(14)	2,130,000	2,130,000	1,065,000
Kamor Systems (1988) Ltd.(15)	1,775,000	(16)	2,558,701	(17)	1,050,000	1,050,000	525,000
Afikim Provident Fund(18)	33,810	(19)	48,737	(20)	20,000	20,000	10,000
Afikim Education Fund(21)	21,976	(22)	31,679	(23)	13,000	13,000	6,500
Afikim Agach (24)	2,282,143	(25)	3,289,759	(26)	1,350,000	1,350,000	675,000
Afikim Menayot(27)	1,742,615	(28)	2,436,858	(29)	1,000,000	1,000,000	500,000
Afikim Agah Tesua Kollelet(30)	1,183,333	(31)	1,705,801	(32)	700,000	700,000	350,000
Afikim Agah Activit(33)	1,775,000	(34)	2,558,701	(35)	1,050,000	1,050,000	525,000
Migdal Trust Funds(36)	676,190	(37)	974,743	(38)	400,000	400,000	200,000
Migdal 20/80 Trust Fund(39)	3,296,429	(40)	4,751,874	(41)	1,950,000	1,950,000	975,000
Eliahu Insurance Company Ltd.(42)	2,028,571	(43)	2,924,230	(44)	1,200,000	1,200,000	600,000
Analyst Exchange and Trading Services Ltd.(45)	3,380,952	(46)	4,873,717	(47)	2,000,000	2,000,000	1,000,000
Analyst Provident Funds(48)	11,480,870	(49)	14,621,150	(50)	6,000,000	6,000,000	3,000,000

					Principal
					Amount of
					Series A
					Convertible
					Bonds
	Beneficial				Beneficially	Series A	Number of
	Ownership		Shares of		Owned	Convertible	Series 2
	of Shares		Common		Prior to	Bonds Being	Warrants
	Prior to		Stock Being		Offering	Offered	Being
Name of Selling Security Holder	Offering(1)		Offered(2)		(NIS)	(NIS)	Offered

Eilat Ashkelon Pipeline Company Ltd.(51)	422,619	(52)	609,215	(53)	250,000	250,000	125,000
Harel Gemel Ltd.(54)	2,704,762	(55)	3,898,973	(56)	1,600,000	1,600,000	800,000
Direct Investment House (Provident Funds) Ltd.(57)	802,976	(58)	1,157,508	(59)	475,000	475,000	237,500
Direct Insurance Ltd.(60)	1,690,476	(61)	2,436,858	(62)	1,000,000	1,000,000	500,000
Maoz Education Fund(63)	693,095	(64)	999,112	(65)	410,000	410,000	205,000
Migdal Platinum Education Fund(66)	456,429	(67)	657,692	(68)	270,000	270,000	135,000
Migdal Platinum Provident Fund(69)	1,183,333	(70)	1,705,801	(71)	700,000	700,000	350,000
Migdal Platinum CPI Provident Fund(72)	202,857	(73)	292,423	(74)	120,000	120,000	60,000
Harel Investment House Ltd.(75)	4,550,000	(76)	5,117,403	(77)	2,100,000	2,100,000	1,050,000
Tamir Fishman Provident and Education Fund Ltd.(78)	2,535,714	(79)	3,655,288	(80)	1,500,000	1,500,000	750,000
Midgal Alumim Platinum(81)	481,786	(82)	694,505	(83)	285,000	285,000	142,500
Midgal Alumim Agat Havarot(84)	1,293,214	(85)	1,864,197	(86)	765,000	765,000	382,500
I.L.D. Insurance Participating(87)	1,775,000	(88)	2,558,701	(89)	1,050,000	1,050,000	525,000
I.L.D. Insurance Nostro(90)	895,952	(91)	1,291,535	(92)	530,000	530,000	265,000
Israel Brokerage and Investments, I.B.I. Ltd.(93)	845,238	(94)	1,218,429	(95)	500,000	500,000	250,000
I.B.I. Gemel Ltd.(96)	507,143	(97)	731,057	(98)	300,000	300,000	150,000
Mercantile Discount Provident Funds(99)	14,233,810	(100)	20,518,347	(101)	8,420,000	8,420,000	4,210,000
Yelin-Lapidot Provident Funds Management Ltd.(102)	4,310,714	(103)	6,213,989	(104)	2,550,000	2,550,000	1,275,000
Menora Mivtachim Gemel Ltd.(105)	3,380,952	(106)	4,873,717	(107)	2,000,000	2,000,000	1,000,000
Tagmulim Bamoshavim Ltd.(108)	1,690,476	(109)	2,436,858	(110)	1,000,000	1,000,000	500,000
T-Sh-Ln Management and Holdings 2000 Ltd.(111)	358,381	(112)	516,614	(113)	212,000	212,000	106,000

(1)	Based on shares of Common Stock underlying Series 2 Warrants and Convertible Bonds as of the date of the prospectus and the number of shares of Common Stock and Series 1 Warrants as of December 11, 2006. These numbers include (i) the number of shares of Common Stock owned by the individual selling security holder; (ii) the number of shares of Common Stock underlying Series 1 and Series 2 Warrants that are exercisable by the individual selling security holder within 60 days; (iii) the number of shares of Common Stock issuable upon the voluntary conversion of Convertible Bonds owned by the individual selling security holder, at a conversion rate of one share of Common Stock for every 0.84 NIS owned in Convertible Bonds; and (iv) all other shares of Common Stock that are beneficially-owned by the individual selling security holder. The selling security holders’ Series 2 Warrants and Convertible Bonds may not be exercised or converted, as applicable, until the Series 2 Warrants and Series A Convertible Bonds are registered on the Tel Aviv Stock Exchange, which we assume for these purposes will occur promptly after the date of this prospectus.

(2)	The total number of shares consists of (i) the number of shares of Common Stock underlying Series 2 Warrants and (ii) the number of shares of Common Stock issuable upon the conversion of Series A Convertible Bonds owned by the selling security holder, assuming a reasonable conversion rate of 0.5163 NIS per one share of Common Stock. This conversion rate is the average sales price of one share of Common Stock on the TASE from the period of December 12, 2005 through December 11, 2006.

(3)	Perfect Provident Funds’ Convertible Bonds and Series 2 Warrants are held of record by the Registration Company of Bank Hapoalim Ltd. Danni Rapaport, Ariel Keren and Nir Malca, members of Perfect Provident Funds’ investment committee, have the power to vote and transfer the Convertible Bonds, Series 2 Warrants and Common Stock.

(4)	Includes 1,050,000 shares of Common Stock underlying Series 2 Warrants and 2,500,000 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(5)	Includes 1,050,00 shares of Common Stock underlying Series 2 Warrants and 4,067,403 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(6)	Gaon Gemel’s Convertible Bonds and Series 2 Warrants are held of record by the Registration Company of Bank Hapoalim Ltd. Itzhak Halamish, Yaakov Hornik, Hanoch Rosenblum and Dorit Zinger, members of its investment committee, have the power to vote and transfer the Convertible Bonds, Series 2 Warrants and Common Stock.

(7)	Includes 750,000 shares of Common Stock underlying Series 2 Warrants and 1,785,714 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(8)	Includes 750,000 shares of Common Stock underlying Series 2 Warrants and 2,905,288 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(9)	Gmul-Barak Investments Managing Ltd.’s Convertible Bonds and Series 2 Warrants are held of record by the Registration Company of Bank Hapoalim Ltd. Ori Goldberg, its investment manager, has the power to vote and transfer the Convertible Bonds, Series 2 Warrants and Common Stock.

(10)	Includes 750,000 shares of Common Stock underlying Series 2 Warrants and 1,785,714 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(11)	Includes 750,000 shares of Common Stock underlying Series 2 Warrants and 2,905,288 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(12)	Provident Fund for Employees of El-Al Israel Airlines Ltd. Co-Operative Society Ltd.’s Convertible Bonds and Series 2 Warrants are held of record by the Registration Company of Bank Hapoalim Ltd. Adi Asher, David Malinovski and Eliezer Lopatner, members of its investment committee, have the power to vote and transfer the Convertible Bonds, Series 2 Warrants and Common Stock.

(13)	Includes 1,065,000 shares of Common Stock underlying Series 2 Warrants and 3,600,714 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(14)	Includes 1,065,000 shares of Common Stock underlying Series 2 Warrants and 5,190,509 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(15)	Kamor Systems (1988) Ltd.’s Convertible Bonds and Series 2 Warrants are held of record by the Registration Company of Bank Hapoalim Ltd. Dan Brener and Gabi Badusa, members of its investment committee, have the power to vote and transfer the Convertible Bonds, Series 2 Warrants and Common Stock.

(16)	Includes 525,000 shares of Common Stock underlying Series 2 Warrants and 1,250,000 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(17)	Includes 525,000 shares of Common Stock underlying Series 2 Warrants and 1,220,221 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(18)	Afikim Provident Fund’s Convertible Bonds and Series 2 Warrants are held of record by the Registration Company of Bank Hapoalim Ltd. Sharon Hinkis, its investment manager, has the power to vote and transfer the Convertible Bonds, Series 2 Warrants and Common Stock.

(19)	Includes 10,000 shares of Common Stock underlying Series 2 Warrants and 23,810 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(20)	Includes 10,000 shares of Common Stock underlying Series 2 Warrants and 38,737 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(21)	Afikim Education Fund’s Convertible Bonds and Series 2 Warrants are held of record by the Registration Company of Bank Hapoalim Ltd. Sharon Hinkis, its investment manager, has the power to vote and transfer the Convertible Bonds, Series 2 Warrants and Common Stock.

(22)	Includes 6,500 shares of Common Stock underlying Series 2 Warrants and 15,476 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(23)	Includes 6,500 shares of Common Stock underlying Series 2 Warrants and 25,179 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(24)	Afikim Agach’s Convertible Bonds and Series 2 Warrants are held of record by the Registration Company of Bank Hapoalim Ltd. Asa Sasson, Moti Bignitz, Shlomo Lublin, Shalom Hochman, Ziv Pnini, Eran Cohen, Oren Molokandof and Yaakov Vainshtein, members of its investment committee, have the power to vote and transfer the Convertible Bonds, Series 2 Warrants and Common Stock.

(25)	Includes 675,000 shares of Common Stock underlying Series 2 Warrants and 1,607,143 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(26)	Includes 675,000 shares of Common Stock underlying Series 2 Warrants and 2,614,759 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(27)	Afikim Menayot’s Convertible Bonds and Series 2 Warrants are held of record by the Registration Company of Bank Hapoalim Ltd. Asa Sasson, Moti Bignitz, Shlomo Lublin, Shalom Hochman, Ziv Pnini, Eran Cohen, Oren Molokandof and Yaakov Vainshtein, members of its investment committee, have the power to vote and transfer the Convertible Bonds, Series 2 Warrants and Common Stock.

(28)	Includes 500,000 shares of Common Stock underlying Series 2 Warrants, 1,190,476 shares of Common Stock issuable upon the conversion of Convertible Bonds and 52,139 shares of Common Stock.

(29)	Includes 500,000 shares of Common Stock underlying Series 2 Warrants and 1,936,858 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(30)	Afikim Agah Tesua Kollelet’s Convertible Bonds and Series 2 Warrants are held of record by the Registration Company of Bank Hapoalim Ltd. Asa Sasson, Moti Bignitz, Shlomo Lublin, Shalom Hochman, Ziv Pnini, Eran Cohen, Oren Molokandof and Yaakov Vainshtein, members of its investment committee, have the power to vote and transfer the Convertible Bonds, Series 2 Warrants and Common Stock.

(31)	Includes 350,000 shares of Common Stock underlying Series 2 Warrants and 833,333 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(32)	Includes 350,000 shares of Common Stock underlying Series 2 Warrants and 1,355,801 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(33)	Afikim Agah Activit’s Convertible Bonds and Series 2 Warrants are held of record by the Registration Company of Bank Hapoalim Ltd. Asa Sasson, Moti Bignitz, Shlomo Lublin, Shalom Hochman, Ziv Pnini, Eran Cohen, Oren Molokandof and Yaakov Vainshtein , members of its investment committee, have the power to vote and transfer the Convertible Bonds, Series 2 Warrants and Common Stock.

(34)	Includes 525,000 shares of Common Stock underlying Series 2 Warrants and 1,250,000 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(35)	Includes 525,000 shares of Common Stock underlying Series 2 Warrants and 2,033,701 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(36)	Migdal Trust Funds’s Convertible Bonds and Series 2 Warrants are held of record by the Registration Company of Bank Hapoalim Ltd. Asa Sasson, Moti Bignitz, Shlomo Lublin, Shalom Hochman, Ziv Pnini, Eran Cohen, Oren Molokandof and Yaakov Vainshtein , members of its investment committee, have the power to vote and transfer the Convertible Bonds, Series 2 Warrants and Common Stock.

(37)	Includes 200,000 shares of Common Stock underlying Series 2 Warrants and 476,190 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(38)	Includes 200,000 shares of Common Stock underlying Series 2 Warrants and 774,773 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(39)	Migdal 20/80 Trust Fund’s Convertible Bonds and Series 2 Warrants are held of record by the Registration Company of Bank Hapoalim Ltd. Asa Sasson, Moti Bignitz, Shlomo Lublin, Shalom Hochman, Ziv Pnini, Eran Cohen, Oren Molokandof and Yaakov Vainshtein , members of its investment committee, have the power to vote and transfer the Convertible Bonds, Series 2 Warrants and Common Stock.

(40)	Includes 975,000 shares of Common Stock underlying Series 2 Warrants and 2,321,429 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(41)	Includes 975,000 shares of Common Stock underlying Series 2 Warrants and 3,776,874 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(42)	Eliahu Insurance Company Ltd.’s Convertible Bonds and Series 2 Warrants are held of record by the Registration Company of Bank Hapoalim Ltd. Amir Haik, S. Shaul and Ayala Resnick, members of its investment committee, have the power to vote and transfer the Convertible Bonds, Series 2 Warrants and Common Stock.

(43)	Includes 600,000 shares of Common Stock underlying Series 2 Warrants and 1,428,571 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(44)	Includes 600,000 shares of Common Stock underlying Series 2 Warrants and 2,324,230 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(45)	Analyst Exchange and Trading Services Ltd.’s Convertible Bonds and Series 2 Warrants are held of record by the Registration Company of Bank Hapoalim Ltd. Yair Wertheimer, Analyst Exchange’s investment manager, has the power to vote and transfer the Convertible Bonds, Series 2 Warrants and Common Stock.

(46)	Includes 1,000,000 shares of Common Stock underlying Series 2 Warrants and 2,380,952 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(47)	Includes 1,000,000 shares of Common Stock underlying Series 2 Warrants and 3,873,717 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(48)	Analyst Provident Funds’ Convertible Bonds and Series 2 Warrants are held of record by the Registration Company of Bank Hapoalim Ltd. Varda Kalal, Analyst Provident Funds’ investment manager, has the power to vote and transfer the Convertible Bonds, Series 2 Warrants and Common Stock.

(49)	Includes 3,000,000 shares of Common Stock underlying Series 2 Warrants and 7,142,857 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(50)	Includes 3,000,000 shares of Common Stock underlying Series 2 Warrants and 11,621,150 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(51)	Eilat Ashkelon Pipeline Company Ltd.’s Convertible Bonds and Series 2 Warrants are held of record by the Registration Company of Bank Hapoalim Ltd. Eyal Cohen, its Deuputy General Manager Finance and Economics, has the power to vote and transfer the Convertible Bonds, Series 2 Warrants and Common Stock.

(52)	Includes 125,000 shares of Common Stock underlying Series 2 Warrants and 297,619 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(53)	Includes 125,000 shares of Common Stock underlying Series 2 Warrants and 484,215 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(54)	Harel Gemel Ltd.’s Convertible Bonds and Series 2 Warrants are held of record by the Registration Company of Bank Hapoalim Ltd. Ziv Leetman and Eilona Zuker, members of its investment committee, have the power to vote and transfer the Convertible Bonds, Series 2 Warrants and Common Stock.

(55)	Includes 800,000 shares of Common Stock underlying Series 2 Warrants and 1,904,762 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(56)	Includes 800,000 shares of Common Stock underlying Series 2 Warrants and 3,098,973 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(57)	Direct Investment House (Provident Funds) Ltd.’s Convertible Bonds and Series 2 Warrants are held of record by the Registration Company of Bank Hapoalim Ltd. Ilan Artzi and Amit Tesler, members of Direct Investment House’s investment committee, have the power to vote and transfer the Convertible Bonds, Series 2 Warrants and Common Stock.

(58)	Includes 237,500 shares of Common Stock underlying Series 2 Warrants and 565,476 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(59)	Includes 237,500 shares of Common Stock underlying Series 2 Warrants and 920,008 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(60)	Direct Insurance Ltd.’s Convertible Bonds and Series 2 Warrants are held of record by the Registration Company of Bank Hapoalim Ltd. Ilan Artzi, Direct Insurance’s investment manager has the power to vote and transfer the Convertible Bonds, Series 2 Warrants and Common Stock.

(61)	Includes 500,000 shares of Common Stock underlying Series 2 Warrants and 1,190,476 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(62)	Includes 500,000 shares of Common Stock underlying Series 2 Warrants and 1,936,858 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(63)	Maoz Education Fund’s Convertible Bonds and Series 2 Warrants are held of record by the Registration Company of Bank Hapoalim Ltd. David Levi, its investment manager, has the power to vote and transfer the Convertible Bonds, Series 2 Warrants and Common Stock.

(64)	Includes 205,000 shares of Common Stock underlying Series 2 Warrants and 488,095 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(65)	Includes 205,000 shares of Common Stock underlying Series 2 Warrants and 794,112 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(66)	Migdal Platinum Education Fund’s Convertible Bonds and Series 2 Warrants are held of record by the Registration Company of Bank Hapoalim Ltd. David Levi, its investment manager, has the power to vote and transfer the Convertible Bonds, Series 2 Warrants and Common Stock.

(67)	Includes 135,000 shares of Common Stock underlying Series 2 Warrants and 321,429 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(68)	Includes 135,000 shares of Common Stock underlying Series 2 Warrants and 522,952 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(69)	Migdal Platinum Provident Fund’s Convertible Bonds and Series 2 Warrants are held of record by the Registration Company of Bank Hapoalim Ltd. David Levi, its investment manager, has the power to vote and transfer the Convertible Bonds, Series 2 Warrants and Common Stock.

(70)	Includes 350,000 shares of Common Stock underlying Series 2 Warrants and 833,333 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(71)	Includes 350,000 shares of Common Stock underlying Series 2 Warrants and 1,355,801 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(72)	Migdal Platinum CPI Provident Fund’s Convertible Bonds and Series 2 Warrants are held of record by the Registration Company of Bank Hapoalim Ltd. David Levi, its investment manager, has the power to vote and transfer the Convertible Bonds, Series 2 Warrants and Common Stock.

(73)	Includes 60,000 shares of Common Stock underlying Series 2 Warrants and 142,857 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(74)	Includes 60,000 shares of Common Stock underlying Series 2 Warrants and 232,423 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(75)	Harel Investment House Ltd.’s Convertible Bonds and Series 2 Warrants are held of record by the Registration Company of Bank Hapoalim Ltd. Baruch Zivin, its investment manager, has the power to vote and transfer the Convertible Bonds, Series 2 Warrants and Common Stock.

(76)	Includes 1,050,000 shares of Common Stock underlying Series 2 Warrants, 2,500,000 shares of Common Stock issuable upon the conversion of Convertible Bonds and 1,000,000 shares of Common Stock.

(77)	Includes 1,050,000 shares of Common Stock underlying Series 2 Warrants and 4,067,403 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(78)	Tamir Fishman Provident and Education Fund Ltd.’s Convertible Bonds and Series 2 Warrants are held of record by the Registration Company of Bank Hapoalim Ltd. Ben Zion Levy and Ornan Solomon, members of its investment committee, have the power to vote and transfer the Convertible Bonds, Series 2 Warrants and Common Stock.

(79)	Includes 750,000 shares of Common Stock underlying Series 2 Warrants and 1,785,714 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(80)	Includes 750,000 shares of Common Stock underlying Series 2 Warrants and 2,905,288 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(81)	Midgal Alumim Platinum’s Convertible Bonds and Series 2 Warrants are held of record by the Registration Company of Bank Hapoalim Ltd. Asa Sasson, Moti Bignitz, Shlomo Lublin, Shalom Hochman, Ziv Pnini, Eran Cohen, Oren Molokandof and Yaakov Vainshtein, members of its investment committee, have the power to vote and transfer the Convertible Bonds, Series 2 Warrants and Common Stock.

(82)	Includes 142,500 shares of Common Stock underlying Series 2 Warrants and 339,286 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(83)	Includes 142,500 shares of Common Stock underlying Series 2 Warrants and 552,005 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(84)	Midgal Alumim Agat Havarot’s Convertible Bonds and Series 2 Warrants are held of record by the Registration Company of Bank Hapoalim Ltd. Asa Sasson, Moti Bignitz, Shlomo Lublin, Shalom Hochman, Ziv Pnini, Eran Cohen, Oren Molokandof and Yaakov Vainshtein , members of its investment committee, have the power to vote and transfer the Convertible Bonds, Series 2 Warrants and Common Stock.

(85)	Includes 382,500 shares of Common Stock underlying Series 2 Warrants and 910,714 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(86)	Includes 382,500 shares of Common Stock underlying Series 2 Warrants and 1,481,697 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(87)	I.L.D. Insurance Participating’s Convertible Bonds and Series 2 Warrants are held of record by the Registration Company of Bank Hapoalim Ltd. Merav Sigal, its investment manager, has the power to vote and transfer the Convertible Bonds, Series 2 Warrants and Common Stock.

(88)	Includes 525,000 shares of Common Stock underlying Series 2 Warrants and 1,250,000 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(89)	Includes 525,000 shares of Common Stock underlying Series 2 Warrants and 2,033,701 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(90)	I.L.D. Insurance Nostro’s Convertible Bonds and Series 2 Warrants are held of record by the Registration Company of Bank Hapoalim Ltd. Merav Sigal, its investment manager, has the power to vote and transfer the Convertible Bonds, Series 2 Warrants and Common Stock.

(91)	Includes 265,000 shares of Common Stock underlying Series 2 Warrants and 630,952 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(92)	Includes 265,000 shares of Common Stock underlying Series 2 Warrants and 1,026,535 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(93)	Israel Brokerage and Investments Ltd., I.B.I. Ltd.’s Convertible Bonds and Series 2 Warrants are held of record by the Registration Company of Bank Hapoalim Ltd. Zeev Millbauer, Israel Brokerage and Investments’ investment manager, has the power to vote and transfer the Convertible Bonds, Series 2 Warrants and Common Stock.

(94)	Includes 250,000 shares of Common Stock underlying Series 2 Warrants and 595,238 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(95)	Includes 250,000 shares of Common Stock underlying Series 2 Warrants and 968,429 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(96)	I.B.I. Gemel Ltd.’s Convertible Bonds and Series 2 Warrants are held of record by the Registration Company of Bank Hapoalim Ltd. Emanuel Sidi, Adi Amorai and Margalit Yaniv, members of I.B.I.’s investment committee, have the power to vote and transfer the Convertible Bonds, Series 2 Warrants and Common Stock.

(97)	Includes 150,000 shares of Common Stock underlying Series 2 Warrants and 357,143 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(98)	Includes 150,000 shares of Common Stock underlying Series 2 Warrants and 581,057 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(99)	Mercantile Discount Provident Funds’ Convertible Bonds and Series 2 Warrants are held of record by the Registration Company of Bank Hapoalim Ltd. Yizhak Estricher, Mercantile Discount Provident Funds’ investment manager, has the power to vote and transfer the Convertible Bonds, Series 2 Warrants and Common Stock.

(100)	Includes 4,210,000 shares of Common Stock underlying Series 2 Warrants and 10,023,810 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(101)	Includes 4,210,000 shares of Common Stock underlying Series 2 Warrants and 16,308,347 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(102)	Yelin-Lapidot Provident Funds Management Ltd.’s Convertible Bonds and Series 2 Warrants are held of record by the Registration Company of Bank Hapoalim Ltd. Dov Yelin, its investment manager, has the power to vote and transfer the Convertible Bonds, Series 2 Warrants and Common Stock.

(103)	Includes 1,275,000 shares of Common Stock underlying Series 2 Warrants and 3,035,714 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(104)	Includes 1,275,000 shares of Common Stock underlying Series 2 Warrants and 4,938,989 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(105)	Menora Mivtachim Gemel Ltd.’s Convertible Bonds and Series 2 Warrants are held of record by the Registration Company of Bank Hapoalim Ltd. Hazi Zaig, Zipi Samet and Eli Galbay, members of its investment committee, have the power to vote and transfer the Convertible Bonds, Series 2 Warrants and Common Stock.

(106)	Includes 1,000,000 shares of Common Stock underlying Series 2 Warrants and 2,380,952 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(107)	Includes 1,000,000 shares of Common Stock underlying Series 2 Warrants and 3,873,717 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(108)	Tagmulim Bamoshavim Ltd.’s Convertible Bonds and Series 2 Warrants are held of record by the Registration Company of Bank Hapoalim Ltd. Doron Kopelis, its investment manager, has the power to vote and transfer the Convertible Bonds, Series 2 Warrants and Common Stock.

(109)	Includes 500,000 shares of Common Stock underlying Series 2 Warrants and 1,190,476 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(110)	Includes 500,000 shares of Common Stock underlying Series 2 Warrants and 1,936,858 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(111)	T-Sh-Ln Management and Holdings 2000 Ltd.’s Convertible Bonds and Series 2 Warrants are held of record by the Registration Company of Bank Hapoalim Ltd. Ronen Landesman and Idit Landesman, its directors, have the power to vote and transfer the Convertible Bonds, Series 2 Warrants and Common Stock.

(112)	Includes 106,000 shares of Common Stock underlying Series 2 Warrants and 252,381 shares of Common Stock issuable upon the conversion of Convertible Bonds.

(113)	Includes 106,000 shares of Common Stock underlying Series 2 Warrants and 410,614 shares of Common Stock issuable upon the conversion of Convertible Bonds.

PLAN OF DISTRIBUTION

We are registering 121,842,920 shares of Common Stock on behalf of the selling security holders. We are also registering 25,000,000 Warrants to purchase Common Stock and 50,000,000 NIS Convertible Bonds. The selling security holders includes donees, pledges, transferees or other successors-in-interest who may receive shares from the selling security holders after the date of this prospectus. These donees, pledges, transferees or successors-in-interest, if any, will be named in a supplement to this prospectus. The selling security holders will act independently of us in making decisions with respect to the timing, manner and size of each sale of the securities covered by this prospectus. The selling security holders may offer their respective securities at various times in one or more of the following transactions:

•	In ordinary brokerage transactions on any stock exchange, market, or trading facility on which the shares are traded, including TASE;

•	In the over-the-counter market;

•	In private transactions;

•	By pledge to secure debts and other obligations; or

•	In a combination of any of the above transactions or by any other legally available means.

The selling security holders may sell their securities at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices or at fixed prices. The selling security holders may, but need not, use broker-dealers to sell their securities. If broker-dealers are used, such broker-dealers will either receive discounts or commissions from the selling security holders, or they will receive commissions from purchasers for whom they acted as agents.

The selling security holders also may resell all or a portion of the securities in open market transactions in reliance upon Rule 144 under the Securities Act, provided that such selling security holders meet the criteria and conform to the requirements of that rule. The selling security holders and the broker-dealers to or through whom sales of their securities may be made could be deemed to be “underwriters” within the meaning of Section 2(a)(11) of Securities Act, and their commissions or discounts and other compensation received in connection with the sale of the shares may be regarded as underwriters’ compensation. The selling security holders may also sell the securities pursuant to Regulation S, if available, rather than under this prospectus.

The selling security holders have not advised us of any specific plans for the distribution of the securities covered by this prospectus. When and if we are notified by any selling security holder that any material arrangement has been entered into with a broker-dealer or underwriter for the sale of a material portion of the securities covered by this prospectus, a post-effective amendment to the registration statement will be filed with the SEC. This amendment will include the following information:

•	The name of the participating broker-dealer(s) or underwriters;

•	The identity and amount of securities involved;

•	The price or prices at which the securities were sold by the selling security holder;

•	The commissions paid or discounts or concessions allowed by the selling security holder to the broker-dealers or underwriters which may exceed customary amounts; and

•	Other material information.

Under agreements which may be entered into by the selling security holders, underwriters who participate in the distribution of shares may be entitled to indemnification by the selling security holders against certain liabilities, including liabilities under the Securities Act. We may also agree to indemnify, in certain circumstances, the selling security holders and certain control and other persons related to the foregoing persons against certain liabilities, including liabilities under the Securities Act.

We have advised the selling security holders that the anti-manipulation rules promulgated under the Securities Exchange Act, including Regulation M, may apply to sales of the securities offered by them. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the selling security holders or any other such person. In the event that the selling security holders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling security holders will not be permitted to engage in short sales of the securities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions.

We have agreed to pay all costs relating to the registration of the securities. Any commissions or other fees payable to broker-dealers or otherwise in connection with any sale of the securities will be paid by the selling security holders or other party selling the securities.

EXPERTS

Our audited financial statements for the years ended December 31, 2004 and December 31, 2005 included in this prospectus have been so included in reliance on the report of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global and an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Certain legal matters in connection with the securities will be passed upon for us by the law firm of Pepper Hamilton LLP, Washington, D.C.

COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

We are a Delaware corporation. Article XII of our Certificate of Incorporation provides to the fullest extent permitted under the Delaware General Corporation Law (“DGCL”), that our directors or officers will not be personally liable to us or our stockholders for damages for breach of such director’s or officer’s fiduciary duty. Section 145 of the DGCL provides that a corporation may indemnify directors, officers, employees and agents against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits, or proceedings whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation — a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification is permitted only for expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification for expenses where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s charter, bylaws, disinterested director vote, stockholder vote, agreement, or otherwise.

Section 23 of our Bylaws provides that we shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnitee”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of ours, or is or was serving at our written request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees as incurred) reasonably incurred by him.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ADDITIONAL INFORMATION

We have filed with the SEC a Registration Statement on Form SB-2 under the Securities Act covering the resale of the securities offered by this prospectus. This prospectus, which is a part of the Registration Statement, does not contain all of the information in the Registration Statement and the exhibits filed with it, portions of which have been omitted as permitted by the SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, please refer to the Registration Statement and to the exhibits filed therewith.

The Registration Statement, including all exhibits, may be inspected without charge at the SEC’s Public Reference Room at the SEC’s principal office at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of this public reference room by calling 1-800-SEC-0330. The Registration Statement, including all exhibits and schedules and amendments, has been filed with the SEC through the Electronic Data Gathering Analysis and Retrieval system and is available to the public from the SEC’s web site at http://www.sec.gov.

TOPSPIN MEDICAL, INC.
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page

Audited Consolidated Financial Statements
Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheet as of December 31, 2005	F-3
Consolidated Statements of Operations for each of the two years in the period ended December 31, 2005 and the period from inception to December 31, 2005	F-4
Statements of Shareholders’ Equity for each of the years in the period ended December 31, 2005	F-5
Consolidated Statements of Cash Flows for each of the two years in the period ended December 31, 2005 and the period from inception to December 31, 2005	F-10
Notes to the Consolidated Financial Statements	F-11

Unaudited Condensed Interim Consolidated Financial Statements
Condensed Consolidated Balance Sheet as of September 30, 2006 (unaudited)	F-32
Condensed Consolidated Statements of Operations for the three and nine month periods ended September 30, 2006 and 2005 and the period from inception to September 30, 2006 (unaudited)	F-33
Statements of Shareholders’ Equity for each of the years in the period ended December 31, 2005 and for the nine month period ended as of September 30, 2006 (unaudited)	F-34
Condensed Consolidated Statements of Cash Flows for the nine month periods ended as of September 30, 2006 and 2005 and the period from inception to September 30, 2006 (unaudited)	F-40
Notes to the Condensed Consolidated Financial Statements	F-41

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of
TOPSPIN MEDICAL, INC.
(A Development Stage Company)

We have audited the accompanying consolidated balance sheet of Topspin Medical Inc. (A Development Stage Company) (“the Company”) and its subsidiary as of December 31, 2005, and the related consolidated statements of operations, changes in shareholders’ equity and cash flows for each of the two years then ended and for the period from September 20, 1999 (inception date) through December 31, 2005. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included considerations of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the consolidated financial statements, referred to above, present fairly, in all material respects, the consolidated financial position of the Company and its subsidiary as of December 31, 2005, and the consolidated results of their operations and their cash flows for each of the two years then ended and for the period from September 20, 1999 (inception date) through December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KOST FORER GABBAY & KASIERER
A Member of Ernst & Young Global

Haifa, Israel
January 16, 2007

Topspin Medical, Inc.
(A Development Stage Company)

CONSOLIDATED BALANCE SHEET

		December 31,
	Note	2005
	NIS in thousands

ASSETS
CURRENT ASSETS
Cash and cash equivalents	3	37,160
Other receivables and prepaid expenses	4	1,876
Loan to a shareholder	13	177

		39,213
LONG-TERM ASSETS
Restricted lease deposit	8d	364
Severance pay fund		62
Prepaid lease payments	8e	295

		721
Property and equipment, net	5	2,298

		42,232

LIABILITES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Trade payables	6	1,027
Other accounts payables and accrued expenses	7	2,324

		3,351
Accrued severance pay		418
CONTINGENG LIABILITIES, COMMITMENT AND CHARGES	8
SHAREHOLDERS’ EQUITY	9
Ordinary shares of $0.001 par value:
Authorized 500,000,000; Issued 158,903,087; Outstanding 158,272,293 shares		725
Additional paid in capital		140,896
Accumulated deficit during the development stage		(102,699)
Less — Non recourse receivables in respect of shares issued		(459)

Total shareholders’ equity		38,463

		42,232

The accompanying notes are an integral part of the consolidated financial statement

Topspin Medical, Inc.
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS

				Period from
				Inception
				(September 20,
				1999) through
		Year Ended December 31,		December 31,
	Note	2004	2005	2005
	NIS in thousands (except share data)

Research and development expenses, net		14,839	10,876	60,116
Selling and marketing expenses		115	43	1,152
General and administrative expenses		5,917	5,066	28,041

Operating loss		(20,871)	(15,985)	(89,309)
Financing income (expenses), net	11	438	1,660	(70)

Net loss		(20,433)	(14,325)	(89,379)

Basic and diluted loss per ordinary share		(0.18)	(0.11)

Weighted average number of ordinary shares outstanding used in basic and diluted net loss per share calculation		115,608,924	130,712,155

The accompanying notes are an integral part of the consolidated financial statement

Topspin Medical, Inc.
(A Development Stage Company)

STATEMENTS OF SHAREHOLDERS’ EQUITY

											Non Recourse	Deficit
										Receivables	Receivables	Accumulated
	Number of Outstanding Shares				Share Capital				Additional	in Respect	in Respect	During the	Total
		Preferred				Preferred			Paid-in	of Shares	of Shares	Development	Shareholders’
	Ordinary	A	B	C	Ordinary	A	B	C	Capital	Issued	Issued	Stage	Equity
	NIS in thousands (except share data)

Balance as of September 20, 1999	—	—	—	—	—	—	—	—	—	—	—	—	—
Issuance of common shares	625,000	—	—	—	3	—	—	—	—	—	—	—	3
Issuance of Preferred A shares net of issuance expenses of NIS 20	—	375,001	—	—	—	2	—	—	3,134	—	—	—	3,136
Net loss	—	—	—	—	—	—	—	—	—	—	—	(380)	(380)

Balance as of December 31, 1999	625,000	375,001	—	—	3	2	—	—	3,134	—	—	(380)	2,759
Issuance of Preferred B shares net of issuance expenses of NIS 61	—	—	208,329	—	—	—	1	—	10,183	—	—	—	10,184
Net loss	—	—	—	—	—	—	—	—	—	—	—	(3,880)	(3,880)

Balance as of December 31, 2000	625,000	375,001	208,329	—	3	2	1	—	13,317	—	—	(4,260)	9,063

The accompanying notes are an integral part of the consolidated financial statement

Topspin Medical, Inc.
(A Development Stage Company)

STATEMENTS OF SHAREHOLDERS’ EQUITY — (Continued)

											Non Recourse	Deficit
										Receivables	Receivables	Accumulated
	Number of Outstanding Shares				Share Capital				Additional	in Respect	in Respect	During the	Total
		Preferred				Preferred			Paid-in	of Shares	of Shares	Development	Shareholders’
	Ordinary	A	B	C	Ordinary	A	B	C	Capital	Issued	Issued	Stage	Equity
	NIS in thousands (except share data)

Balance as of December 31, 2000	625,000	375,001	208,329	—	3	2	1	—	13,317	—	—	(4,260)	9,063
Net loss	—	—	—	—	—	—	—	—	—	—	—	(7,254)	(7,254)

Balance as of December 31, 2001	625,000	375,001	208,329	—	3	2	1	—	13,317	—	—	(11,514)	1,809
Issuance of Preferred C shares net of issuance expenses of NIS 2,200		—	—	87,386,858	—	—	—	410	47,578	(630)	—	—	47,358
Beneficial conversion feature related to Preferred A and Preferred B shares	—	—	—	—	—	—	—	—	13,320	—	—	(13,320)	—
Issuance of Ordinary shares to a shareholder	6,957,841	—	—	—	56	—	—	—	413	—	(469)	—	—
Deferred stock based compensation related to issuance of shares to a shareholder	—	—	—	—	—	—	—	—	2,822	—	—	—	2,822
Stock based compensation related to options granted to consultants	—	—	—	—	—	—	—	—	1,286	—	—	—	1,286
Accrued interest and exchange rate differences on a loan to a shareholder	—	—	—	—	—	—	—	—	4	—	(4)	—	—
Net loss	—	—	—	—	—	—	—	—	—	—	—	(15,414)	(15,414)

Balance as of December 31, 2002	7,582,841	375,001	208,329	87,386,858	59	2	1	410	78,740	(630)	(473)	(40,248)	37,861

The accompanying notes are an integral part of the consolidated financial statement

Topspin Medical, Inc.
(A Development Stage Company)

STATEMENT OF SHAREHOLDERS’ EQUITY — (Continued)

											Non Recourse	Deficit
										Receivables	Receivables	Accumulated
	Number of Outstanding Shares				Share Capital				Additional	in Respect	in Respect	During the	Total
		Preferred				Preferred			Paid-in	of Shares	of Shares	Development	Shareholders’
	Ordinary	A	B	C	Ordinary	A	B	C	Capital	Issued	Issued	Stage	Equity
	NIS in thousands (except share data)

Balance as of December 31, 2002	7,582,841	375,001	208,329	87,386,858	59	2	1	410	78,740	(630)	(473)	(40,248)	37,861
Receivables in respect of Preferred C shares issued	—	—	—	—	—	—	—	—	25,828	630	—	—	26,458
Amortization of deferred stock based compensation	—	—	—	—	—	—	—	—	736	—	—	—	736
Deferred stock based compensation related to issuance of shares to a shareholder	3,077,506	—	—	—	—	—	—	—	1,778	—	—	—	1,778
Stock based compensation related to options granted to consultants	—	—	—	—	—	—	—	—	19	—	—	—	19
Accrued interest and exchange rate differences on a loan to a shareholder	—	—	—	—	—	—	—	—	(14)	—	14	—	—
Net loss	—	—	—	—	—	—	—	—	—	—	—	(27,693)	(27,693)

Balance as of December 31, 2003	10,660,347	375,001	208,329	87,386,858	59	2	1	410	107,087	—	(459)	(67,941)	39,159

The accompanying notes are an integral part of the consolidated financial statement

Topspin Medical, Inc.
(A Development Stage Company)

STATEMENTS OF SHAREHOLDERS’ EQUITY — (Continued)

										Non Recourse	Deficit
										Receivables	Accumulated
	Number of Outstanding Shares				Share Capital				Additional	in Respect	During the	Total
		Preferred				Preferred			Paid-in	of Shares	Development	Shareholders’
	Ordinary	A	B	C	Ordinary	A	B	C	Capital	Issued	Stage	Equity
	NIS in thousands (except share data)

Balance as of December 31, 2003	10,660,347	375,001	208,329	87,386,858	59	2	1	410	107,087	(459)	(67,941)	39,159
Exercise of options	418,746	—	—	—	2	—	—	—	62	—	—	64
Amortization of deferred stock based compensation	—	—	—	—	—	—	—	—	677	—	—	677
Deferred stock based compensation related to issuance of shares to a shareholder	630,793	—	—	—	—	—	—	—	615	—	—	615
Stock based compensation related to options granted to consultants	—	—	—	—	—	—	—	—	261	—	—	261
Accrued interest and exchange rate differences on a loan to a shareholder	—	—	—	—	—	—	—	—	16	(16)	—	—
Net loss	—	—	—	—	—	—	—	—	—	—	(20,433)	(20,433)

Balance as of December 31, 2004	11,709,886	375,001	208,329	87,386,858	61	2	1	410	108,718	(475)	(88,374)	20,343

The accompanying notes are an integral part of the consolidated financial statement

Topspin Medical, Inc.
(A Development Stage Company)

STATEMENTS OF SHAREHOLDERS’ EQUITY — (Continued)

										Non Recourse	Deficit
										Receivables	Accumulated
	Number of Outstanding Shares				Share Capital				Additional	in Respect	During the	Total
		Preferred				Preferred			Paid-in	of Shares	Development	Shareholders’
	Ordinary	A	B	C	Ordinary	A	B	C	Capital	Issued	Stage	Equity
	NIS in thousands (except share data)

Balance as of December 31, 2004	11,709,886	375,001	208,329	87,386,858	61	2	1	410	108,718	(475)	(88,374)	20,343
Conversion of Preferred A,B and C into Ordinary shares	104,378,107	(375,001)	(208,329)	(87,386,858)	477	(2)	(1)	(410)	(64)	—	—	—
Exercise of options	3,553,507	—	—	—	16	—	—	—	(* )	—	—	16
Issuance of ordinary shares net of issuance expenses of NIS 3,292	38,000,000	—	—	—	171	—	—	—	28,920	—	—	29,091
Issuance of options net of issuance expenses of NIS 378	—	—	—	—	—	—	—	—	3,339	—	—	3,339
Deferred stock based compensation related to issuance of shares to a shareholder	630,793	—	—	—	—	—	—	—	(627)	—	—	(627)
Grant to a shareholder	—	—	—	—	—	—	—	—	—	74	—	74
Amortization of deferred stock based compensation	—	—	—	—	—	—	—	—	486	—	—	486
Stock based compensation related to options granted to consultants	—	—	—	—	—	—	—	—	66	—	—	66
Accrued interest and exchange rate differences on a loan to shareholder	—	—	—	—	—	—	—	—	58	(58)	—	—
Net loss	—	—	—	—	—	—	—	—	—	—	(14,325)	(14,325)

Balance as of December 31, 2005	158,272,293	—	—	—	725	—	—	—	140,896	(459)	(102,699)	38,463

(*)	Less than NIS 1 thousand.

The accompanying notes are an integral part of the consolidated financial statement

Topspin Medical, Inc.
(A Development Stage Company)

CONSOLIDATED STATEMENT OF CASH FLOWS

			Period from
			Inception
			(September 20,
			1999) through
	Year Ended December 31,		December 31,
	2004	2005	2005
	NIS in thousands

Cash flows used in operating activities:
Net loss	(20,433)	(14,325)	(89,379)
Adjustments to reconcile net loss to net cash used in operating activities(a)	1,973	131	14,120

Net cash used in operating activities:	(18,460)	(14,194)	(75,259)

Cash flow from investing activities:
Change in restricted deposit, net	377	—	(357)
Purchase of fixed assets	(199)	(495)	(6,682)
Proceeds from sale of fixed assets	35	—	40
Loan to a shareholder	—	—	(231)

Net cash provided by (used in) investing activities:	213	(495)	(7,230)

Cash flows from financing activities:
Exercise of options	64	16	80
Proceeds from issuance of shares, net of issuance expenses	—	32,430	119,569

Net cash provided by financing activities:	64	32,446	119,649

Increase (decrease) in cash and cash equivalents	(18,183)	17,757	37,160
Cash and cash equivalents at the beginning of the period	37,586	19,403	—

Cash and cash equivalents at the end of the year	19,403	37,160	37,160

Supplemental disclosure of non cash flows activity
Purchase of fixed assets	—	242	242
Non-recourse receivables in respect of shares issued	—	—	469
(a) Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,135	969	4,561
Capital loss from sale of fixed assets	13	—	25
Interest on loan to a shareholder	(6)	(29)	(35)
Non-cash bonus to a shareholder	—	163	163
Interest on restricted deposit	—	(7)	(7)
Amortization of deferred stock compensation related to employees	1,292	(141)	6,487
Amortization of deferred stock compensation related to consultants	261	66	1,632
Accrued severance pay, net	(19)	115	356
Increase in accounts receivable (including long-term receivables)	(179)	(1,173)	(2,171)
Increase (decrease) in trade payables	(424)	(157)	785
Increase (decrease) in other accounts payable	(100)	325	2,324

Total adjustments	1,973	131	14,120

Supplemental disclosure of cash flow activities
Cash paid during the period for:
Taxes paid due to non-deductible expenses	83	94	415

Interest paid	—	—	292

The accompanying notes are an integral part of the consolidated financial statement

Topspin Medical, Inc.
(A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
NIS in thousands
(except per share amounts)

NOTE 1: — GENERAL

TopSpin Medical, Inc (“the Company”) and its subsidiary, TopSpin Medical (Israel) Ltd. (“the subsidiary” or “TopSpin”) are engaged in research and development of a medical MRI technology, the main application of which is interventional cardiology.

The Company was incorporated and commenced operation in September 1999 as a private company registered in Delaware, U.S. On September 1, 2005, the Company issued securities to the public in Israel and became publicly traded in the Tel Aviv stock exchange. As of December 31, 2005, the Company’s product is in development stage.

Since its inception, the Company has devoted substantially most of its efforts to business planning, research and development, marketing, recruiting management and technical staff, acquiring assets and raising capital. In addition, the Company has not generated revenues. Accordingly, the Company is considered to be in the development stage, as defined in Statement of Financial Accounting Standards No. 7, “Accounting and reporting by development Stage Enterprises” (“SFAS No. 7”).

NOTE 2: — SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”), applied on a consistent basis, as follows:

a.  Financial statements in NIS

A majority portion of the Company’s costs and expenses are incurred in New Israeli Shekel (“NIS”). In addition, the Company finances its operations from mainly NIS denominated resources, mainly from equity raisings. The Company’s management believes that the NIS is the primary currency of the economic environment in which the Company operates. Thus, the functional currency of the Company is the NIS. Accordingly, monetary accounts maintained in currencies other than the NIS are remeasured into NIS in accordance with SFAS No. 52 “Foreign Currency Translation”. All transaction gains and losses of the remeasured monetary balance sheet items are reflected in the statement of operations as financial income or expenses, as appropriate. As substantially all the operations and assets of the Company are conducted in NIS in Israel and it has no assets and operations in the US and since the Company’s stocks are traded in Israel in NIS, and since the functional currency is NIS, the Company’s management believes that the reporting currency is also NIS.

b.  Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported and disclosure of contingent assets and liabilities in the financial statements and accompanying notes. Actual results could differ from those estimates.

c.  Principles of consolidation

The consolidated financial statements include the accounts of TopSpin over which the Company exercises control. Significant intercompany balances and transactions between the two companies have been eliminated in the consolidated financial statements.

Topspin Medical, Inc.
(A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NIS in thousands
(except per share amounts)

d.  Cash equivalents

Cash equivalents are short-term highly liquid investments that are readily convertible to cash with maturities of three months or less at the date of acquisition.

e.  Restricted lease deposit

Long-term restricted lease deposit, with maturities of more than one year used to secure lease agreement is presented at cost. The deposit is in NIS and bears an average annual interest of approximately 3.7%.

f.  Property and equipment

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated by the straight-line method over the estimated useful lives of the assets at the following annual rates:

%

Computers and softwares	33
Office furniture and equipment	7 — 15
Laboratory equipment	10 — 33
Leasehold improvements	Over the lesser term of the lease or useful life

g.  Impairment of long-lived assets

The Company’s long-lived assets are reviewed for impairment in accordance with Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of an asset to be held and used is measured by a comparison of the carrying amount of the asset to the future undiscounted cash flows expected to be generated by the asset. If such asset is considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying amount of the asset exceeds its fair value. During the period from inception through December 31, 2005, no impairments were recorded.

h.  Severantce pay

The Company’s liability for severance pay to the Israeli employees of TopSpin is calculated pursuant to Israeli severance pay law based on the most recent salary of the employees multiplied by the number of years of employment, as of the balance sheet date. Employees are entitled to one month’s salary for each year of employment or a portion thereof. The Company’s liability for all of its employees is partially provided by monthly deposits with insurance policies. The value of these policies is recorded as an asset in the Company’s balance sheet. The deposited funds include profits accumulated up to the balance sheet date. The deposited funds may be withdrawn only upon the fulfillment of the obligation pursuant to Israeli severance pay law or labor agreements. The value of the deposited funds is based on the cash surrendered value of these policies, and includes immaterial profits.

Severpance expenses for the years ended December 31, 2004, 2005 and the period from inception through December 31, 2005 amounted to approximately NIS 563, NIS 662 and NIS 2,052, respectively.

Topspin Medical, Inc.
(A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NIS in thousands
(except per share amounts)

i.  Research and Development expenses, net

Research and development expenses, net of participations in the amount of NIS 2,647 and NIS 5,119 for the years ended December 31, 2004 and 2005, respectively, are charged to the statement of operations as incurred.

j.  Royalty bearing grants

Royalty-bearing grants from the Government of Israel for funding approved research and development projects are recognized at the time the Company is entitled to such grants, on the basis of the costs incurred and applied as a deduction from research and development costs.

k.  Stock-based compensation

The Company has elected to follow Accounting Principles Board Statement No. 25 “Accounting for Stock Option Issued to Employees” (“APB No. 25”) and Financial Accounting Standards Board Interpretation No. 44 “Accounting for Certain Transactions Involving Stock Compensation” (“FIN No. 44”) in accounting for its employee stock option plan. Under APB 25, when the exercise price of an employee stock option is equivalent to or is above the market price of the underlying stock on the date of grant, no compensation expense is recognized.

The Company’s shares are traded in Israel in New Israeli Shekels (“NIS”). The Company’s options granted to employees, directors and consultants are exercisable with a dollar denominated exercise price. The functional currency of the Company and the currency in which the employee is paid is NIS. Accordingly the Company considers all option plans as variable plans and thus the intrinsic value of all vested options is remeasured at each reporting date until the date of settlement.

Compensation cost for each period until settlement are based on the change in the intrinsic value of the options for each reporting period.

The Company recognizes compensation expenses for the value of its options based on the accelerated attribution method over the requisite service period of each of the options.

The Company adopted the disclosure provisions of Statement of Financial Accounting Standard No. 148, “Accounting for Stock-Based Compensation — transition and disclosure” (“SFAS No. 148”), which amended certain provisions of Statement of Financial Accounting Standard No. 123 “Accounting for Stock-Based Compensation” (“SFAS No. 123”). Pro forma information regarding the Company’s net loss and net loss per share is required by SFAS No. 123 and has been determined as if the Company had accounted for its employee stock options under the fair value method presented by SFAS No. 123.

Compensation expense for stock options granted to employees for the pro-forma purposes has been determined based on the fair value at the date of grant, consistent with the method of SFAS No. 123, with the following weighted average assumptions:

Year of Grant	2004	2005

Divided yield	0%	0%
Expected volatility	80%	80%
Risk-free interest rate	3% - 4%	3% - 4%
Expected life (in years)	8.5	8

Topspin Medical, Inc.
(A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NIS in thousands
(except per share amounts)

If compensation cost had been determined under the fair value accounting method provided under SFAS No. 123, the Company’s stock-based employee compensation cost, net income and basic and diluted net earnings per share would have changed to the following pro forma amounts:

			Period from
			Inception
			(September 20,
			1999) through
	Year Ended December 31,		December 31,
	2004	2005	2005

Net loss as reported	(20,433)	(14,325)	(89,379)
Add — Stock based compensation expense, as reported (intrinsic value method)	1,292	(141)	6,487
Deduct — Stock based compensation expense under fair value based method of SFAS 123	(1,004)	(1,482)	(7,707)

Pro forma net loss	(20,145)	(15,948)	(90,599)

Net loss per share:
Basic and diluted net loss per share as reported	(0.18)	(0.11)

Pro forma basic and diluted net earnings per share	(0.17)	(0.12)

The Company applies SFAS No. 123 and Emerging Issues Task Force No. 96-18 “Accounting for Equity Instruments that are Issued to other than Employees for Acquiring, or in conjunction with selling, goods or services” (“EITF 96-18”), with respect to options and warrants issued to non-employees. SFAS No. 123 requires the use of option valuation models to measure the fair value of the options and warrants.

l.  Fair value of financial instruments

The carrying amount reported in the consolidated balance sheet for cash and cash equivalents, other receivables and prepaid expenses, trade payables and other payables approximate their fair values due to the short-term maturities of such instruments.

m.  Basic and diluted net loss per share

Basic net loss per share is computed based on the weighted average number of common shares outstanding during each year. Diluted net loss per share is computed based on the weighted average number of common shares outstanding during each period, plus dilutive potential common shares considered outstanding during the year in accordance with Statement of Financial Accounting Standard No. 128, “Earnings Per Share” (SFAS No. 128”). Outstanding stock options and warrants are excluded from the calculation of the diluted net loss per common share when such securities are anti-dilutive. All outstanding stock options have been excluded from the calculation of the diluted loss per common share because all such securities are anti-dilutive for each of the periods presented.

n.  Concentration of credit risks

Financial instruments that potentially subject the Company and its subsidiary (“the Group”) to concentrations of credit risk consist principally of cash and cash equivalents and other receivables. The Group’s cash and cash equivalents are invested in NIS and U.S. dollar instruments of major banks in Israel and in the United States. Management believes that the financial institutions that hold the Company’s investments are

Topspin Medical, Inc.
(A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NIS in thousands
(except per share amounts)

financially sound and, accordingly, minimal credit risk exists with respect to these investments. The Company and its subsidiary have no significant off-balance sheet concentration of financial instruments subject to credit risk such as foreign exchange contracts, option contracts or other hedging arrangements.

o.  Income taxes

The Group accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“SFAS No. 109”). This statement prescribes the use of the liability method, whereby deferred tax assets and liability account balances are calculated for temporary differences between financial reporting and tax bases of assets and liabilities and net operating loss carryforward. The deferred tax assets and liabilities are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company and its subsidiaries provide a valuation allowance if necessary, to reduce deferred tax assets to their estimated realizable value.

p.  Impact of recently issued Accounting Standards

1.	SFAS No. 123(R) and SAB No. 107

On December 16, 2004, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 123 (revised 2004) (“ 123(R)”), “Share-Based Payment”, which is a revision of FASB Statement No. 123, “Accounting for Stock-Based Compensation”. Statement 123(R) supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees”, and amends FASB Statement No. 95, “Statement of Cash Flows”. Generally, the approach in Statement 123(R) is similar to the approach described in Statement 123. However, Statement 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. Statement 123(R) must be adopted no later than January 1, 2006. The Company adopted Statement 123(R) on January 1, 2006.

In March 2005, the SEC released Staff Accounting Bulletin No. 107, “Share-Based Payment” (“SAB 107”). SAB 107 provides the SEC staff’s position regarding the application of Statement 123(R), which contains interpretive guidance related to the interaction between Statement 123(R) and certain SEC rules and regulations, and also provides the staff’s views regarding the valuation of share-based payment arrangements for public companies.

2.	SFAS No. 154

In May 2005, the FASB issued Statement of Financial Accounting Standard No. 154 (“FAS 154”), “Accounting Changes and Error Corrections” — a replacement of APB No. 20, Accounting Changes” and FAS No. 3, “Reporting Accounting Changes in Interim Financial Statements”. FAS 154 provide guidance on the accounting for and reporting of accounting changes and error corrections. APB Opinion 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. FAS 154 requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principle unless it is impracticable to do so. FAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not expect that the adoption of FAS 154 will have a material effect on its financial position or results of operations.

Topspin Medical, Inc.
(A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NIS in thousands
(except per share amounts)

3.	FASB Interpretation No. 48

In July 2006, the FASB issued FASB Interpretation No. 48 “Accounting for Uncertainty in Income Taxes an Interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 clarifies the accounting for income taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. FIN 48 utilizes a two-step approach for evaluating tax positions. Recognition (step one) occurs when an enterprise concludes that a tax position, based solely on its technical merits, is more-likely-than-not to be sustained upon examination. Measurement (step two) is only addressed if step one has been satisfied (i.e., the position is more-likely-than-not to be sustained). Under step two, the tax benefit is measured as the largest amount of benefit, determined on a cumulative probability basis that is more-likely-than-not to be realized upon ultimate settlement.

FIN 48 applies to all tax positions related to income taxes subject to the Financial Accounting Standard Board Statement No. 109, “Accounting for income taxes” (“FAS 109”). This includes tax positions considered to be “routine” as well as those with a high degree of uncertainty.

FIN 48 has expanded disclosure requirements, which include a tabular roll forward of the beginning and ending aggregate unrecognized tax benefits as well as specific detail related to tax uncertainties for which it is reasonably possible the amount of unrecognized tax benefit will significantly increase or decrease within twelve months. These disclosures are required at each annual reporting period unless a significant change occurs in an interim period.

FIN 48 is effective for fiscal years beginning after December 15, 2006. The cumulative effect of applying FIN 48 will be reported as an adjustment to the opening balance of retained earnings. The Company is currently evaluating the impact of adopting FIN 48.

5.	SFAS No. 157

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS No. 157”). This statement provides a single definition of fair value, a framework for measuring fair value, and expanded disclosures concerning fair value. Previously, different definitions of fair value were contained in various accounting pronouncements creating inconsistencies in measurement and disclosures. SFAS No. 157 applies under those previously issued pronouncements that prescribe fair value as the relevant measure of value, except SFAS No. 123(R) and related interpretations. The statement does not apply to accounting standard that require or permit measurement similar to fair value but are not intended to represent fair value. This pronouncement is effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact of adopting SFAS 157.

6.	Staff accounting Bulletin No. 108

In September 2006, the SEC issued Staff Accounting Bulletin No. 108 (“SAB 108”) Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements, that provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. The SEC staff believes that registrants should quantify errors using both a balance sheet and an income statement approach and evaluate whether either approach results in quantifying a misstatement that, when all relevant quantitative and qualitative factors are considered, is material. This pronouncement is effective for fiscal years ending after November 15, 2006. The Company is currently evaluating the provisions of SAB 108.

Topspin Medical, Inc.
(A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NIS in thousands
(except per share amounts)

NOTE 3: — CASH AND CASH EQUIVALENTS

December 31,
2005

In New Israeli Shekels	18,865
In other currencies (mainly in US dollars)	18,295

37,160

NOTE 4: — OTHER RECEIVABLES AND PREPAID EXPENSES

December 31,
2005

Prepaid expenses	171
Government of Israel — VAT Refund	143
Government of Israel — Chief Scientist	1,450
Other	112

1,876

NOTE 5: — PROPERTY AND EQUIPMENT, NET

December 31,
2005

Cost:
Computers and softwares	3,262
Furniture and Office equipment	307
Laboratory equipment	2,312
Leaseholds improvements	564

6,445

Accumulated depreciation:
Computers and softwares	2,625
Furniture and Office equipment	154
Laboratory equipment	1,030
Leaseholds improvements	338

4,147

2,298

Depreciation expenses amounted to NIS 969, NIS 1,135 and NIS 4,561 for the years ended December 31, 2005, 2004 and for the period from inception through December 31, 2005, respectively.

Topspin Medical, Inc.
(A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NIS in thousands
(except per share amounts)

NOTE 6: — TRADE PAYABLES

December 31,
2005

Open accounts	622
Notes payable	405

1,027

NOTE 7: — OTHER ACCOUNTS PAYABLES AND ACCRUED EXPENSES

December 31,
2005

Provision for payroll and related expenses	799
Vacation pay	591
Accrued expenses	934

2,324

NOTE 8:- CONTINGENT LIABILITIES, COMMITMENTS AND CHARGES

a.  Commitments to pay royalties to the Chief Scientist

The subsidiary had obtained from the Chief Scientist of the State of Israel grants for participation in research and development and, in return, the subsidiary is obligated to pay royalties amounting to 3% of the sales in the first three years from the beginning of the repayment and 3.5% of the sales from the fourth year until all of its obligation is repaid, whichever period ends earlier. The grant is linked to the exchange rate of the dollar and bears interest of Libor per annum.

Through December 31, 2005, total grants obtained aggregate NIS 6,316.

b.  Indemnification of investors

The Company is obligated to indemnify certain of the Company’s shareholders (former holders of C shares) in respect of damages sustained if it is made clear that there was a substantial inaccuracy in the presentations of the investment agreement in an amount not exceeding total investment made by the investors (approximately $16.5 millions) including 8% interest compounded annually and expenses of up to $100,000. The indemnification period is limited to up to four years beginning December 2002 (see Note 9b2). As of the date of the approval of the report, the indemnification period has expired and no claims were received by the investors.

c.  Commitments

In July 2003, TopSpin signed an agreement for the lease and maintenance of a space where it maintains its offices, laboratories and a “clean room” for the production of its products for a period of five years. Total rent and maintenance expenses for the year ended December 31, 2005 amounted to approximately NIS 600.

As part of the lease agreement, the lessor participated in investment in leasehold improvements. If TopSpin abandons at the end of the third or fourth year, it will then become liable for payment of additional expenses in the amount of approximately NIS 690 and NIS 350, respectively.

Topspin Medical, Inc.
(A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NIS in thousands
(except per share amounts)

Future rental commitments under the existing lease agreement as of December 31, 2005, are as follows:

First year	600
Second year	600
Third year	300

1,500

d.  According to the building lease agreement, TopSpin pledged a bank deposit which is used as a bank guarantee amounting to NIS 364 to secure its payments under the lease agreement.

e.  TopSpin leases motor vehicles under operating lease agreements for 36 months. The monthly lease payments are approximately NIS 90. The Company paid the last three months of the lease in advance.

NOTE 9: — SHAREHOLDERS’ EQUITY

a.  Composition of share capital

The Company’s authorized common stock consists of 500,000,000 shares with a par value of $0.001 per share. All shares have equal voting rights and are entitled to one non-cumulative vote per share in all matters to be voted upon by shareholders. The shares have no preemptive, subscription, conversion or redemption rights and may be issued only as fully paid and non-assessable shares. Holders of the common stock are entitled to equal ratable rights to dividends and distributions with respect to the common stock, as may be declared by the Board of Directors out of funds legally available. The common stocks are registered and publicly traded on the Tel-Aviv Stock Exchange.

b.  Share capital

1. Until August 22, 2005, the Company’s share capital was composed of Ordinary shares and of Preferred A, B and C shares.

Preferred C shares conferred, among others, preference rights in respect of distribution of the Company’s earnings and distribution of the Company’s assets upon liquidation. Preferred A and B shares conferred, among others, preference rights in respect of distribution of the Company’s assets upon liquidation, after such distribution is made to holders of Preferred C shares and Ordinary shares conferred voting rights and rights in distribution of the Company’s assets upon liquidation, after such distribution is made to holders of Preferred shares.

All classes of shares, as above, conferred equal voting rights in the Company’s general meetings on the basis of conversion into the underlying Ordinary shares.

Preferred A, B and C shares were convertible into Ordinary shares according to conversion rates of 15.5885, 53.4998 and 1 per Ordinary share, respectively.

On August 22, 2005, the Company effected a consolidation and distribution of its share capital in such a manner that 375,001 Preferred A shares of $0.001 were converted into 5,845,692 Ordinary shares, 208,329 Preferred B shares were converted into 11,145,557 Ordinary shares and 87,386,858 Preferred C shares were converted into 87,386,858 Ordinary shares.

2. In December 2002, the Company and a group of investors (“the investors”) signed an investment agreement. According to the agreement, the Company issued 87,386,858 Preferred C shares in consideration

Topspin Medical, Inc.
(A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NIS in thousands
(except per share amounts)

for an aggregate investment of approximately $16.5 million (including conversion of convertible loan received from shareholders and additional investors under an agreement signed in 2001).

In December 2002, the Company issued to the Chief Executive Officer (CEO) 11,927,727 Ordinary shares in consideration for $100 thousand. The subsidiary, TopSpin, gave the CEO a loan to finance the purchase of the Company’s shares. The loan is denominated in U.S dollars and bears interest at the rate of 5%. As a security to ensure the repayment of the loan, the CEO pledged these shares for the benefit of the Company. The pledged shares and the related balance of the loan were deducted from the sharholders’ equity.

The agreement determines that in case of lack of ability to repay the loan, the loan may be repaid only out of the return on the pledged shares. The CEO has also undertaken that if the first of the events detailed in the agreement occurs (such as the Company becomes an issuer, as defined by the Sarbanes-Oxley Act of 2002), it will repay the outstanding loan amount. In August 2005, the Company and the CEO signed an agreement that modifies the employment conditions of the CEO and revises the terms of the loan and the pledge. The first half of the $100,000 loan that the CEO received in order to purchase Company’s shares, including the accrued interest thereon, will become a grant at the end of the second anniversary of the IPO, and the other half at the end of the third anniversary of the IPO, provided that the CEO continues to be employed as a CEO or a consultant in TopSpin or in any of its related companies at such time.

The Company has a repurchase option to buy the unvested shares from the CEO at price equal to its original purchase price. The shares vest as determined in the agreement. The Company accounted for these shares as a variable plan and remeasured compensation at the period such shares were vested.

Compensation expenses (income) of NIS 615, NIS (627) and NIS 4,588 were recognized during the years ended December 31, 2004, 2005 and for the period from inception through December 31, 2005, respectively.

3. On August 23, 2005, the Company increased its authorized share capital to 500 million Ordinary shares of $0.001 par value each.

4. On August 25, 2005, the Company published a prospectus for the issuance of securities to the public in Israel. The securities were issued in 38 thousand units (“the units”) and the price per unit, as determined in a tender, was NIS 0.95 per unit. Each unit consisted of 1,000 Ordinary shares at NIS 0.95 per share and 600 options at no consideration.

As such, the Company has 22,800,000 registered options (series 1) which are exercisable into 22,800,000 Ordinary shares of $0.001 par value with an exercise price of NIS 1.1 per share, linked to the changes in the dollar/NIS exchange rate from August 25, 2005. The options are exercisable up to February 28, 2008. As of the balance sheet date, no options (series 1) have been exercised.

Net proceeds total approximately NIS 32,430 (net of issuance expenses of NIS 3,670). The net proceeds were allocated to the shares and options based on their relative market value.

5. In December 2002, the Company granted fully vested options to holders of Ordinary shares, for their services, which are exercisable into 1,805,138 Ordinary shares of the Company at $0.001 per share. The options were exercised in September 2005 in consideration for NIS 7. The fair value of the options as of the grant date was estimated using the Black-Scholes option pricing model with the following weighted average assumptions: risk-free interest rate of 4%, expected dividend yield of 0%, expected volatility of 80%, and expected life of 10 years. As of grant date the fair value of the options issued was NIS 763.

6. In December 2002, the Company granted fully vested options to Hemisphere Capital Corp., for their services,which are exercisable into 1,590,668 Preferred C shares of the Company at $0.1886 per share. In

Topspin Medical, Inc.
(A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NIS in thousands
(except per share amounts)

September 2005, 170,247 options were exercised into Ordinary shares at no consideration and the remaining 1,420,421 options expired. The fair value of the options as of the grant date was estimated using the Black-Scholes option pricing model with the following weighted average assumptions: risk-free interest rate of 4%, expected dividend yield of 0%, expected volatility of 80%, and expected life of 10 years. As of grant date the fair value of the options issued was NIS 523.

NOTE 10: — STOCK BASED COMPENSATION

a.  Issuance of options to employees, directors and consultants:

1. In December 2002 and January 2004, the Company granted to Tmura — The Israeli Public Service Venture Fund and to American Friends of Tmura Inc. options to purchase 325,000 Ordinary shares at $0.1886 per share. 180 options granted in December 2002 are exercisable until 10 years after the date of grant. 324,820 options granted in January 2004 are exercisable up to 10 years from the date on which the Company’s securities are offered to the public. As of the balance sheet date, no options have been exercised. As of December 31, 2005 the fair value in respect for the options issued was NIS 105. The fair value of the options as of balance sheet date was estimated using the Black-Scholes option pricing model with the following weighted average assumptions: risk-free interest rate of 4%, expected dividend yield of 0%, expected volatility of 80%, and expected life of up to 9 years.

2. In 2001, the Company adopted a stock option plan according to which up to 300,000 options to purchase 300,000 Ordinary shares of the Company at no consideration may be granted to directors, employees and consultants of the Company and its subsidiary, as determined by the Company’s Board from time to time (“the 2001 option plan”). The options are exercisable at $2 or $12 per option. The options to employees and directors have in most cases a four years vesting period. The Company issued until December 31, 2002 280,910 options (of which 40,000 to executive officer). No options have been exercised till December 31, 2005. Under the 2001 option plan, 223,310 options are outstanding and 57,600 options expired as of December 31, 2005.

3. According to the Company’s Board decisions from January 2003, September 2003 and August 2005, the Company adopted a stock option plan according to which up to 22,000,000 options to purchase Ordinary shares of the Company at no consideration may be granted to directors, employees and consultants of the Company and of subsidiaries, as determined by the Company’s Board from time to time (“the 2003 option plan”). The options are exercisable at $0.001-$0.1886 per share. The options to employees and directors have. in most cases a four years vesting period. As of December 31, 2005, the Company issued under the 2003 option plan 18,067,125 options (of which 650,000 to the chairman of the Board and 4,687,000 to executive officers). As of December 31, 2004, 418,746 options have been exercised into 418,746 Ordinary shares in consideration of NIS 64. During 2005, 1,578,122 options have been exercised into 1,578,122 Ordinary shares (237,497 options by employees) in consideration for NIS 9. As of December 31, 2005, 5,580,632 options expired and 10,489,625 options are outstanding.

This plan was recognized in accordance with section 102 of the Israeli Income Tax Ordinance (for employees) as a plan under the capital track.

Topspin Medical, Inc.
(A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NIS in thousands
(except per share amounts)

4. a. A summary of the Company’s share option activities for options granted to employees under the plans is as follows:

	2004		2005
		Weighted		Weighted
	Number	Average	Number	Average
	of Options	Exercise Price	of Options	Exercise Price

Outstanding at the beginning of the year	4,522,400	$0.113	6,958,225	$0.070
Granted	2,862,000	$0.020	3,920,000	$0.020
Exercised	(137,496)	$0.001	(237,497)	$0.002
Expired	(288,679)	$0.284	(1,346,928)	$0.047

Options outstanding at the end of the year	6,958,225	$0.070	9,293,800	$0.054

Options exercisable at the end of the year	2,160,375	$0.189	3,400,300	$0.113

4. b. The Company’s outstanding options to employees as of December 31, 2005, have been separated into ranges of exercise prices as follows:

	Options for	Exercise
	Ordinary	Price	Options	Exercisable
Issuance Date	Shares	per Share	Exercisable	through

February - June 2000	140,000	$2	140,000	February - June 2010
January 2001	29,800	$2	29,800	January 2011
September 2002	2,000	$12	1,625	September 2012
February - December 2003	2,390,000	$0.001	2,129,687	February - December 2013
April - July 2004	2,812,000	$0.02	907,625	April - July 2014
July - August 2005	3,920,000	$0.02	191,563	July - August 2015

5. Compensation expenses related to options granted to employees were recorded to Research and Development expenses and General and Administration expenses (income), as follows:

			Period from
			Inception
			(September 20,
			1999) through
	Year Ended December 31,		December 31,
	2004	2005	2005

Research and development expenses	408	539	1,064
General and administrative expenses (income)	884	(680)	5,423

	1,292	(141)	6,487

6. The weighted average exercise price and fair value of options granted (including non-employees) under the Company’s stock option plans during the years ended December 31, 2005 and 2004:

	Less Than Market Price
	Year Ended December 31,
	2004	2005

Weighted average exercise price	$0.023	$0.020
Weighted average fair value on grant date	$0.11	$0.138

Topspin Medical, Inc.
(A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NIS in thousands
(except per share amounts)

7. The Company’s outstanding options to non-employees under the Company’s stock option plans as of December 31, 2005 are as follows:

	Options for
	Ordinary	Exercise Price	Options	Exercisable
Issuance Date	Shares	per Share	Exercisable	through

February 2000	37,500	$2	37,500	February 2010
January - June 2002	14,010	$12	13,573	January - June 2012
May - December 2003	870,000	$0.05	541,250	May - December 2013
January - July 2004	332,000	$0.05	178,875	January - July 2014
July - August 2005	165,625	$0.02	22,656	July - August 2015

The Company accounted for its options to consultants under the fair value method in accordance of SFAS 123 and EITF 96-18. The fair value for these options was estimated using Black-Scholes option-pricing model with the following weighted-average assumptions: risk-free interest rates of 3%-6%, expected dividend yield of 0%, expected volatility of 80%, and a weighted-average contractual life of the options of up to 10 years. Compensation expenses of NIS 261, NIS 66 and NIS 1,632 were recognized during the year ended December 31, 2004 and 2005 and the period from inception through December 31, 2005, respectively.

NOTE 11: — FINANCING INCOME (EXPENSES), NET

			Period from
			Inception
			(September 20,
	Year Ended		1999) through
	December 31,		December 31,
	2004	2005	2005

Financial expenses:
Bank commissions	(41)	(28)	(236)
Interest expense	—	—	(292)
Foreign currency translation adjustments	(51)	(30)	(3,273)

	(92)	(58)	(3,801)

Financial income:
Gain on short-term deposits	368	628	2,161
Foreign currency translation adjustments	162	1,090	1,570

	530	1,718	3,731

	438	1,660	(70)

NOTE 12: — INCOME TAXES

a.  Tax laws applicable to the companies

1. The Company is taxed under U.S. tax laws.

2. Topspin is taxed under the Israeli income Tax Ordinance and the Income Tax (Inflationary Adjustments) Law, 1985: (“the law”).

Topspin Medical, Inc.
(A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NIS in thousands
(except per share amounts)

According to the law, the subsidiary’s results for tax purposes are measured based on the changes in the Israeli CPI.

b.  Tax assessments

The Company has not received final tax assessments since its incorporation. The subsidiary, TopSpin, has tax assessments considered final through 2001.

c.  Tax rates applicable to the Group

  a.  The subsidiary — TopSpin Medical (Israel) Ltd.

Until December 31, 2003, the regular tax rate applicable to income of TopSpin was 36%. In June 2004, an amendment to the Income Tax Ordinance (No. 140 and Temporary Provision), 2004 was passed by the “Knesset” (Israeli parliament) and on July 25, 2005, another law was passed, the amendment to the Income Tax Ordinance (No. 147) 2005, according to which the corporate tax rate is to be progressively reduced to the following tax rates: 2004 — 35%, 2005 — 34%, 2006 — 31%, 2007 — 29%, 2008 — 27%, 2009 — 26%, 2010 and thereafter — 25%.

The above amendment did not have an effect on the TopSpin’s financial position and results of operations.

  b.  The Company

The tax rates applicable to the Company whose place of incorporation is the U.S. are corporate (progressive) tax at the rate of up to 35%, including State tax and Local tax which rates are dependent on the country and city in which the Company will conduct its business.

According to the tax laws applicable to Israeli residents, dividend received from a foreign resident company is subject to tax in Israel at the rate of 25% in the hands of its recipient. According to the tax laws applicable in the U.S., tax at the rate of 30% is withheld and, based on the treaty for the avoidance of double taxation of Israel and the U.S., it may be reduced to either 25% or 12.5% (dependent on the identity of the shareholder). To enjoy the benefits of the tax treaty, certain procedural requirements need to be satisfied.

c.  Carry-forward losses for tax purposes

In the year ended December 31, 2005 the main reconciling items from the statutory tax rate of the Company (34%) to the effective tax rate (0%) is carryforward tax losses for which a full valuation allowance was provided.

Carry-forward tax losses of the Company total approximately NIS 6,705 as of December 31, 2005. According to the tax laws in the U.S., these losses may be gradually carried forward until 2025. Carry-forward tax losses of the subsidiary in Israel, TopSpin, which may be carried forward for an indefinite period, total approximately NIS 69,916 as of December 31, 2005. Deferred tax asset relating to these carry-forward losses amounts to approximately NIS 20,000 and for which a full valuation allowance was provided due to the uncertainty of its realization.

Topspin Medical, Inc.
(A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NIS in thousands
(except per share amounts)

NOTE 13: — RELATED PARTIES TRANSACTIONS

a.  Balances with related parties:

December 31,
2005

Bonus to a shareholder , see c3 below	(15)

Loan to a shareholder, see b below	636

b.  In December 2002, TopSpin gave a shareholder who also acts as the Company’s Chief Executive Officer (the “CEO”) two loans:

1. One loan in the amount of $100 thousand to purchase Company’s shares, as discussed in Note 9b2, is presented as a deduction from equity.

2. Another loan in the amount of $50 thousand which bears interest at the rate of 5%. The loan is presented in current assets.

The repayment date for the loans was determined to be the date on which the CEO terminates his employment, sells his security interest in the Company’s shares and other events as specified in the agreement like the Company becomes an issuer, as defined by the Sarbanes-Oxley Act of 2002.

As for further information about these loans, see c below.

c.  On August 22, 2005, the Company signed with the CEO an agreement which modifies his employment conditions in effect from the date of the IPO (“the issuance”), the principle modifications are:

1. The agreement is in effect for five years and the parties agree that they will notify of their intention to extend the employment term, under the law, in writing no later than six months before the end of the above five-year period. The parties may terminate the commitment between them by giving an advance notice of at least three months in writing.

2. The monthly salary of the CEO will be NIS 50, linked to the Israeli CPI known on the date of the prospectus.

3. In addition, in each of the first to the third anniversary of the IPO, the CEO shall be entitled to a bonus of $10,000, provided that the CEO continues to be employed as a CEO or consultant in TopSpin or in any of its related company at such time.

4. The loan of $50,000 that the CEO received including the accrued interest (see Note 13b2) will become a grant at the end of the first anniversary of the IPO, provided that the CEO continues to be employed as a CEO or consultant in TopSpin or in any of its related company at such time.

5. The first half of the $100,000 loan that the CEO received in order to purchase Company’s shares (see Note 9b2), including the accrued interest thereon, will become a grant at the end of the second anniversary of the IPO, and the other half at the end of the third anniversary of the IPO, provided that the CEO continues to be employed as a CEO or consultant in TopSpin or in any of its related company at such time.

6. To secure the loans, the CEO shall pledge its interests in a private company which holds the Company’s shares and which is wholly owned by him.

d.  The Company granted to the CEO a special bonus in the amount of NIS 523 at the time that the Company’s shares were initially offered to the public.

Topspin Medical, Inc.
(A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NIS in thousands
(except per share and par value amounts)

NOTE 14: — SUBSEQUENT EVENTS

1. In May 2006, the Company established Topspin Urology Ltd. (“Topspin Urology”), a wholly owned subsidiary in Israel. Topspin Urology will conduct all activity related to urology. As of the date of this financial statement Topspin Urology has not commenced its operations.

2. On February 19, 2006, after receiving the approval of the Company’s audit committee and board of directors (“BOD”), the Company signed a market maker agreement for the Company’s shares whereby the controlling shareholders in the Company will lend 800,000 of the Company’s shares held by them to Prisma Capital Markets Ltd. (“the market maker”) for market making the Company’s shares. The agreement is in effect for one year and may be terminated by each party by an advance notice of 45 days. The market maker will receive a fixed monthly fee from the Company.

3. On April 6, 2006, the Company’s board of directors (“BOD”) approved the grant of 1,055,000 options for the purchase of 1,055,000 Ordinary shares of the Company to employees and consultants of the subsidiary, Topspin pursuant to the Company’s 2003 stock option plan with an exercise price of $0.1253 per share. The options will expire at the end of 10 years.

The options will vest over a period of four years from the date of grant such that 25% of the options vest at the end of the first year and 6.25% of the options vest at the end of each subsequent quarter for an additional period of three years. The vesting terms for 230,000 of the options are determined according to milestones as set in the optionee’s option agreement.

The fair value of these options at grant date was estimated according to the principles determined in SFAS 123(R) based on the Binomial option pricing model with expected annual volatility of 65%-80% calculated on the date of grant and based on the share price on the grant date (NIS 0.595 per share), annual risk-free interest rates of 4.9%-5.1% calculated on the grant date and post-vesting forfeiture rates of 0% for executive officers and consultants and 10%-17.5% for employees and amounts to approximately NIS 413.

4. On June 6, 2006, the Company’s BOD approved the grant of 1,795,000 options for the purchase of 1,795,000 Ordinary shares of the Company to 17 employees and executive officers of the subsidiary, Topspin, pursuant to the Company’s 2003 stock option plan with an exercise price of $0.1494 per share. The options will expire at the end of 10 years.

The options will vest over a period of four years from the date of grant such that 25% of the options vest at the end of the first year and 6.25% of the options vest at the end of each subsequent quarter for an additional period of three years. The vesting terms for 1,000,000 of the options are determined according to milestones as set in the optionees’ option agreements. The milestones are mainly based on the Company’s targets regarding the development of cardiology and urology related products.

The fair value of these options at grant date was estimated according to the principles determined in SFAS 123(R) based on the Binomial option pricing model with expected annual volatility of 65%-80% calculated on the date of grant and based on the share price on the grant date (NIS 0.596 per share), annual risk-free interest rates of 5%-5.2% calculated on the grant date and post-vesting forfeiture rates of 0% for executive officers and consultants and 10%-17.5% for employees and amounts to approximately NIS 688.

5. On September 13, 2006, the Company entered, on its behalf and on behalf of its subsidiaries, into a research and development agreement with the Technion Research and Development Foundation Ltd. (“the Technion”) and a researcher for collaborating in the research and development of additional imaging capabilities based on the Company’s MRI technology for imaging tumors in the prostate and for additional medical applications in urology and in general, as agreed upon by the parties. In return for the performance of

Topspin Medical, Inc.
(A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NIS in thousands
(except per share and par value amounts)

research and development activities by the Technion and the researcher, they will be reimbursed for research expenses according to the research and development agreement in a total of $70,000. The Company will also grant options to the Technion and the researcher, as described below:

On September 13, 2006, the Company’s BOD decided to allocate to employees and consultants of the subsidiary, Topspin (“the employees”), and to the Technion and the researcher (collectively, “the service providers”) 1,995,000 options (1,200,000 options to the service providers and 795,000 options to the employees), for the purchase of 1,995,000 Ordinary shares of the Company pursuant to the Company’s 2003 stock option plan. The options will expire at the end of 10 years from the date of grant.

The vesting terms of 795,000 options granted to the employees will be in accordance with the Company’s 2003 stock option plan, whereby the options vest over a period of four years from the date of grant such that 25% of the options vest at the end of the first year and 6.25% of the options vest at the end of each subsequent quarter for an additional period of three years. The vesting of the 1,200,000 options granted to the service providers is determined according to milestones based on the targets achieved by the Company in the urology field as defined in the option agreements. The exercise price for the options granted to the employees and the service providers will be $0.1114 per share.

The fair value of these options at grant date was estimated according to the principles determined in SFAS 123(R) based on the Binomial option pricing model with expected annual volatility of 65%-80% calculated on the date of grant and based on the share price on the grant date (NIS 0.474 per share), annual risk-free interest rates of 4.9%-5% calculated on the grant date and post-vesting forfeiture rates of 0% for executive officers and consultants and 10%-17.5% for employees and amounted to approximately NIS 732.

6. On July 13, 2006, the Company published an outline, under the Company’s 2003 stock option plan, for the grant of up to 2,600,000 options of the Company to the employees of the subsidiary, Topspin, exercisable into up to 2,600,000 Ordinary shares of the Company. The options are exercisable at an exercise price of $0.1494 per share and will expire at the end of 10 years from the date of grant. All the options allocated will be exercisable starting from the date of grant.

7. Pursuant to the Company’s BOD decision from November 21, 2006, the Company decided to allocate by a private placement NIS 50,000,000 par value of bonds (series A) (“the bonds” or “the bonds (series A)”) not registered for trade on the Tel Aviv Stock Exchange (“the TASE”), along with 25,000,000 warrants (series 2) (“the warrants” or “the warrants (series 2)”) such that each allocation of two bonds (series A) will entitle the holder of bonds (series A) to receive from the Company, at no consideration, one warrant (series 2).

1. The offered securities terms:

NIS 50,000,000 par value of bonds (series A), will be redeemable in one installment on November 30, 2009, bear annual interest of 6% to be calculated and paid annually on November 30 of each of the years 2007-2009 and linked, principal and interest, to the Israeli CPI published due to October 2006. The bonds (series A) are offered at a purchase price equaling 95% of their par value.

The bonds (series A) are convertible into Ordinary shares of the Company starting from the date of their registration for trade on the TASE, if indeed effected, on each trading day through November 14, 2009, excluding during the period from November 15 and November 30 of each of the years 2007-2008 (inclusive), in such a manner that each NIS 0.84 par value of bonds (series A) is convertible into one Ordinary share of the Company.

Topspin Medical, Inc.
(A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NIS in thousands
(except per share and par value amounts)

At the option of the Company, it may compel the bond holders to make a mandatory conversion of the bonds outstanding into Ordinary shares of the Company, subject to registering the bonds for trade on the TASE and to other requirements as stipulated in the deed of trust at a conversion ratio determined according to the weighted average share quoted market price on the TASE in the 30 trading days preceding the notice of mandatory conversion less 10% and in any event not exceeding a fixed conversion ratio of NIS 0.84 per share.

2. The shares deriving from the conversion of all the bonds (series A) represent approximately 37.41% of the Company’s issued share capital before the private placement and approximately 21.14% of the Company’s issued share capital and voting rights subsequent to the private placement on a fully diluted basis.

3. If the bonds (series A) are not registered for trade within six months from the private placement date, they will not be converted into the Company’s shares and will be offered for early redemption under the following requirements:

a) Within one business day from the end of the six-month period from the private placement, the Company shall notify the holders of bonds (series A) and the trustee of the early redemption date, to be scheduled for the first business day following 17 days from said notice.

b) Upon the early redemption date, the Company shall pay the holders of bonds (series A) the unpaid principal balance, linked to the Israeli CPI and bearing interest as detailed below. In consideration for the principal balance, the Company shall pay NIS 1 per NIS 1 par value of bonds (series A). The Company shall also pay the holders of bonds (series A) interest of 5% in respect of the period from the private placement date through the early redemption date.

4. 25,000,000 warrants (series 2), not registered for trade on the TASE, exercisable into Ordinary shares of the Company in such a manner that each warrant (series 2) is exercisable into one Ordinary share on each trading day from the registration for trade of the warramt (series 2), if indeed effected, through May 31, 2009, excluding on the 12th through the 16th of each month during said period in consideration for a cash exercise price of NIS 0.84 per share linked to the Israeli CPI published due to October 2006. Any warrants (series 2) that are not exercised by May 31, 2009 will expire.

5. As long as the warrants (series 2) are not registered for trade on the TASE, they cannot be exercised into the Company’s shares.

6. The shares deriving from the exercise of all the warrants (series 2) represent approximately 15.71% of the Company’s issued share capital before the private placement and approximately 8.88% of the Company’s issued share capital and voting rights subsequent to the private placement and on a fully diluted basis.

7. The proceeds from the issuance of bonds will be placed in a restricted deposit managed by a trustee according to the trust agreement until the time that certain conditions are met. Prior to receiving any of the proceeds, the bonds (series A) must be registered for trade on the TASE. Also, in order to receive any of the proceeds one of four other conditions must occur:

a) A full mandatory conversion of the bonds into shares — in that case the trustee will transfer to the Company the full deposited amount, plus any interest and less tax and management expenses.

b) The Trustee receives notice that the Company is making a full or partial repayment amount of the bonds (series A) to the bondholders — in that case the trustee will transfer to the Company the amount of bonds that have been repaid.

Topspin Medical, Inc.
(A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NIS in thousands
(except per share and par value amounts)

c) Certain regulatory approvals are received — in that case the trustee will transfer the first 50% of the deposited amount when the Company obtains a CE Mark from a European Union Notified Body (this event has already occurred) and the trustee will transfer the second 50% of the deposited amount when the Company obtains approval from the United States FDA.

d) The trustee receives notice that a bondholder has voluntary converted a given amount of bonds (series A) into shares — in that case the trustee will transfer the value of the bonds (series A) converted in NIS.

8. Prices of the offered securities and the Company’s listed shares:

The bonds (series A) are offered at a purchase price equaling 95% of their par value and for total consideration of NIS 47,500. The warrants (series 2) are offered at no consideration. The share’s quoted market price near the date of the private placement, namely at the end of the trading day of November 21, 2006, was NIS 0.752 (“the quoted share price”) per share.

9. The issuance took place on November 21, 2006.

10. The Company has undertaken to pay the main dealers of the offered securities (Poalim IBI — Underwriting and Issuances Ltd.) commissions at rates specified below:

a) Upon the execution of the private placement — a commission of 1.17% of the proceeds.

b) Upon the registration of the offered securities for trade on the TASE, a commission of 2.33% of the proceeds.

c) A commission of 1.5% of the total par value of the offered bonds in the event of transfer of funds from the trustee’s account to the Company, as described in the deed of trust signed between the Company and Hermetic Trust (1975) Ltd. on November 21, 2006 (“the deed of trust”). In the event of transfer of said funds in two portions as described in the deed of trust, the commission transferred at each fund transfer will equal half the commission described in this item above at any of the dates of transferring a portion.

d) A commission of 2% of the total par value of the bonds (series A) converted into Ordinary shares of the Company. The commission based on this item will be paid every calendar quarter on the first business day, for the conversion of bonds (series A) executed in the preceding calendar quarter.

8. On October 3, 2006, Topspin entered into a distribution agreement (“the agreement”) with Top Medical B.V. (“the distributor”) for the distribution of the intravascular MRI catheter for the coronary arteries developed by the Company (“the product”) in Belgium, the Netherlands and Luxembourg (“Benelux”).

According to the agreement, the distributor was named as the exclusive distributor of the product in Benelux by acquiring the product from the Company and selling and marketing it to various customers in Benelux. The distributor’s nomination as the exclusive distributor is subject to meeting periodic targets in connection with minimum sales of the product, as detailed in the agreement.

The dealer has undertaken, among other things, to market the product and grant support and training services for the product’s end customers.

The period of the agreement is three years from the CE Mark approval for the product, with an option for extension with the parties’ consent unless it is terminated early by one of the parties under the terms stipulated in the agreement.

Topspin Medical, Inc.
(A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NIS in thousands
(except per share and par value amounts)

9. On November 17, 2006, the Company’s BOD, following the approval of the audit committee and subject to the approval of the general meeting, decided to amend Mr. Erez Golan, the Company’s CEO and President of the Company and its subsidiary, Topspin Medical (Israel) Ltd. (“the CEO”), compensation terms. On January 7, 2007 the general meeting of the shareholders of the Company approved the board of directors resolutions as follows:

1. Options:

The Company’s BOD approved the allocation of up to 2,400,000 non-marketable options to the CEO, exercisable into 2,400,000 Ordinary shares of the Company (“the options”) for an exercise price of $0.1503 per share, equaling the Company’s average closing share price on the TASE in the 30 trading days that ended on November 16, 2006. The options will be subject to the vesting terms pursuant to the following targets and goals:

a) 600,000 options will vest once the Company obtains CE Mark approval (“CE approval”) for the intravascular MRI catheter for the coronary arteries developed by the Company (“the product”), if and when it is obtained by December 31, 2006, or by the end of three months from such date (namely, March 31, 2007);

b) 960,000 options will vest once the Company obtains FDA approval for the product, if and when such approval is granted by June 30, 2007, or by the end of 4.5 months from such date (namely, November 15, 2007);

c) 840,000 options will vest upon the occurrence of one of the following events: (1) Receiving a memorandum of investment in Topspin Urology Ltd., a subsidiary of the Company (“the subsidiary”) or in any other company holding the intellectual property rights in requests and/or applications regarding intellectual property and the Company’s urology activities (“urology activities”), including through capital raising by the Company for the development of the urology activities, in an amount exceeding $1,000,000 by November 30, 2007, which would not include grants from the Office of the Chief Scientist; (2) The sale, transfer, grant of a license or any other transfer of all or substantially all of the urology activities or signing a memorandum or any other agreement in connection with said transfer by November 30, 2007; or (3) the Company’s BOD decision to independently finance the urology activities instead of locating available external financing, under the terms detailed above by November 30, 2007.

Any options that do not vest by said dates will expire. The options will be subject to the additional conditions regarding the Company’s 2003 stock option plan (“the option plan”) provided that should there be a discrepancy between the option grant conditions stipulated above and the conditions of the option plan, the provisions detailed above will prevail. Despite the provisions stipulated in the option plan, options that vest will become exercisable for a year from the end of all engagements or commitments between the Company (or its subsidiaries) and the CEO as employee, consultant, director or in any other way. The grant of options is subject to the approval of the TASE.

The overall expenses in respect of the options at grant date is calculated according to the Binomial option pricing model and the requirements described below and are estimated at approximately NIS 1,473.

The fair value is calculated according to the Binomial model with expected annual volatility of 60%-80% calculated on the date of grant and based on the share price on the grant date (NIS 0.87 per share), annual risk-free interest rates of 4.5%-5% calculated on the grant date and forfeiture rates of 0%.

Topspin Medical, Inc.
(A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NIS in thousands
(except per share and par value amounts)

2. Monetary grant:

The CEO will be entitled to receive a monetary grant from the Company, calculated on the basis of the Company’s revenues from product sales for 2007 (“the Company’s revenues”). Such grant will equal 10% of the Company’s revenues, from $250,000 up to $500,000 and 5% of the Company’s revenues exceeding $500,000. The Company’s revenues will be examined every calendar quarter in 2007. The amount of the grant will be examined and paid pro rata to the accrued revenues as of January 1, 2007 until the end of each quarter (less any amount paid on account of the grant for the previous quarters). The grant will be paid to the CEO within 14 days from the date of approval of the interim financial statements by the board.

3. Amendment to employment terms:

From the date of the BOD’s approval, the CEO will be entitled to an updated monthly salary in a total of NIS 55, linked to the Israeli CPI published on November 16, 2006 until the known CPI on the date of actual payment.

10. In December 2006, Topspin Medical (Israel) Ltd. received the CE Marking for its intravascular MRI catheter for the coronary arteries, which is the required regulatory approval for marketing the product in Europe.

11. On January 14, 2007, the Company’s BOD, following the approval of the audit committee and subject to the approval of the general meeting, decided to amend the terms of the loan to the CEO detailed in Note 9b2, such that the conversion of the entire outstanding loan into a grant will be accelerated to such date in which the approval of the stockholders will be obtained and the pledge will be cancelled.

Topspin Medical, Inc.
(A Development Stage Company)

CONSOLIDATED BALANCE SHEET (UNAUDITED)

September 30,
2006
NIS in thousands

ASSETS
CURRENT ASSETS
Cash and cash equivalents	20,828
Other receivables and prepaid expenses	3,145

23,973
LONG-TERM ASSETS
Restricted lease deposit	369
Severance pay fund	53
Prepaid lease payments	168

590
Property and equipment, net	1,954

26,517

LIABILITES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Trade payables	1,411
Other payables and accrued expenses	2,625

4,036
Accrued severance pay	305
Liabilities in respect of options (note 2b)	9,405
CONTINGENT LIABILITIES, COMMITMENTS AND CHARGES
SHAREHOLDERS’ EQUITY
Ordinary shares of $0.001 par value:
Authorized 500,000,000; Issued 159,126,836 shares; Outstanding 158,651,836 shares	727
Additional paid in capital	134,118
Accumulated deficit during the development stage	(121,782)
Less — Non recourse receivables in respect of shares issued	(292)

Total shareholders’ equity	12,771

26,517

Topspin Medical, Inc.
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

					Period from
					Inception
	Nine Months		Three Months		(September 20, 1999)
	Ended September 30,		Ended September 30,		through
	2006	2005	2006	2005	September 30, 2006
	NIS in thousands (except share data)

Research and development expenses, net	13,050	8,432	5,273	2,173	73,166
Selling and marketing expenses	169	31	109	6	1,321
General and administrative expenses	5,492	5,444	1,580	1,506	33,533

Operating loss	(18,711)	(13,907)	(6,962)	(3,685)	(108,020)
Financing income (expenses), net	(134)	1,287	(205)	404	(204)

Loss before cumulative effect of a change in accounting principle	(18,845)	(12,620)	(7,167)	(3,281)	(108,224)
Cumulative effect of a change in accounting principle (see note 2b)	(238)	—	—	—	(238)

Net loss	(19,083)	(12,620)	(7,167)	(3,281)	(108,462)

Loss before cumulative effect of a change in accounting principle per Ordinary share	(0.12)	(0.10)	(0.05)	(0.02)

Cumulative effect of a change in accounting principle per Ordinary share	(0.002)	—	—	—

Basic and diluted net loss per Ordinary share	(0.12)	(0.10)	(0.05)	(0.02)

Weighted average number of Ordinary shares outstanding used in basic and diluted net loss per share calculation	158,567,860	121,578,904	158,701,315	131,850,267

Topspin Medical, Inc.
(A Development Stage Company)

STATEMENTS OF SHAREHOLDERS’ EQUITY

											Non
											Recourse	Deficit
										Receivables	Receivables	Accumulated
	Number of Outstanding Shares				Share Capital				Additional	in Respect	in Respect	During the	Total
		Preferred				Preferred			Paid-in	of Shares	of Shares	Development	Shareholders’
	Ordinary	A	B	C	Ordinary	A	B	C	Capital	Issued	Issued	Stage	Equity
	NIS in thousands (except number of shares)

Balance as of September 20, 1999	—	—	—	—	—	—	—	—	—	—	—	—	—
Issuance of common shares	625,000	—	—	—	3	—	—	—	—	—	—	—	3
Issuance of Preferred A shares net of issuance expenses of NIS 20	—	375,001	—	—	—	2	—	—	3,134	—	—	—	3,136
Net loss	—	—	—	—	—	—	—	—	—	—	—	(380)	(380)

Balance as of December 31, 1999	625,000	375,001	—	—	3	2	—	—	3,134	—	—	(380)	2,759
Issuance of Preferred B shares net of issuance expenses of NIS 61	—	—	208,329	—	—	—	1	—	10,183	—	—	—	10,184
Net loss	—	—	—	—	—	—	—	—	—	—	—	(3,880)	(3,880)

Balance as of December 31, 2000	625,000	375,001	208,329	—	3	2	1	—	13,317	—	—	(4,260)	9,063

Topspin Medical, Inc.
(A Development Stage Company)

STATEMENTS OF SHAREHOLDERS’ EQUITY — (Continued)

											Non
											Recourse	Deficit
										Receivables	Receivables	Accumulated
	Number of Outstanding Shares				Share Capital				Additional	in Respect	in Respect	During the	Total
		Preferred				Preferred			Paid-in	of Shares	of Shares	Development	Shareholders’
	Ordinary	A	B	C	Ordinary	A	B	C	Capital	Issued	Issued	Stage	Equity
	NIS in thousands (except number of shares)

Balance as of December 31, 2000	625,000	375,001	208,329	—	3	2	1	—	13,317	—	—	(4,260)	9,063
Net loss	—	—	—	—	—	—	—	—	—	—	—	(7,254)	(7,254)

Balance as of December 31, 2001	625,000	375,001	208,329	—	3	2	1	—	13,317	—	—	(11,514)	1,809
Issuance of Preferred C shares net of issuance expenses of NIS 2,200	—		—	87,386,858	—	—	—	410	47,578	(630)	—	—	47,358
Beneficial conversion feature related to Preferred A and Preferred B shares	—	—	—	—	—	—	—	—	13,320	—	—	(13,320)	—
Issuance of Ordinary shares to a shareholder	6,957,841	—	—	—	56	—	—	—	413	—	(469)	—	—
Deferred stock based compensation related to issuance of shares to a shareholder	—	—	—	—	—	—	—	—	2,822	—	—	—	2,822
Stock based compensation related to options granted to consultants	—	—	—	—	—	—	—	—	1,286	—	—	—	1,286
Accrued interest and exchange rate differences on a loan to a shareholder	—	—	—	—	—	—	—	—	4	—	(4)	—	—
Net loss	—	—	—	—	—	—	—	—	—	—	—	(15,414)	(15,414)

Balance as of December 31, 2002	7,582,841	375,001	208,329	87,386,858	59	2	1	410	78,740	(630)	(473)	(40,248)	37,861

Topspin Medical, Inc.
(A Development Stage Company)

STATEMENTS OF SHAREHOLDERS’ EQUITY — (Continued)

											Non
											Recourse	Deficit
										Receivables	Receivables	Accumulated
	Number of Outstanding Shares				Share Capital				Additional	in Respect	in Respect	During the	Total
		Preferred				Preferred			Paid-in	of Shares	of Shares	Development	Shareholders’
	Ordinary	A	B	C	Ordinary	A	B	C	Capital	Issued	Issued	Stage	Equity
	NIS in thousands (except number of shares)

Balance as of December 31, 2002	7,582,841	375,001	208,329	87,386,858	59	2	1	410	78,740	(630)	(473)	(40,248)	37,861
Receivables in respect of Preferred C shares issued	—	—	—	—	—	—	—	—	25,828	630	—	—	26,458
Amortization of deferred stock based compensation	—	—	—	—	—	—	—	—	736	—	—	—	736
Deferred stock based compensation related to issuance of shares to a shareholder	3,077,506	—	—	—	—	—	—	—	1,778	—	—	—	1,778
Stock based compensation related to options granted to consultants	—	—	—	—	—	—	—	—	19	—	—	—	19
Accrued interest and exchange rate differences on a loan to a shareholder	—	—	—	—	—	—	—	—	(14)	—	14	—	—
Net loss	—	—	—	—	—	—	—	—	—	—	—	(27,693)	(27,693)

Balance as of December 31, 2003	10,660,347	375,001	208,329	87,386,858	59	2	1	410	107,087	—	(459)	(67,941)	39,159

Topspin Medical, Inc.
(A Development Stage Company)

STATEMENTS OF SHAREHOLDERS’ EQUITY — (Continued)

										Non
										Recourse	Deficit
										Receivables	Accumulated
	Number of Outstanding Shares				Share Capital				Additional	in Respect	During the	Total
		Preferred				Preferred			Paid-in	of Shares	Development	Shareholders’
	Ordinary	A	B	C	Ordinary	A	B	C	Capital	Issued	Stage	Equity
	NIS in thousands (except number of shares)

Balance as of December 31, 2003	10,660,347	375,001	208,329	87,386,858	59	2	1	410	107,087	(459)	(67,941)	39,159
Exercise of options	418,746	—	—	—	2	—	—	—	62	—	—	64
Amortization of deferred stock based compensation	—	—	—	—	—	—	—	—	677	—	—	677
Deferred stock based compensation related to issuance of shares to a shareholder	630,793	—	—	—	—	—	—	—	615	—	—	615
Stock based compensation related to options granted to consultants	—	—	—	—	—	—	—	—	261	—	—	261
Accrued interest and exchange rate differences on a loan to a shareholder	—	—	—	—	—	—	—	—	16	(16)	—	—
Net loss	—	—	—	—	—	—	—	—	—	—	(20,433)	(20,433)

Balance as of December 31, 2004	11,709,886	375,001	208,329	87,386,858	61	2	1	410	108,718	(475)	(88,374)	20,343

The accompanying notes are an integral part of the consolidated financial statements.

Topspin Medical, Inc.
(A Development Stage Company)

STATEMENTS OF SHAREHOLDERS’ EQUITY — (Continued)

										Non
										Recourse	Deficit
										Receivables	Accumulated
	Number of Outstanding Shares				Share Capital				Additional	in Respect	During the	Total
		Preferred				Preferred			Paid-in	of Shares	Development	Shareholders’
	Ordinary	A	B	C	Ordinary	A	B	C	Capital	Issued	Stage	Equity
	NIS in thousands (except number of shares)

Balance as of December 31, 2004	11,709,886	375,001	208,329	87,386,858	61	2	1	410	108,718	(475)	(88,374)	20,343
Conversion of Preferred A,B and C into Ordinary shares	104,378,107	(375,001)	(208,329)	(87,386,858)	477	(2)	(1)	(410)	(64)	—	—	—
Exercise of options	3,553,507	—	—	—	16	—	—	—	(* )		—	16
Issuance of ordinary shares net of issuance expenses of NIS 3,292	38,000,000	—	—	—	171	—	—	—	28,920	—	—	29,091
Issuance of options net of issuance expenses of NIS 378	—	—	—	—	—	—	—	—	3,339	—	—	3,339
Deferred stock based compensation related to issuance of shares to a shareholder	630,793	—	—	—	—	—	—	—	(627)	—	—	(627)
Grant to a shareholder	—	—	—	—	—	—	—	—	—	74	—	74
Amortization of deferred stock based compensation	—	—	—	—	—	—	—	—	486	—	—	486
Stock based compensation related to options granted to consultants	—	—	—	—	—	—	—	—	66	—	—	66
Accrued interest and exchange rate differences on a loan to shareholder	—	—	—	—	—	—	—	—	58	(58)	—	—
Net loss	—	—	—	—	—	—	—	—	—	—	(14,325)	(14,325)

Balance as of December 31, 2005	158,272,293	—	—	—	725	—	—	—	140,896	(459)	(102,699)	38,463

(*)	Less than NIS 1 thousand.

The accompanying notes are an integral part of the consolidated financial statements.

Topspin Medical, Inc.
(A Development Stage Company)

STATEMENTS OF SHAREHOLDERS’ EQUITY — (Continued)

										Non
										Recourse
										Receivables	Deficit
										in Respect	Accumulated
	Number of Shares Outstanding				Share Capital				Additional	of	During the	Total
		Preferred				Preferred			Paid-in	Shares	Development	Shareholders’
	Ordinary	A	B	C	Ordinary	A	B	C	Capital	Issued	Stage	Equity
	NIS in thousands (except number of shares)

Balance as of December 31, 2005	158,272,293		—	—	725	—	—	—	140,896	(459)	(102,699)	38,463
Change of deferred stock compensation into liability as a result from accounting change	—	—	—	—	—	—	—	—	(6,768)	—	—	(6,768)
Accrued interest and exchange rate differences on a loan to a shareholder	—	—	—	—	—	—	—	—	(16)	16	—	—
Grant to a shareholder	155,794		—	—	—	—	—	—	—	151	—	151
Exercise of options	223,749	—	—	—	2	—	—	—	6	—		8
Net loss	—	—	—	—	—				—	—	(19,083)	(19,083)

Balance as of September 30, 2006	158,651,836	—	—	—	727	—	—	—	134,118	(292)	(121,782)	12,771

Topspin Medical, Inc.
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

			Period from
			Inception
	Nine Months		(September 20, 1999)
	Ended September 30,		through September 30,
	2006	2005	2006
	NIS in thousands

Cash flows used in operating activities:
Net loss	(19,083)	(12,620)	(108,462)
Adjustments to reconcile net loss to net cash used in operating activities(a)	3,023	2,194	17,542

Net cash used in operating activities:	(16,060)	(10,426)	(90,920)

Cash flow from investing activities:
Change in restricted deposit, net	—	—	(357)
Purchase of fixed assets	(280)	(247)	(7,361)
Proceeds from sale of fixed assets	—	—	40

Net cash used in investing activities:	(280)	(247)	(7,678)

Cash flows from financing activities:
Exercise of stock options	8	16	88
Proceeds from issuance of shares, net of issuance expenses	—	32,430	119,338

Net cash provided by financing activities:	8	32,446	119,426

Increase (decrease) in cash and cash equivalents	(16,332)	21,773	20,828
Cash and cash equivalents at the beginning of the period	37,160	19,403	—

Cash and cash equivalents at the end of the period	20,828	41,176	20,828

(a) Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	702	723	5,264
Capital loss from sale of fixed assets	—	—	25
Interest on loan to a shareholder	2	(26)	(33)
Non-cash bonus to a shareholder	326	—	489
Interest on restricted deposit	(5)	(6)	(12)
Amortization of deferred stock compensation related to employees	—	2,045	6,487
Cumulative effect of change in accounting principle	238	—	238
Amortization of deferred stock compensation related to consultants	—	120	1,632
Change in fair value of a liability related to stock options	2,399	—	2,399
Accrued severance pay, net	(104)	69	252
Increase in accounts receivable (including long-term receivables)	(1,142)	(964)	(3,313)
Increase (decrease) in trade payables	306	(98)	1,489
Increase in other accounts payable	301	331	2,625

Total adjustments	3,023	2,194	17,542

Supplemental disclosure of cash flow activities
Cash paid during the period for:
Taxes paid due to non-deductible expenses	83	81	498

Interest paid	—	—	292

The accompanying notes are an integral part of the consolidated financial statement

Topspin Medical, Inc.
(A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
NIS in thousands
(except per share and par value amounts)

NOTE 1: — GENERAL

a. TopSpin Medical, Inc (“the Company”) and its subsidiary, TopSpin Medical (Israel) Ltd. (“the subsidiary” or “TopSpin”) are engaged in research and development of a medical MRI technology, the main application of which is interventional cardiology.

The Company was incorporated and commenced operation in September 1999 as a private company registered in Delaware, U.S. On September 1, 2005, the Company issued securities to the public in Israel and became publicly traded in the Tel Aviv stock exchange. As of September 30, 2006, the Company’s product is in development stage.

Since its inception, the Company has devoted substantially most of its efforts to business planning, research and development, marketing, recruiting management and technical staff, acquiring assets and raising capital. In addition, the Company has not generated revenues. Accordingly, the Company is considered to be in the development stage, as defined in Statement of Financial Accounting Standards No. 7, “Accounting and reporting by development Stage Enterprises” (“SFAS No. 7”).

b. In May 2006, the Company established Topspin Urology Ltd. (“Topspin Urology”), a wholly owned subsidiary in Israel. Topspin Urology will conduct all activity related to urology. As of the date of this financial statement Topspin Urology has not commenced its operations.

c. The accompanying unaudited interim consolidated financial statements have been prepared as of September 30, 2006, in accordance with United States generally accepted accounting principles relating to the preparation of financial statements for interim periods. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three-month and nine-month periods ended September 30, 2006 are not necessarily indicative of the results that may be expected for the year ended December 31, 2006.

NOTE 2: — SIGNIFICANT ACCOUNTING POLICIES

a. The significant accounting policies applied in the annual consolidated financial statements of the Company as of December 31, 2005 are applied consistently in these consolidated financial statements, except as detailed in b below.

b. Stock-based compensation

Till December 31, 2005 the Company has elected to follow Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB No. 25”) and the FASB Interpretation No. 44, “Accounting for Certain Transactions Involving Stock Compensation” in accounting for its employee stock option plans.

According to APB No. 25, compensation expense is measured under the intrinsic value method, whereby compensation expense is equal to the excess, if any, of the quoted market price of the share at the date of grant of the award over the exercise price.

On January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123(R)”) which requires the measurement and recognition of compensation expense based on estimated fair values for all share-based payment awards made to employees and directors. SFAS 123(R) supersedes APB No. 25, for periods beginning in fiscal 2006. In March 2005, the

Topspin Medical, Inc.
(A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NIS in thousands
(except per share amounts)

Securities and Exchange Commission issued Staff Accounting Bulletin No. 107 (“SAB 107”) relating to SFAS 123(R). The Company has applied the provisions of SAB 107 in its adoption of SFAS 123(R).

SFAS 123(R) requires companies to estimate the fair value of equity-based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as an expense over the requisite service periods in the Company’s consolidated statements of operations.

The Company adopted SFAS 123(R) using the modified prospective transition method, which requires the application of the accounting standard starting from January 1, 2006. According to SFAS 123(R), an option indexed to a factor which is not a market, performance, or service condition, shall be classified as a liability.

The Company’s shares are traded in Israel in New Israeli Shekels (“NIS”). The Company’s options granted to employees, directors and consultants are exercisable with a dollar denominated exercise price. The functional currency of the Company and the currency in which the employee is paid is NIS. Accordingly, as of January 1, 2006, the fair value of the vested portion of the options was classified as a liability and remeasured at each reporting date until the date of settlement. In addition an amount of NIS 238 was recorded as cumulative effect of a change in accounting principle.

Compensation cost for each period until settlement shall be based on the change in the fair value of the options for each reporting period based on the binomial method.

The Company recognizes compensation expenses for the value of its options based on the accelerated method over the requisite service period of each of the options.

As a result of adopting SFAS 123(R) as of January 1, 2006, the Company’s net loss for the nine months ended September 30, 2006, is NIS 265 lower than if it had continued to account for stock-based compensation under APB 25. Basic and diluted net loss per share for nine months ended September 30, 2006, are NIS 0.002 lower than if the Company had continued to account for share-based compensation under APB No. 25.

c.  Prior to January 1, 2006, the Company applied the intrinsic value method of accounting for stock options as prescribed by APB No. 25, whereby compensation expense is equal to the excess, if any, of the fair value price of the stock over the exercise price at the grant date of the award. In 2006, the Company estimates the fair value of stock options granted using the Binomial model with the following assumptions:

Binomial Model

Dividend yield	0%
Expected volatility	65%-80%
Risk-free interest rate	4.9%-5.2%
Post vesting forfeiture rates	10%-17.5% for employees, 0% for executive officers and consultants
Suboptimal exercise factor	2.5 for employees, 3 for executive officers

The suboptimal exercise factor is representing the value of the underlying stock as a multiple of the exercise price of the option which, if achieved, results in exercise of the option.

The Company has historically not paid dividends and has no foreseeable plans to issue dividends.

Topspin Medical, Inc.
(A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NIS in thousands
(except per share amounts)

For pro forma purpose the fair value of the Company’s stock options granted to employees and directors for the nine and three months ended September 30, 2005 was estimated using the Black-Scholes options pricing model with the following weighted average assumptions:

Black-Scholes model	2005

Dividend yield	0%
Expected volatility	80%
Risk-free interest rate	4.3%
Expected life (in years)	10

d.  If compensation cost had been determined under the fair value accounting method provided under SFAS No. 123, the Company’s stock-based employee compensation cost, net loss and basic and diluted net losses per share would have changed to the following pro forma amounts:

					Period from
					Inception
					(September 1, 1999)
	Nine Months		Three Months		through
	Ended September 30,		Ended September 30,		September 30,
	2006	2005	2006	2005	2006

Net loss as reported	(19,083)	(12,620)	(7,167)	(3,281)	(108,462)
Add — Stock based compensation expense, as reported (intrinsic value method)	—	2,045	—	622	6,487
Deduct — Stock based compensation expense under fair value based method of SFAS 123	—	(1,006)	—	(459)	(7,733)

Pro forma net loss	(19,083)	(11,581)	(7,167)	(3,118)	(109,708)

Net loss per share:
Basic and diluted net loss per share as reported	(0.12)	(0.10)	(0.05)	(0.02)

Pro forma basic and diluted net earnings per share	(0.12)	(0.09)	(0.05)	(0.02)

The Company applies SFAS No. 123 and Emerging Issues Task Force No. 96-18 “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services”, with respect to options issued to non-employees. SFAS No. 123 requires the use of option valuation models to measure the fair value of the options and warrants.

NOTE 3: — CONTINGENT LIABILITIES, COMMITMENTS AND CHARGES

d.  Commitments to pay royalties to the Chief Scientist

The subsidiary had obtained from the Chief Scientist of the State of Israel grants for participation in research and development and, in return, the subsidiary is obligated to pay royalties amounting to 3% of the sales in the first three years from the beginning of the repayment and 3.5% of the sales from the fourth year until all of its obligation is repaid, whichever period ends earlier. The grant is linked to the exchange rate of the dollar and bears interest of Libor per annum.

Topspin Medical, Inc.
(A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NIS in thousands
(except per share amounts)

Through September 30, 2006, total grants obtained aggregate NIS 7,939.

e.  Indemnification of investors

The Company is obligated to indemnify certain of the Company’s shareholders (former holders of C shares) in respect of damages sustained if it is made clear that there was a substantial inaccuracy in the presentations of the investment agreement in an amount not exceeding total investment made by the investors (approximately $16.5 millions) including 8% interest compounded annually and expenses of up to $100,000. The indemnification period is limited to up to four years beginning December 2002 (see Note 4b2). As of the date of the report the indemnification period has ended and no claims were received by the investors.

f.  Commitments

In July 2003, TopSpin signed an agreement for the lease and maintenance of a space where it maintains its offices, laboratories and a “clean room” for the production of its products for a period of five years.

As part of the lease agreement, the lessor participated in investment in leasehold improvements. If TopSpin abandons at the end of the fourth year, it will then become liable for payment of additional expenses in the amount of approximately NIS 350. Topspin currently does not intend to abandon these premises.

Future rental commitments under the existing lease agreement as of September 30, 2006, are as follows:

First year	600
Second year	500

1,100

d. According to the building lease agreement, TopSpin pledged a bank deposit which is used as a bank guarantee amounting to NIS 369 to secure its payments under the lease agreement.

e. TopSpin leases motor vehicles under operating lease agreements for 36 months. The monthly lease payments are approximately NIS 100.

NOTE 4: — SHAREHOLDERS’ EQUITY

a.  Composition of share capital

The Company’s authorized common stock consists of 500,000,000 shares with a par value of $0.001 per share. All shares have equal voting rights and are entitled to one non-cumulative vote per share in all matters to be voted upon by shareholders. The shares have no pre-emptive, subscription, conversion or redemption rights and may be issued only as fully paid and non-assessable shares. Holders of the common stock are entitled to equal ratable rights to dividends and distributions with respect to the common stock, as may be declared by the Board of Directors out of funds legally available. The common stocks are registered and publicly traded on the Tel-Aviv Stock Exchange.

b.  Share capital

1. Until August 22, 2005, the Company’s share capital was composed of Ordinary shares and of Preferred A, B and C shares.

Preferred C shares conferred, among others, preference rights in respect of distribution of the Company’s earnings and distribution of the Company’s assets upon liquidation. Preferred A and B shares conferred,

Topspin Medical, Inc.
(A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NIS in thousands
(except per share amounts)

among others, preference rights in respect of distribution of the Company’s assets upon liquidation, after such distribution is made to holders of Preferred C shares and Ordinary shares conferred voting rights and rights in distribution of the Company’s assets upon liquidation, after such distribution is made to holders of Preferred shares.

All classes of shares, as above, conferred equal voting rights in the Company’s general meetings on the basis of conversion into the underlying Ordinary shares.

Preferred A, B and C shares were convertible into Ordinary shares according to conversion rate of 15.5885, 53.4998 and 1 per Ordinary share, respectively.

On August 22, 2005, the Company effected a consolidation and distribution of its share capital in such a manner that 375,001 Preferred A shares of $0.001 were converted into 5,845,692 Ordinary shares, 208,329 Preferred B shares were converted into 11,145,557 Ordinary shares and 87,386,858 Preferred C shares were converted into 87,386,858 Ordinary shares.

2. In December 2002, the Company and a group of investors (“the investors”) signed an investment agreement. According to the agreement, the Company issued 87,386,858 Preferred C shares in consideration for an aggregate investment of approximately $16.5 million (including conversion of convertible loan received from shareholders and additional investors under an agreement signed in 2001).

In December 2002, the Company issued to the Chief Executive Officer (CEO) 11,927,727 Ordinary shares in consideration for $100 thousand. The subsidiary, TopSpin, gave the CEO a loan to finance the purchase of the Company’s shares. The loan is denominated in US dollars and bears interest at the rate of 5%. As a security to ensure the repayment of the loan, the CEO pledged these shares for the benefit of the Company. The pledged shares and the related balance of the loan were deducted from the shareholders’ equity.

The agreement determines that in case of lack of ability to repay the loan, the loan may be repaid only out of the return on the pledged shares. The CEO has also undertaken that if the first of the events detailed in the agreement occurs (such as the Company becomes and issuer as defined by the Sarbanes-Oxley Act of 2002), it will repay the outstanding loan amount. In August 2005, the Company and the CEO signed an agreement that modifies the employment conditions of the CEO and revises the terms of the loan and the pledge. The first half of the $100,000 loan that the CEO received in order to purchase Company’s shares, including the accrued interest thereon, will become a grant at the end of the second anniversary of the IPO, and the other half at the end of the third anniversary of the IPO, provided that the CEO continues to be employed as a CEO or a consultant in TopSpin or in any of its related companies at such time.

The Company has a repurchase option to buy the unvested shares from the CEO at price equal to its original purchase price. The shares vest as determined in the agreement. Till December 31, 2005, the Company accounted for these shares as a variable plan and remeasured compensation at the period such shares were vested.

Compensation expenses of NIS 744 and NIS 1,098 were recognized during the three-month and nine-month periods ended September 30, 2005, respectively. Compensation expenses of NIS 73 and NIS 927 were recognized during the three-month and nine-month periods ended September 30, 2006, respectively.

3. On August 23, 2005, the Company increased its authorized share capital to 500 million Ordinary shares of $0.001 par value each.

Topspin Medical, Inc.
(A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NIS in thousands
(except per share amounts)

4. On August 25, 2005, the Company published a prospectus for the issuance of securities to the public in Israel. The securities were issued in 38 thousand units (“the units”) and the price per unit, as determined in a tender, was NIS 0.95 per unit. Each unit consisted of 1,000 Ordinary shares at NIS 0.95 per share and 600 options at no consideration.

As such, the Company has 22,800,000 registered options (series 1) which are exercisable into 22,800,000 Ordinary shares of $0.001 par value with an exercise price of NIS 1.1 per share, linked to the changes in the dollar/NIS exchange rate from August 25, 2005. The options are exercisable up to February 28, 2008. As of the balance sheet date, no options from series 1 have been exercised.

Net proceeds total approximately NIS 32,430 (net of issuance expenses of NIS 3,670). The net proceeds were allocated to the shares and options based on their relative market value.

5. In December 2002, the Company granted fully vested options to holders of Ordinary shares, for their services, which are exercisable into 1,805,138 Ordinary shares of the Company at $0.001 per share. The options were exercised in September 2005 in consideration for NIS 7.

6. In December 2002, the Company granted fully vested options to Hemisphere Capital Corp., for their services, which are exercisable into 1,590,668 Preferred C shares of the Company at $0.1886 per share. In September 2005, all the options were cash-less exercised into 170,247 Ordinary shares.

7. On February 19, 2006, after receiving the approval of the Company’s audit committee and board of directors (“BOD”), the Company signed a market maker agreement for the Company’s shares whereby the controlling shareholders in the Company will lend 800,000 of the Company’s shares held by them to Prisma Capital Markets Ltd. (“the market maker”) for market making the Company’s shares. The agreement is in effect for one year and may be terminated by each party by an advance notice of 45 days. The market maker will receive a fixed monthly fee from the Company.

NOTE 5: — STOCK BASED COMPENSATION

a.  Issuance of options to employees, directors and consultants:

1. In December 2002 and January 2004, the Company granted to Tmura — The Israeli Public Service Venture Fund and to American Friends of Tmura Inc. options to purchase 325,000 Ordinary shares at $0.1886 per share. 180 options granted in December 2002 are exercisable until 10 years after the date of grant. 324,820 options granted in January 2004 are exercisable up to 10 years from the date on which the Company’s securities are offered to the public. As of the balance sheet date, no options have been exercised. As of September 30, 2006 the fair value of the liability in respect for the options issued was NIS 121.

2. In 2001, the Company adopted a stock option plan according to which up to 300,000 options to purchase Ordinary shares of the Company at no consideration may be granted to directors, employees and consultants of the Company and its subsidiary, as determined by the Company’s Board from time to time (“the 2001 option plan”). The options are exercisable at $2 or $12 per share. The options to employees and directors have in most cases a four years vesting period. The Company issued until December 31, 2002 280,910 options (of which 40,000 to executive officer). No options have been exercised till September 30, 2006. Under the 2001 option plan, 185,810 options are outstanding and 95,100 options expired as of September 30, 2006.

3. According to the Company’s Board decisions from January 2003, September 2003 and August 2005, the Company adopted a stock option plan according to which up to 22,000,000 options to purchase Ordinary shares of the Company at no consideration may be granted to directors, employees and consultants of the

Topspin Medical, Inc.
(A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NIS in thousands
(except per share amounts)

Company and of subsidiaries, as determined by the Company’s Board from time to time (“the 2003 option plan”). The options are exercisable at $0.001 — $0.1886 per share. The options to employees and directors have, in most cases, a four years vesting period. As of September 30, 2006, the Company issued under the 2003 option plan 22,912,125 options (of which 650,000 to the chairman of the Board and 5,687,000 to executive officers). During the period ended September 30, 2006, 223,749 options have been exercised into 223,749 Ordinary shares in consideration of NIS 8. As of September 30, 2006, 6,126,883 options expired and 14,564,625 options are outstanding.

4. On April 6, 2006, the Company’s BOD approved the grant of 1,055,000 options for the purchase of 1,055,000 Ordinary shares of the Company to employees and consultants of the subsidiary, Topspin, pursuant to the Company’s 2003 stock option plan with an exercise price of $0.1253 per share. The options will expire at the end of 10 years.

The options will vest over a period of four years from the date of grant such that 25% of the options vest at the end of the first year and 6.25% of the options vest at the end of each subsequent quarter for an additional period of three years. The vesting terms for 230,000 of the options are determined according to milestones as set in the optionee’s option agreement.

The grant-date fair value of these options was approximately NIS 413.

5. On June 6, 2006, the Company’s BOD approved the grant of 1,795,000 options for the purchase of 1,795,000 Ordinary shares of the Company to employees and executive officers of the subsidiary, Topspin, pursuant to the Company’s 2003 stock option plan with an exercise price of $0.1494 per share. The options will expire at the end of 10 years.

The options will vest over a period of four years from the date of grant such that 25% of the options vest at the end of the first year and 6.25% of the options vest at the end of each subsequent quarter for an additional period of three years. The vesting terms for 1,000,000 of the options are determined according to milestones as set in the optionees’ option agreements. The milestones are mainly based on the Company’s targets regarding the development of cardiology and urology related products.

The grant-date fair value of these options was approximately NIS 688.

6. On September 13, 2006, the Company entered, on its behalf and on behalf of its subsidiaries, into a research and development agreement with the Technion Research and Development Foundation Ltd. (“the Technion”) and a researcher for collaborating in the research and development of additional imaging capabilities based on the Company’s MRI technology for imaging tumors in the prostate and for additional medical applications in urology and in general, as agreed upon by the parties. In return for the performance of research and development activities by the Technion and the researcher, they will be reimbursed for research expenses according to the research and development agreement in a total of $70,000. The Company will also grant options to the Technion and the researcher, as described below:

On September 13, 2006, the Company’s BOD decided to allocate to employees and consultants of the subsidiary, Topspin (“the employees”), and to the Technion and the researcher (collectively, “the service providers”) 1,995,000 options (1,200,000 options to the service providers and 795,000 options to the employees), for the purchase of 1,995,000 Ordinary shares of the Company pursuant to the Company’s 2003 stock option plan. The options will expire at the end of 10 years from the date of grant.

The vesting terms of 795,000 options granted to the employees will be in accordance with the Company’s 2003 stock option plan, whereby the options vest over a period of four years from the date of grant such that 25% of the options vest at the end of the first year and 6.25% of the options vest at the

Topspin Medical, Inc.
(A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NIS in thousands
(except per share amounts)

end of each subsequent quarter for an additional period of three years. The vesting of the 1,200,000 options granted to the service providers is determined according to milestones based on the targets achieved by the Company in the urology field as defined in the option agreements. The exercise price for the options granted to the employees and the service providers will be $0.1114 per share.

The grant-date fair value of these options was approximately NIS 732.

7. On July 13, 2006, the Company published an outline, under the Company’s 2003 stock option plan, for the grant of up to 2,600,000 options of the Company to the employees of the subsidiary, Topspin, exercisable into up to 2,600,000 Ordinary shares of the Company. The options are exercisable at an exercise price of $0.1494 per Ordinary share and will expire at the end of 10 years from the date of grant. All the options allocated will be exercisable starting from the date of grant. As of September 30, 2006 no options were granted in accordance with this outline.

8. a. A summary of the Company’s share option activities for options granted to employees under the plans is as follows:

	Nine Months Ended		Weighted
	September 30, 2006		Average
		Weighted	Remaining
		Average	Contractual	Aggregate
	Number of	Exercise	Terms (In	Intrinsic
	Options	Price	Years)	Value

Outstanding at the beginning of the period	9,293,800	$0.054
Granted	2,965,000	$0.138
Exercised	(223,749)	$0.006
Expired	(546,251)	$0.035

Options outstanding at the end of the period	11,488,800	$0.078	8.3	3,670

Options vested and expected to vest	11,488,800	$0.078	8.3	3,670

Options exercisable at the end of the period	4,725,738	$0.088	7.3	2,066

8. a. The weighted-average grant-date fair value of options granted during the nine months ended September 30, 2006 was NIS 0.368 per option. The aggregate intrinsic value in the table above represents the total intrinsic value (the difference between the Company’s closing stock price on the last trading day of the third quarter of fiscal 2006 and the exercise price, multiplied by the number of in-the-money options) that would have been received by the option holders had all option holders exercised their options on September 30, 2006. This amount changes based on the fair market value of the Company’s stock. Total intrinsic value of options exercised for the nine months ended September 30, 2006 was NIS 130. As of September 30, 2006, there was NIS 2,631 of total unrecognized compensation cost related to non-vested share-based compensation arrangements granted under the Company’s stock option plans. That cost is expected to be recognized over a weighted-average period of 1.2 years.

Topspin Medical, Inc.
(A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NIS in thousands
(except per share amounts)

8. b. The Company’s outstanding options to employees as of September 30, 2006, have been separated into ranges of exercise prices as follows:

				Weighted Average
	Options for	Exercise price	Options	Remaining
Issuance Date	Ordinary Shares	per Share	Exercisable	Contractual Terms

February - June 2000	140,000	$2	140,000	3.4
January 2001	29,800	$2	29,800	4.3
September 2002	2,000	$12	2,000	6.0
February - December 2003	2,215,000	$0.001	2,097,500	6.4
April - July 2004	2,649,500	$0.02	1,373,938	7.8
July - August 2005	3,552,500	$0.02	1,082,500	8.8
April 2006	750,000	$0.125	0	9.5
June 2006	1,730,000	$0.149	0	9.7
September 2006	420,000	$0.111	0	10.0

8. c. The Compensation expenses related to options granted to employees were recorded to Research and Development expenses and General and Administration expenses, as follows:

			Three		Period from
	Nine Months		Months		Inception
	Ended		Ended		(September 20, 1999)
	September 30,		September 30,		through
	2006	2005	2006	2005	September 30, 2006

Research and development expenses	938	709	220	21	2,002
General and administrative expenses	1,296	1,336	135	601	6,719

	2,234	2,045	355	622	8,721

8. d. The Company’s outstanding options to non-employees under the Company’s stock option plans as of September 30, 2006 are as follows:

				Weighted Average
	Options for	Exercise Price	Options	Remaining
Issuance Date	Ordinary Shares	per Share	Exercisable	Contractual Terms

January - June 2002	14,010	$12	14,010	5.5
May - December 2003	870,000	$0.05	704,375	6.7
January - July 2004	332,000	$0.05	225,750	7.5
July - August 2005	165,625	$0.02	58,398	8.8
April 2006	305,000	$0.125	0	9.5
September 2006	1,575,000	$0.111	0	10.0

The Company accounted for its options to consultants under the fair value method in accordance of SFAS 123 and EITF 96-18. The fair value for these options as of September 30, 2006 was estimated according to the principles determined in SFAS 123(R) based on the Binomial option pricing model and amounts to approximately NIS 476. Compensation expenses of NIS 165 were recognized during the period of nine months ended September 30, 2006, in respect with those options.

Topspin Medical, Inc.
(A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NIS in thousands
(except per share and par value amounts)

NOTE 6: — SUBSEQUENT EVENTS

a. Pursuant to the Company’s BOD decision from November 21, 2006, the Company decided to allocate by a private placement NIS 50,000,000 par value of bonds (series A) (“the bonds” or “the bonds (series A)”) not registered for trade on the Tel Aviv Stock Exchange (“the TASE”), along with 25,000,000 warrants (series 2) (“the warrants” or “the warrants (series 2)”) such that each allocation of two bonds (series A) will entitle the holder of bonds (series A) to receive from the Company, at no consideration, one warrant (series 2).

1. The offered securities terms:

NIS 50,000,000 par value of bonds (series A), will be redeemable in one installment on November 30, 2009, bear annual interest of 6% to be calculated and paid annually on November 30 of each of the years 2007-2009 and linked, principal and interest, to the Israeli CPI published due to October 2006. The bonds (series A) are offered at a purchase price equaling 95% of their par value.

The bonds (series A) are convertible into Ordinary shares of the Company starting from the date of their registration for trade on the TASE, if indeed effected, on each trading day through November 14, 2009, excluding during the period from November 15 and November 30 of each of the years 2007-2008 , in such a manner that each NIS 0.84 par value of bonds (series A) is convertible into one Ordinary share of the Company.

At the option of the Company, it may compel the bond holders to make a mandatory conversion of the bonds outstanding into Ordinary shares of the Company, subject to registering the bonds for trade on the stock exchange and to other requirements as stipulated in the deed of trust at a conversion ratio determined according to the weighted average share quoted market price on the TASE in the 30 trading days preceding the notice of mandatory conversion less 10% and in any event not exceeding a fixed conversion ratio of NIS 0.84 per share.

2. The shares deriving from the conversion of all the bonds (series A) represent approximately 37.41% of the Company’s issued share capital before the private placement and approximately 21.14% of the Company’s issued share capital and voting rights subsequent to the private placement on a fully diluted basis.

3. If the bonds (series A) are not registered for trade within six months from the private placement date, they will not be converted into the Company’s shares and will be offered for early redemption under the following requirements:

a) Within one business day from the end of the six-month period from the private placement, the Company shall notify the holders of bonds (series A) and the trustee of the early redemption date, to be scheduled for the first business day following 17 days from said notice.

b) Upon the early redemption date, the Company shall pay the holders of bonds (series A) the unpaid principal balance, linked to the Israeli CPI and bearing interest as detailed below. In consideration for the principal balance, the Company shall pay NIS 0.1 per NIS 100 par value of bonds (series A). The Company shall also pay the holders of bonds (series A) interest of 5% in respect of the period from the private placement date through the early redemption date.

4. 25,000,000 warrants (series 2), not registered for trade on the TASE, exercisable into Ordinary shares of the Company in such a manner that each warrant (series 2) is exercisable into one Ordinary share on each trading day from the registration for trade of the warramt (series 2), if indeed effected, through May 31, 2009 (inclusive), excluding on the 12th through the 16th of each month during said period in consideration for a

Topspin Medical, Inc.
(A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NIS in thousands
(except per share and par value amounts)

cash exercise price of NIS 0.84 per share, linked to the Israeli CPI published due to October 2006. Any warrants (series 2) that are not exercised by May 31, 2009 will expire.

According to the Black & Scholes option pricing model, with a weekly standard deviation of 7.7% calculated at the grant date and based on the share’s quoted market price on the TASE on November 21, 2006 (NIS 0.752 per share) and an annual risk-free interest rate of 4%, the economic value of the warrants (series 2) approximates NIS 6,300.

5. As long as the warrants (series 2) are not registered for trade on the TASE, they cannot be exercised into the Company’s shares.

6. The shares deriving from the exercise of all the warrants (series 2) represent approximately 15.71% of the Company’s issued share capital before the private placement and approximately 8.88% of the Company’s issued share capital and voting rights subsequent to the private placement and on a fully diluted basis.

7. The proceeds from the issuance of bonds will be placed in a restricted deposit managed by a trustee according to the trust agreement until the time that certain conditions are met. Prior to receiving any of the proceeds, the bonds (series A) must be registered for trade on the TASE. Also, in order to receive any of the proceeds one of four other conditions must occur:

a) A full mandatory conversion of the bonds into shares — in that case the trustee will transfer to the Company the full deposited amount, plus any interest and less tax and management expenses.

b) The Trustee receives notice that the Company is making a full or partial repayment amount of the bonds (series A) to the bondholders — in that case the trustee will transfer to the Company the amount of bonds that have been repaid.

c) Certain regulatory approvals are received — in that case the trustee will transfer the first 50% of the deposited amount when the Company obtains a CE Mark from a European Union Notified Body (this event has already occurred) and the trustee will transfer the second 50% of the deposited amount when the Company obtains approval from the United States FDA.

d) The trustee receives notice that a bondholder has voluntary converted a given amount of bonds (series A) into shares — in that case the trustee will transfer the value of the bonds (series A) converted in NIS.

8. Prices of the offered securities and the Company’s listed shares:

The bonds (series A) are offered at a purchase price equaling 95% of their par value and for total consideration of NIS 47,500. The warrants (series 2) are offered at no consideration. The share’s quoted market price near the date of the private placement, namely at the end of the trading day of November 21, 2006, was NIS 0.752 (“the quoted share price”) per share.

9. The issuance took place on November 21, 2006.

10. The Company has undertaken to pay the main dealers of the offered securities (Poalim IBI — Underwriting and Issuances Ltd.) commissions at rates specified below:

a) Upon the execution of the private placement — a commission of 1.17% of the proceeds.

b) Upon the registration of the offered securities for trade on the TASE, a commission of 2.33% of the proceeds.

Topspin Medical, Inc.
(A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NIS in thousands
(except per share and par value amounts)

c) A commission of 1.5% of the total par value of the offered bonds in the event of transfer of funds from the trustee’s account to the Company, as described in the deed of trust signed between the Company and Hermetic Trust (1975) Ltd. on November 21, 2006 (“the deed of trust”). In the event of transfer of said funds in two portions as described in the deed of trust, the commission transferred at each fund transfer will equal half the commission described in this item above at any of the dates of transferring a portion.

d) A commission of 2% of the total par value of the bonds (series A) converted into Ordinary shares of the Company. The commission based on this item will be paid every calendar quarter on the first business day, for the conversion of bonds (series A) executed in the preceding calendar quarter.

b. On October 3, 2006, Topspin entered into a distribution agreement (“the agreement”) with Top Medical B.V. (“the distributor”) for the distribution of the intravascular MRI catheter for the coronary arteries developed by the Company (“the product”) in Belgium, the Netherlands and Luxembourg (“Benelux”).

According to the agreement, the distributor was named as the exclusive distributor of the product in Benelux by acquiring the product from the Company and selling and marketing it to various customers in Benelux. The distributor’s nomination as the exclusive distributor is subject to meeting periodic targets in connection with minimum sales of the product, as detailed in the agreement.

The dealer has undertaken, among other things, to market the product and grant support and training services for the product’s end customers.

The period of the agreement is three years from the CE Mark approval for the product, with an option for extension with the parties’ consent unless it is terminated early by one of the parties under the terms stipulated in the agreement.

c. On November 17, 2006, the Company’s BOD, following the approval of the audit committee and subject to the approval of the general meeting, decided to amend Mr. Erez Golan, the Company’s CEO and President of the Company and its subsidiary, Topspin Medical (Israel) Ltd. (“the CEO”), compensation terms. On January 7, 2007 the general meeting of the shareholders of the Company approved the board of directors resolutions as follows:

1. Options:

The Company’s BOD approved the allocation of up to 2,400,000 non-marketable options to the CEO, exercisable into 2,400,000 Ordinary shares of the Company (“the options”) for an exercise price of $0.1503, equaling the Company’s average closing share price on the TASE in the 30 trading days that ended on November 16, 2006. The options will be subject to the vesting terms pursuant to the following targets and goals:

a) 600,000 options will vest once the Company obtains CE Mark approval (“CE approval”) for the intravascular MRI catheter for the coronary arteries developed by the Company (“the product”), if and when it is obtained by December 31, 2006, or by the end of three months from such date (namely, March 31, 2007);

b) 960,000 options will vest once the Company obtains FDA approval for the product, if and when such approval is granted by June 30, 2007, or by the end of 4.5 months from such date (namely, November 15, 2007);

c) 840,000 options will vest upon the occurrence of one of the following events: (1) Receiving a memorandum of investment in Topspin Urology Ltd., a subsidiary of the Company (“the subsidiary”) or

Topspin Medical, Inc.
(A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NIS in thousands
(except per share and par value amounts)

in any other company holding the intellectual property rights in requests and/or applications regarding intellectual property and the Company’s urology activities (“urology activities”), including through capital raising by the Company for the development of the urology activities, in an amount exceeding $1,000,000 by November 30, 2007, which would not include grants from the Office of the Chief Scientist; (2) The sale, transfer, grant of a license or any other transfer of all or substantially all of the urology activities or signing a memorandum or any other agreement in connection with said transfer by November 30, 2007; or (3) the Company’s BOD decision to independently finance the urology activities instead of locating available external financing, under the terms detailed above by November 30, 2007.

Any options that do not vest by said dates will expire. The options will be subject to the additional conditions regarding the Company’s 2003 stock option plan (“the option plan”) provided that should there be a discrepancy between the option grant conditions stipulated above and the conditions of the option plan, the provisions detailed above will prevail. Despite the provisions stipulated in the option plan, options that vest will become exercisable for a year from the end of all engagements or commitments between the Company (or its subsidiaries) and the CEO as employee, consultant, director or in any other way. The grant of options is subject to the approval of the TASE.

The overall expenses in respect of the grant of the options at grant date is calculated according to the Binomial option pricing model and the requirements described below and is estimated at approximately NIS 1,473. The fair value is calculated according to the Binomial model with expected annual volatility of 60%-80% calculated on the date of grant and based on the share price on the grant date (NIS 0.87 per share), annual risk-free interest rates of 4.5%-5% calculated on the grant date and forfeiture rates of 0%.

2. Monetary grant:

The CEO will be entitled to receive a monetary grant from the Company, calculated on the basis of the Company’s revenues from product sales for 2007 (“the Company’s revenues”).Such grant will equal 10% of the Company’s revenues, from $250,000 up to $500,000 and 5% of the Company’s revenues exceeding $500,000. The Company’s revenues will be examined every calendar quarter in 2007. The amount of the grant will be examined and paid pro rata to the accrued revenues as of January 1, 2007 until the end of each quarter (less any amount paid on account of the grant for the previous quarters). The grant will be paid to the CEO within 14 days from the date of approval of the interim financial statements by the board.

3. Amendment to employment terms:

From the date of the BOD’s approval, the CEO will be entitled to an updated monthly salary in a total of NIS 55, linked to the Israeli CPI published on November 16, 2006 until the known CPI on the date of actual payment.

d. In December 2006, Topspin. received the CE Marking for its intravascular MRI catheter for the coronary arteries, which is the required regulatory approval for marketing the product in Europe.

e. On January 14, 2007, the Company’s BOD, following the approval of the audit committee and subject to the approval of the general meeting, decided to amend the terms of the loan to the CEO detailed in Note 4b2, such that the conversion of the entire outstanding loan into a grant will be accelerated to such date in which the approval of the stockholders will be obtained and the pledge will be cancelled.

PROSPECTUS

TOPSPIN MEDICAL, INC.

121,842,920 Shares of Common Stock
50,000 NIS of 6% Interest Convertible Bonds due November 30, 2009
25,000,000 Warrants to purchase shares of Common Stock

January 19, 2007

No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained in this prospectus in connection with the offering covered by this prospectus. If given or made, such information or representations must not be relied upon as having been authorized by us or any Selling Security Holder. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the shares of Common Stock, in any jurisdiction where, or to any person to whom, it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus nor any offer or sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus or in our affairs since the date hereof.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

We are a Delaware corporation. Article XII of our Certificate of Incorporation provides to the fullest extent permitted under the Delaware General Corporation Law (“DGCL”), that our directors or officers shall not be personally liable to us or our stockholders for damages for breach of such director’s or officer’s fiduciary duty. Section 145 of the DGCL provides that a corporation may indemnify directors, officers, employees and agents against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits, or proceedings whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation — a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification is permitted only for expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification for expenses where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s charter, bylaws, disinterested director vote, stockholder vote, agreement, or otherwise.

Section 23 of our Bylaws provides that we shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnitee”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of ours, or is or was serving at our written request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees as incurred) reasonably incurred by him.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 25.  Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses payable by us in connection with the sale and distribution of the securities offered in this offering. All of the amounts shown are estimated except for the Securities and Exchange Commission (the “SEC”) registration fee.

Securities and Exchange Commission Registration fee	$1,793.84
Federal Taxes	$0.00
States Taxes and Fees	$0.00
Trustees’ and Transfer Agents’ Fees	$0.00
Printing and Engraving expenses	$30,000.00
Legal fees and expenses	$100,000.00
Accounting fees and expenses	$100,000.00
Miscellaneous expenses	$5,000.00
Total	$236,793.84

Item 26.  Recent Sales of Unregistered Securities.

Sales of TopSpin Common Stock since January 1, 2004

Since January 1, 2004, approximately 129 institutional and individual investors were sold 38,000,000 unregistered shares of TopSpin Common Stock. All sales, except for sales to certain interested parties and insiders described below, were exempt from registration pursuant to Regulation S as offshore sales to non-United States persons.

Of the 38,000,000 shares of TopSpin Common Stock sold by the Company in its August 2005 initial public offering in Israel, 7,319,000 shares were purchased by U.S. persons. Certain of these investors are interested parties in TopSpin: Pitango Venture Capital Fund III (USA) L.P., Pitango Venture Capital Fund III (USA) Non-Q L.P., Pitango Principals Fund III (USA) LP, Giza GE Venture Fund III, LP, Giza Alpinvest Venture Fund III, LP, and Giza Executive Venture Fund III, LP. Also, three individual U.S persons purchased shares of TopSpin Common Stock during the August 2005 IPO: (1) Mr. Michael Berman is the Chairman of TopSpin’s Board of Directors; (2) Robert Wilensky is a TopSpin consultant; and (3) Ron Waksman is a TopSpin consultant. In addition, Pitango Venture Capital Fund III Trusts 2000 Ltd., an interested party, purchased 169,000 shares of TopSpin Common Stock in TopSpin’s August 2005 IPO. Pitango Venture Capital Fund III Trusts 2000 Ltd. is an Israeli company that acts for the benefit of three persons, of which two: Pitango CEO Fund III (Israel) LP and Pitango CEO Fund III (USA) L.P., are domiciliaries of the state of Delaware. TopSpin considers all United States purchasers to be insiders and accredited investors and the sales to be exempt under Section 4(2) of the Securities Act.

Options Exercised under Grants under TopSpin’s Equity Incentive Plans

Since January 1, 2004, a total of 2,631,242 of unregistered options under the 2003 Israeli Stock Option Plan have been exercised for shares of TopSpin Common Stock. The following list describes information regarding the exercise of these options since January 1, 2004. All sales, except for one sale to Ms. Azin Parhizgar, were exempt from registration pursuant to Regulation S as offshore sales to non-United States persons:

•	1,009,367 options for shares of Common Stock were exercised by 21 employees and ex-employees of TopSpin Medical (Israel) Ltd. with gross proceeds of 44,144 NIS.

•	1,621,875 options for shares of Common Stock were exercised by 3 consultants and ex-consultants of TopSpin Medical (Israel) Ltd. with gross proceeds of 69,423 NIS.

Ms. Azin Parhizgar, a U.S. person, exercised 200,000 options for TopSpin Common Stock. Ms. Parhizgar was a senior consultant to the Company at the time of the exercise and is considered an insider and an accredited investor and the sale was exempt under Section 4(2) of the Securities Act.

Exercises of Other Unregistered Options and Warrants

Since January 1, 2004, 1,975,385 unregistered warrants have been exercised for shares of TopSpin Common Stock. The following is a summary of these unregistered securities:

•	On December 9, 2002, we granted options for 1,590,668 shares of our Common Stock to Hemisphere Capital Corp. at an exercise price of $0.1886 per share. The shares were exercisable no later than the date of the initial public offering of our Common Stock on the Tel Aviv Stock Exchange. On September 1, 2005, Hemisphere Capital Corp. exercised options for the purchase of 170,247 shares of our Common Stock by way of cashless exercise. This sale was exempt from registration in the United States pursuant to Regulation S as an offshore sale to a non-United States person.

•	On September 1, 2005, three Company stockholders, Ms. Daphna Dror, the daughter of Pinhas Dror, a former director of the Company, Amatens Capital LLC, a private company wholly-owned and controlled by Mr. Yoram Ziv, and Shachar Capital LLC, a private company wholly-owned and controlled by Mr. Shaul Dukeman, exercised 716,125, 716,125 and 372,888 options respectively for shares of our Common Stock at an exercise price of $0.001 per share. Ms. Dror, Amatens Capital and

Shachar Capital are all United States persons. All three warrant holders were interested persons of TopSpin at the time of the exercise of their warrants. Ms. Dror is the daughter of Pinhas Dror, who was a board member of TopSpin and 5% holder of TopSpin Common Stock at the time of the Ms. Dror’s warrant exercise. Amatens Capital LLC is owned and controlled by Yoram Ziv, who was a 5% holder of TopSpin Common Stock at the time of Amatens’ exercise. Shachar Capital LLC is controlled by Shaul Dukeman, the chairman of TopSpin’s board of directors at the time these options were granted. TopSpin considers these three U.S. persons to be insiders and accredited investors and the sale to be exempt under Section 4(2) of the Securities Act.

•	On September 1, 2005, TopSpin granted 22,800,000 Series 1 Warrants exercisable for 22,800,000 shares of TopSpin Common Stock to approximately 129 institutional and individual investors for no consideration, such that for each 1,000 shares of Common Stock purchased on September 1, 2005, six hundred Series 1 Warrants were granted to the investor. The Series 1 Warrants are exercisable at an exercise price of 1.10 NIS, linked to the changes in the US Dollar/NIS exchange rate from August 25, 2005. As of the date of this prospectus, no Series 1 Warrants have been exercised for shares of TopSpin Common Stock and 22,800,000 Series 1 Warrants remain outstanding.

November 21, 2006 Private Placement

On November 21, 2006, TopSpin sold 25,000,000 Series 2 Warrants to purchase 25,000,000 shares of its Common Stock and 50,000,000 NIS (approximately $11,806,375) in Series A Convertible Bonds to 37 investors. These securities are described above in the section entitled “Description of Securities.” The Series A Convertible Bonds were sold at a price of 95% of their face value. We received 45,553,000 NIS (approximately $10,756,316) in proceeds after the payment of certain expenses. Upon purchase of these Convertible Bonds, each investor received one Series 2 Warrant for every 2.00 NIS of face value of a Series A Convertible Bond without any additional investment. The following table delineates the amount of Series A Convertible Bonds and Series 2 Warrants sold to each investor. All sales were exempt from registration pursuant to Regulation S as offshore sales to non-United States persons:

		Amount Paid	Number of Warrants
	Face Value of	for	for Common Stock
	Convertible	Convertible	Received Without
	Bond Purchased	Bonds	Additional
Name of Investor	(NIS)	(NIS)	Consideration

Perfect Provident Funds	2,100,000	1,995,000	1,050,000
Gaon Gemel	1,500,000	1,425,000	750,000
Gmul-Barak Investments Managing Ltd.	1,500,000	1,425,000	750,000
Provident Fund for Employees of El-Al Israel Airlines Ltd. Co-Operative Society Ltd.	1,500,000	1,425,000	750,000
Kupat Tagmulim Provident Fund for Haifa(1)	630,000	598,500	315,000
Kamor Systems (1988) Ltd.	1,050,000	997,500	525,000
Afikim Provident Fund	20,000	19,000	10,000
Afikim Education Fund	13,000	12,350	6,500
Afikim Agach	1,350,000	1,282,500	675,000
Afikim Menayot	1,000,000	950,000	500,000
Afikim Agah Tesua Kollelet	700,000	665,000	350,000
Afikim Agah Activit	1,050,000	997,050	525,000
Migdal Trust Funds	400,000	380,000	200,000
Migdal 20/80 Trust Fund	1,950,000	1,852,500	975,000
Eliahu Insurance Company Ltd.	1,200,000	1,140,000	600,000
Analyst Exchange and Trading Services Ltd.	2,000,000	1,900,000	1,000,000
Analyst Provident Funds	6,000,000	5,700,000	3,000,000
Eilat Ashkelon Pipeline Company Ltd.	250,000	237,500	125,000

		Amount Paid	Number of Warrants
	Face Value of	for	for Common Stock
	Convertible	Convertible	Received Without
	Bond Purchased	Bonds	Additional
Name of Investor	(NIS)	(NIS)	Consideration

Harel Gemel Ltd.	1,600,000	1,520,000	800,000
Direct Investment House (Provident Funds) Ltd.	475,000	451,250	237,500
Direct Insurance Ltd.	1,000,000	950,000	500,000
Maoz Education Fund	410,000	389,500	205,000
Migdal Platinum Education Fund	270,000	256,500	135,000
Migdal Platinum Provident Fund	700,000	665,000	350,000
Migdal Platinum CPI Provident Fund	120,000	114,000	60,000
Harel Investment House Ltd.	2,100,000	1,995,000	1,050,000
Tamir Fishman Provident and Education Fund Ltd.	1,500,000	1,425,000	750,000
Midgal Alumim Platinum	285,000	270,750	142,500
Midgal Alumim Agat Havarot	765,000	726,750	382,500
I.L.D. Insurance Participating	1,050,000	997,500	525,000
I.L.D. Insurance Nostro	530,000	503,500	265,000
Israel Brokerage and Investments, I.B.I. Ltd.(2)	800,000	760,000	400,000
Mercantile Discount Provident Funds	8,420,000	7,999,000	4,210,000
Yelin-Lapidot Provident Funds Management Ltd.	2,550,000	2,422,500	1,275,000
Menora Mivtachim Gemel Ltd.	2,000,000	1,900,000	1,000,000
Tagmulim Bamoshavim Ltd.	1,000,000	950,000	500,000
T-Sh-Ln Management and Holdings 2000 Ltd.	212,000	201,400	106,000

(1)	Kupat Tagmulim Provident Fund for Haifa has subsequently sold its Series 2 Warrants and Convertible Bonds to Provident Fund for Employees of El-Al Israel Airlines Ltd. Co-Operative Society Ltd.

(2)	Israel Brokerage and Investments, I.B.I. Ltd. has subsequently sold 150,000 Series 2 Warrants and 300,000 Convertible Bonds to I.B.I. Gemel Ltd.

Item 27.  Exhibits.

The following exhibits are filed as part of this registration statement. Exhibit numbers correspond to the exhibit requirements of Regulation S-B.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation
3.2	Amended and Restated By-Laws
4.1	Trust Deed dated as of November 21, 2006 (translated from Hebrew)
4.2	TopSpin Medical, Inc. Series A Bond dated as of November 21, 2006 (translated from Hebrew)
4.3	TopSpin Medical, Inc. Series 2 Warrant Certificate No. 1 dated as of November 21, 2006 (translated from Hebrew)

Exhibit No.		Description

5.1		Opinion of Pepper Hamilton LLP
9.1		Voting Agreement dated as of August 22, 2005
10.1		TopSpin Medical, Inc. 2001 Israeli Stock Option Plan
10.2		TopSpin Medical, Inc. 2003 Israeli Stock Option Plan
10.3		Form of Option Agreement
10.4		Distribution Agreement with Top Medical B.V. dated as of October 3, 2006*
10.5		Research and Development Agreement with Technion Development Foundation Ltd. dated September 13, 2006*
10	.6(i)	Loan, Share Purchase and Share Repurchase Agreement dated as of December 9, 2002 between TopSpin Medical, Inc., TopSpin Medical (Israel) Ltd. and Erez Golan
10	.6(ii)	Revision to Loan, Share Purchase and Share Repurchase Agreement between TopSpin Medical, Inc., TopSpin Medical (Israel) Ltd. and Erez Golan dated as of August 2005
10	.7(i)	Personal Employment Agreement dated as of December 9, 2002 between TopSpin Medical (Israel) Ltd. and Erez Golan
10	.7(ii)	Letter Amendment dated as of August 22, 2005 to Personal Employment Agreement between TopSpin Medical (Israel) Ltd. and Erez Golan
10	.7(iii)	Amendment dated as of April 6, 2006 to Personal Employment Agreement between TopSpin Medical (Israel) Ltd. and Erez Golan
10	.7(iv)	Amendment dated as of January 7, 2007 to Personal Employment Agreement between TopSpin Medical (Israel) Ltd. and Erez Golan
10	.7(v)	Option Agreement dated as of January 7, 2007 between TopSpin Medical, Inc. and Erez Golan
10	.8(i)	Employment Agreement dated as of April 25, 2001 between TopSpin Medical (Israel) Ltd. and Eyal Kolka
10	.8(ii)	Amendment dated as of June 21, 2004 to Employment Agreement between TopSpin Medical (Israel) Ltd. and Eyal Kolka
10	.8(iii)	Amendment dated as of May 8, 2006 to Employment Agreement between TopSpin Medical (Israel) Ltd. and Eyal Kolka
10	.9(i)	Employment Agreement dated as of June 3, 2004 between TopSpin Medical (Israel) Ltd. and Yoav Venkert
10	.9(ii)	Amendment dated as of May 8, 2006 between TopSpin Medical (Israel) Ltd. and Yoav Venkert
10	.9(iii)	Amendment dated as of June 6, 2006 between TopSpin Medical (Israel) Ltd. and Yoav Venkert
10.10		Consulting Services Letter Agreement dated as of May 1, 2003 between TopSpin Medical, Inc. and Michael Berman
10.11		Form of TopSpin Medical, Inc. Indemnification Agreement
10	.12(i)	Indemnification for VAT payments dated as of April 6, 2006 between Ora Setter and TopSpin Medical, Inc.
10	.12(ii)	Indemnification for VAT payments dated as of April 6, 2006 between Gil Bianco and TopSpin Medical, Inc.
10.13		Form of Employment Agreement
10	.14(i)	Form of Non-Disclosure Agreement
10	.14(ii)	Form of Mutual Non-Disclosure Agreement
10.15		Form of Consulting Agreement
10.16		Form of Advisory Board Agreement
10	.17(i)	Intercompany Loan Agreement dated as of June 21, 2001 between TopSpin Medical, Inc. and TopSpin Medical (Israel) Ltd.
10	.17(ii)	Letter regarding Intercompany Loan Agreement dated as of December 29, 2005 between TopSpin Medical, Inc. and TopSpin Medical (Israel) Ltd.

Exhibit No.		Description

10	.17(iii)	First Supplement to Intercompany Loan Agreement dated as of April 6, 2006 between TopSpin Medical, Inc. and TopSpin Medical (Israel) Ltd.
10.18		Series 1 Warrant Certificate to Purchase 22,800,000 share of TopSpin Medical, Inc. Common Stock dated as of September 1, 2005
10.19		American Friends of Tmura, Inc. Warrant to Purchase 324,820 Shares of TopSpin Medical, Inc. Common Stock dated as of January 29, 2004
10.20		Tmura — The Israeli Public Service Venture Fund Warrant to Purchase 180 Shares of TopSpin Medical, Inc. Common Stock dated as of December 9, 2002
10	.21(i)	Lease Contract dated as of July 3, 2003 between Af-Sar Ltd. and TopSpin Medical (Israel) Ltd. (translated from Hebrew)
10	.21(ii)	Addendum (No. 1) to the Lease Contract dated as of December 17, 2006 between Af-Sar Ltd. and TopSpin Medical (Israel) Ltd. (translated from Hebrew)
10.22		Trust Deed and Agreement dated as of July 4, 2004 between Yuli Yardeni, TopSpin Medical, Inc. and TopSpin Medical (Israel) Ltd. (translated from Hebrew)
21.1		Subsidiaries of TopSpin Medical, Inc.
23.1		Consent of Kost Forer Gabbay & Kasierer
23.2		Consent of Pepper Hamilton LLP (contained in Exhibit 5.1)
24.1		Power of Attorney (included on signature page hereto)
99.1		TopSpin Medical, Inc. Audit Committee of the Board of Directors Charter

*	Portions have been deleted pursuant to a request for confidential treatment under Rule 406.

Item 28.  Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the Plan of Distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by, or on behalf of, the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by, or on behalf of, the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to trustees, directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 24 of this registration statement, or otherwise (other than insurance), the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lod, Israel on the 17 day of January, 2007.

TOPSPIN MEDICAL, INC.

By:	/s/ Erez Golan
Name: Erez Golan

Title:	Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Erez Golan and Eyal Kolka and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of TopSpin Medical, Inc.) to sign any or all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Erez Golan Erez Golan	Chief Executive Officer, President and Director	January 17, 2007

/s/ Eyal Kolka Eyal Kolka	Chief Financial Officer and Secretary	January 17, 2007

/s/ Michael Berman Michael Berman	Chairman of the Board of Directors	January 17, 2007

/s/ Allon Reiter Allon Reiter	Director	January 17, 2007

/s/ Nissim Darvish Nissim Darvish	Director	January 17, 2007

/s/ Neil Cohen Neil Cohen	Director	January 17, 2007

/s/ Gil Bianco Gil Bianco	Director	January 17, 2007

/s/ Ora Setter Ora Setter	Director	January 17, 2007